UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
NORTEL NETWORKS CORPORATION
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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February 27, 2008
Dear Shareholder:
On behalf of the board of directors and the management of Nortel Networks Corporation, I invite you to attend our 2008 annual meeting of shareholders. The meeting will be held at the Nortel Carling Campus, 3500 Carling Avenue, Lab 6, Nepean, Ontario, Canada at 10:00 a.m. (Eastern Daylight Time) on May 7, 2008. Enclosed are the notice of meeting, proxy circular and proxy statement and form of proxy for the meeting.
We want all shareholders to be represented at the meeting. If you are unable to attend the meeting, please complete, date, and sign the form of proxy, and return it in the enclosed envelope or by facsimile. Alternatively, you can communicate your voting instructions over the Internet by following the instructions contained in the enclosed proxy circular and proxy statement. Even if you plan to attend the meeting, you can conveniently express your views in advance by returning a completed form of proxy or by voting over the Internet.
We look forward to seeing you at the meeting.
Yours truly,
/s/ H.J. PEARCE

H.J. Pearce

Nortel Networks Corporation
195 The West Mall
Toronto, ON M9C 5K1 Canada
Notice of Annual Meeting of Shareholders
of Nortel Networks Corporation
NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Nortel Networks Corporation (the Company) will be held at the Nortel Carling Campus, 3500 Carling Avenue, Lab 6, Nepean, Ontario, Canada on May 7, 2008 at 10:00 a.m. (Eastern Daylight Time) for the following purposes:
(1)	to receive the Company’s audited consolidated financial statements for the year ended December 31, 2007 and the related report of the auditors;

(2)	to elect the Company’s directors;

(3)	to appoint KPMG LLP as the Company’s independent auditors;

(4)	to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced as Schedule A to the accompanying proxy circular and proxy statement) to approve certain amendments to the Nortel 2005 Stock Incentive Plan, As Amended and Restated;

(5)	to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced as Schedule B to the accompanying proxy circular and proxy statement) to approve certain amendments to the Nortel Global Stock Purchase Plan, As Amended and Restated, the Nortel U.S. Stock Purchase Plan, As Amended and Restated, and the Nortel Stock Purchase Plan for Members of the Nortel Savings and Retirement Program, As Amended, with respect to increasing the number of common shares of the Company available for purchase under such plans;

(6)	to consider and, if deemed appropriate, adopt, with or without variation, a resolution (the full text of which is reproduced as Schedule C to the accompanying proxy circular and proxy statement) to approve the Nortel U.S. Stock Purchase Plan, As Amended and Restated; and

(7)	to transact such other business as may properly be brought before the meeting.
Our proxy circular and proxy statement is attached. Pursuant to new rules promulgated by the United States Securities and Exchange Commission, we have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy circular and proxy statement is available on our website at http://www.nortel.com/corporate/investor/pc.html, which does not have “cookies” that identify visitors.
BY ORDER OF THE BOARD OF DIRECTORS
Gordon A. Davies
Corporate Secretary
Nortel Networks Corporation
Toronto, Ontario, Canada
February 27, 2008
YOU ARE INVITED TO VOTE BY COMPLETING, DATING AND SIGNING THE ENCLOSED FORM OF PROXY AND RETURNING IT BY MAIL IN THE ENCLOSED ENVELOPE OR BY FACSIMILE, OR BY FOLLOWING THE INSTRUCTIONS FOR VOTING OVER THE INTERNET IN THE ACCOMPANYING PROXY CIRCULAR AND PROXY STATEMENT. A VOTE BY PROXY WILL BE COUNTED IF IT IS COMPLETED PROPERLY AND IS RECEIVED BY OUR TRANSFER AGENT NO LATER THAN 10:00 A.M. EASTERN DAYLIGHT TIME ON MAY 6, 2008 OR THE LAST BUSINESS DAY PRIOR TO ANY POSTPONED OR ADJOURNED MEETING OR IS OTHERWISE RECEIVED BY OUR CORPORATE SECRETARY, AS DESCRIBED HEREIN, PRIOR TO THE COMMENCEMENT OF THE MEETING OR ANY POSTPONED OR ADJOURNED MEETING. OUR TRANSFER AGENT’S MAILING ADDRESS IS COMPUTERSHARE TRUST COMPANY OF CANADA, 100 UNIVERSITY AVENUE, 9TH FLOOR, TORONTO, ONTARIO, CANADA, M5J 2Y1 AND FACSIMILE NUMBER IS (416) 263-9524.

PROXY CIRCULAR AND PROXY STATEMENT

Nortel Networks Corporation
195 The West Mall
Toronto, ON M9C 5K1 Canada
PROXY CIRCULAR AND PROXY STATEMENT
GENERAL INFORMATION
          This proxy circular and proxy statement is furnished in connection with the solicitation of proxies by the management and the board of directors of Nortel Networks Corporation (the Company) for use at the annual meeting of shareholders (the Meeting) to be held at the Nortel Carling Campus, 3500 Carling Avenue, Lab 6, Nepean, Ontario, Canada on May 7, 2008 at 10:00 a.m. (Eastern Daylight Time), and at any postponements or adjournments of the Meeting.
          As used in this document, “Nortel” refers to the Company or the Company and its subsidiaries, including Nortel Networks Limited, its principal operating subsidiary, as applicable. “NNC” means the Company and “NNL” means Nortel Networks Limited.
          Unless otherwise indicated, all dollar amounts in this document are in United States dollars and all information contained in this document is given as of February 27, 2008.
          We will mail the notice of meeting, this document, and the form of proxy starting on or about March 17, 2008 to registered holders of the Company’s common shares as at the close of business on March 14, 2008, the record date for the Meeting.
VOTING INFORMATION
Solicitation of Proxies
          THE MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY ARE SOLICITING PROXIES FOR THE MEETING. WE HAVE ENCLOSED A FORM OF PROXY THAT WE ARE SOLICITING AND THAT YOU CAN USE FOR VOTING AT THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS OF THE MEETING.
          We may solicit proxies by telephone, facsimile, e-mail, or mail. Directors and/or employees of the Company may conduct personal solicitations. Nortel has retained Kingsdale Shareholder Services Inc., a proxy solicitation firm, for assistance in connection with the solicitation of proxies for the Meeting for a fee of approximately $70,000 plus additional charges related to telephone calls and other services. The Company will pay the cost for such solicitation. Directors and employees will not receive any additional compensation for such activity. The Company will, upon request, pay brokers and certain other persons who hold the Company’s common shares for others, their reasonable expenses for sending proxy materials to the beneficial owners of the Company’s common shares.
          THREE OF OUR CURRENT DIRECTORS AND OFFICERS ARE NAMED AS YOUR PROXYHOLDERS AT THE MEETING ON THE ENCLOSED FORM OF PROXY. YOU MAY APPOINT A DIFFERENT PERSON OR COMPANY (WITH APPROPRIATE DOCUMENTATION), WHO DOES NOT HAVE TO BE A SHAREHOLDER, AS YOUR PROXYHOLDER AT THE MEETING BY INSERTING THE NAME OF YOUR CHOSEN PROXYHOLDER IN THE BLANK SPACE PROVIDED ON THE FORM OF PROXY FOR THAT PURPOSE. YOU CAN ALSO PREPARE YOUR OWN PROXY PROVIDED IT IS IN THE PROPER FORM, IS IN WRITING AND IS SIGNED BY YOU OR BY YOUR ATTORNEY WHOM YOU HAVE AUTHORIZED IN WRITING.

Registered Shareholders
          If you are a registered shareholder, you can vote your common shares in person at the Meeting or by proxy.

In Person	If you wish to vote in person at the Meeting, do not submit the form of proxy included with this document prior to the Meeting. Your vote will be taken and counted at the Meeting.

By Proxy	If you will not be at the Meeting, there are four ways that you can vote by proxy:

	Mail	You may vote by completing, dating and signing the enclosed form of proxy and returning it to Computershare Trust Company of Canada (Computershare) no later than 10:00 a.m. Eastern Daylight Time on May 6, 2008 or the last business day prior to any postponed or adjourned Meeting, by mail using the envelope provided.

	Fax	You may vote by completing, dating and signing the enclosed form of proxy and faxing it to 1-866-249-7775 (toll free within Canada and the United States) or 416-263-9524 (outside Canada and the United States) no later than 10:00 a.m. Eastern Daylight Time on May 6, 2008 or the last business day prior to any postponed or adjourned Meeting.

	Internet	You may vote over the Internet by accessing www.nortel.com/shareholders and following the proxy login and voting procedures described for the Meeting. The enclosed form of proxy (or if you have previously consented to electronic delivery by e-mail, the e-mail notice provided to you) contains certain information required for the Internet voting process. Detailed voting instructions will then be conveyed electronically via the Internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the Internet at any time before 10:00 a.m. Eastern Daylight Time on May 6, 2008 or the last business day prior to any postponed or adjourned Meeting.

	Other	If you have not availed yourself of any of the foregoing voting procedures by 10:00 a.m. Eastern Daylight Time on May 6, 2008 or the last business day prior to any postponed or adjourned Meeting but still wish to vote by proxy, you may vote by completing, dating and signing the enclosed form of proxy and faxing it to the attention of our Corporate Secretary at 416-981-9679 so that it is received prior to the commencement of the Meeting or any postponed or adjourned Meeting.
          A proxy must be in writing and must be signed by you as registered shareholder or by a person you have authorized in writing to act as your attorney or, if the registered shareholder is a corporation or other legal entity, by an authorized officer or attorney. If you sign and date and return a blank form of proxy, your shares will be voted: (i) in favour of the persons we nominate for election as a director; (ii) in favour of the appointment of KPMG LLP (KPMG) as the Company’s independent auditors; (iii) in favour of the resolution to approve the amendments to the Nortel 2005 Stock Incentive Plan, As Amended and Restated (the SIP); (iv) in favour of the resolution to approve certain amendments to the Nortel Global Stock Purchase Plan, As Amended and Restated (the Global Plan), the Nortel U.S. Stock Purchase Plan, As Amended and Restated (the U.S. Plan) and the Nortel Stock Purchase Plan for Members of the Nortel Savings and Retirement Program, As Amended (the SRP), with respect to increasing the number of common shares of the Company available for purchase under such plans; and (v) in favour of the resolution to approve the U.S. Plan. Your proxyholder will decide how to vote on amendments or variations to the matters of business described above and on any additional or different matters that may properly come up for a vote at the Meeting. We are not aware of any such amendment, variation or additional or different matters.

          Computershare will deal with proxies it receives in a way that preserves the confidentiality of your individual votes. However, the Company will have access to proxies as necessary to meet applicable legal requirements, including in the event of a proxy contest, or if a shareholder makes a written comment or submits a question on the form of proxy.
Beneficial Shareholders
          If your common shares are not registered in your name but in the name of an intermediary (typically a bank, trust company, securities dealer or broker, or a clearing agency in which an intermediary participates), then you are a non-registered, or beneficial, shareholder. Copies of this document have been distributed to intermediaries who are required to deliver them to, and seek voting instructions from, our beneficial shareholders. Intermediaries often use a service company (such as Broadridge Financial Solutions, Inc.) to forward Meeting materials to beneficial shareholders.
          If you are a beneficial shareholder, you can vote your common shares in person at the Meeting or by proxy through your intermediary.

In Person	If you wish to vote in person at the Meeting, insert your own name in the space provided on the voting instructions form or form of proxy, as permitted under applicable law, and return the same by following the instructions provided by your intermediary. Do not otherwise complete the form as your vote will be taken and counted at the Meeting.

By Proxy Through Intermediary	Internet	If your intermediary is registered with Broadridge Financial Solutions, Inc., who we have retained to manage beneficial shareholder Internet voting, you may vote over the Internet by accessing www.nortel.com/shareholders and following the proxy login and voting instructions.

	Through Intermediary	If your intermediary gives you a voting instruction form, you must follow the intermediary’s instructions (which in some cases may allow you to complete the voting instruction form by telephone or on the intermediary’s Internet website). Occasionally, you may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of shares you own but is otherwise not completed. You do not need to sign this form of proxy. In this case, you can complete the form of proxy and vote by mail or facsimile only, in the same manner as described above under “Registered Shareholders”.

In all cases, beneficial shareholders should carefully follow the instructions provided by the intermediary.
          Intermediaries will return your proxy as a broker “non-vote” if the intermediary does not receive voting instructions from you and, if under applicable stock exchange or other rules, the intermediary does not have the discretion to vote those shares on one or more of the matters that come before the Meeting. We will treat such broker “non-votes” as not entitled to vote on any such matter and we will not count them as having been voted in respect of any such matter. We will, however, count shares represented by such broker “non-votes” in determining whether there is a quorum for the Meeting.
Revoking a Proxy
          You may revoke a proxy given by you by delivering a written revocation signed by you or your attorney whom you have authorized in writing or in any other manner permitted by law. Revocations should be delivered to the attention of the Corporate Secretary of the Company at 195 the West Mall, Toronto, Ontario, Canada, M9C 5K1, or to Computershare at 100 University Avenue, 9th Floor, Toronto, Ontario, Canada, M5J 2Y1, Attention: Proxy Department, no later than 10:00 a.m. Eastern Daylight Time on May 6, 2008 or the last business day prior to any adjourned meeting, or to the chair of the Meeting prior to the commencement of the Meeting on the day of the Meeting or the day to which the Meeting is adjourned.

Quorum Requirement
          The required quorum for the transaction of business at the Meeting is at least three persons present in person and representing in their own right, or by proxy, or as a duly authorized representative of any registered shareholder that is a body corporate or other legal entity, at least 10% of the Company’s outstanding common shares. Shares represented by proxies marked “WITHHOLD/ABSTAIN” and proxies returned as broker “non-votes” will be considered present for quorum purposes.
Voting Counting Rules
          In the case of the votes for the election of directors and the appointment of the independent auditors, proxies may be marked “FOR” or “WITHHOLD/ABSTAIN”. On these matters, shares represented by proxies marked “WITHHOLD/ABSTAIN” will be counted as having been withheld from voting. See “Election of Directors” and “Appointment of Auditors” for a description of the effect of a withheld vote on these matters.
          For the applicable vote counting rules on: (i) the resolution to approve the amendments to the SIP, see “Approval of Amendments to the Nortel 2005 Stock Incentive Plan — Vote Required and Recommendation of the Board of Directors”; (ii) the resolution to approve certain amendments to the Global Plan, the U.S. Plan and the SRP with respect to increasing the number of common shares of the Company available for purchase under such plans, see “Approval of Amendments to the Nortel Stock Purchase Plans — Vote Required and Recommendation of the Board of Directors”; and (iii) the resolution to approve the U.S. Plan, see “Approval of Amendments to the Nortel Stock Purchase Plans — Vote Required and Recommendation of the Board of Directors”.
ELECTRONIC ACCESS TO PROXY-RELATED MATERIALS
AND ANNUAL AND QUARTERLY REPORTS
          We offer both our registered and beneficial shareholders the opportunity to view future proxy circulars and proxy statements, annual reports and quarterly reports through the Internet instead of receiving paper copies in the mail. You can choose this option at any time by enrolling in the electronic proxy delivery service by accessing www.nortel.com/shareholders and following the instructions. Should you decide to take advantage of this option, you will receive an e-mail with information on accessing proxy circulars and proxy statements as well as annual and quarterly reports. You need not make an election annually to receive electronic delivery as your initial election will remain in effect until you advise us that you no longer wish to access the materials electronically.
VOTING SHARES
          On February 19, 2008, 437,168,369 common shares of the Company were issued and outstanding. Each common share entitles its holder to one vote. Only registered holders of common shares of the Company at the close of business on March 14, 2008 are entitled to receive the notice of meeting and to vote at the Meeting. During 2006, Nortel entered into agreements to settle class action lawsuits in the U.S. and Canada (the Global Class Action Settlement). In December 2006 and January 2007, the Global Class Action Settlement was approved by the courts in New York, Ontario, British Columbia and Quebec, and became effective on March 20, 2007. Under the terms of the Global Class Action Settlement, Nortel agreed to pay $575,000,000 in cash and issue approximately 62,866,775 common shares of the Company (representing approximately 14.5% of the Company’s common shares outstanding as of February 7, 2006, the date an agreement in principle was reached with the plaintiffs in the U.S. class action lawsuits). As of February 27, 2008, approximately 4% of the settlement shares have been issued, and the Company expects the issuance of the balance to commence in the first half of 2008. For further information concerning the Global Class Action Settlement, see Item 3 — Legal Proceedings of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

          We are not aware of any person or company who, directly or indirectly, beneficially owns or has control or direction over more than 5% of the Company’s common shares except:

	Amount and Nature of	Percent of Outstanding
Name and Address	Beneficial Ownership	Common Shares
Brandes Investment Partners, L.P.(1) 11988 El Camino Real, Suite 500 San Diego, CA 92130	44,091,904 common shares(1)	10.09	%(1)
Capital World Investors(2) 333 South Hope Street, 55th Floor Los Angeles, CA 90071	41,000,390 common shares(2)	9.4	%(2)
Wellington Management Company, LLP(3) 75 State Street Boston, MA 02109	27,863,323 common shares(3)	6.38	%(3)
Dodge & Cox(4) 555 California Street, 40th Floor San Francisco, CA 94104	24,990,705 common shares(4)	5.7	%(4)

(1)	Brandes Investment Partners, L.P., an investment adviser registered under the United States Investment Advisers Act of 1940, Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey A. Busby (collectively, the Group) each beneficially owns in the aggregate 44,091,904 common shares of the Company, of which each has shared voting power in respect of 32,399,576 common shares and shared dispositive power in respect of 44,091,904 common shares. 44,091,904 common shares are deemed to be beneficially owned by Brandes Investment Partners, Inc., Brandes Worldwide Holdings, L.P., Charles H. Brandes, Glenn R. Carlson, and Jeffrey A. Busby as control persons of Brandes Investment Partners, L.P., and they disclaim beneficial interest as to such common shares, except for an amount equal to substantially less than one percent of the above number of common shares. The above information is based solely on the Schedule 13G filed by the Group with the United States Securities and Exchange Commission (SEC) on February 14, 2008.

(2)	Capital World Investors, a division of Capital Research and Management Company, is deemed to be the beneficial owner of common shares as a result of Capital Research and Management Company acting as investment advisor to various investment companies registered under Section 8 of the United States Investment Company Act of 1940 and has sole voting power in respect of 19,936,400 common shares and sole dispositive power in respect of 41,000,390 common shares. The above information is based solely on the Schedule 13G filed with the SEC on February 11, 2008.

(3)	Wellington Management Company, LLP has shared voting power in respect of 17,023,070 common shares and shared dispositive power in respect of 27,863,323 common shares. The above information is based solely on the Schedule 13G filed with the SEC on February 14, 2008.

(4)	Dodge & Cox has sole voting power and sole dispositive power in respect of 24,990,705 common shares. The above information is based solely on the Schedule 13G filed with the SEC on February 13, 2008.

SHAREHOLDER PROPOSALS FOR THE COMPANY’S 2009 ANNUAL MEETING
          If you want to propose any matter for a vote by the Company’s shareholders at the Company’s 2009 annual meeting of shareholders, you must send your proposal to the Company at the following address: Corporate Secretary, Nortel Networks Corporation, 195 The West Mall, Toronto, Ontario, Canada, M9C 5K1. The Company may omit your proposal from next year’s proxy circular and proxy statement under applicable United States securities laws if it is not received by the Company’s Corporate Secretary at the address noted above by November 17, 2008 and may omit your proposal from next year’s proxy circular and proxy statement under applicable Canadian corporate law if it is not received by the Company’s Corporate Secretary at the address noted above by November 29, 2008.
FINANCIAL STATEMENTS AND AUDITORS’ REPORTS
          At the Meeting, we will submit to you the Company’s consolidated financial statements for the year ended December 31, 2007 and the related report of our auditors. No vote will be taken regarding the financial statements.
ELECTION OF DIRECTORS
          Under its articles, the Company is permitted to have between three and 15 directors, with the actual number of directors determined by the board of directors. Directors are elected at the annual meeting of shareholders, except that we can appoint directors in certain circumstances between annual meetings. The board of directors has resolved to have 11 directors effective upon the election of the directors at the Meeting. Each person who is appointed or elected to the board of directors will hold that position until the earliest of: (i) the close of the next annual meeting of shareholders; (ii) the date he or she ceases to be a director by operation of law; or (iii) the date he or she resigns.
          The Company’s articles provide that, in order for a nominee to be elected as a director, at least two-thirds (66.66%) of the shares represented in person or by valid proxy at the Meeting and entitled to vote for directors must be voted in such nominee’s favour. Withholding your vote or abstaining from voting for a nominee will have the same effect as voting against the nominee. The results of the election of directors at the Meeting will be determined and certified by the scrutineers for the Meeting.
          IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE NOMINEES LISTED BELOW UNLESS YOU SPECIFICALLY INSTRUCT OTHERWISE.
          IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY AND ANY OF THE NOMINEES LISTED ON THE FORM OF PROXY IS FOR ANY REASON UNAVAILABLE TO SERVE, YOUR PROXYHOLDER AT THE MEETING MAY CHOOSE TO VOTE FOR ANOTHER QUALIFIED NOMINEE. WE HAVE NO REASON TO BELIEVE THAT ANY NOMINEE WILL BE UNAVAILABLE TO SERVE.
          See “Statement of Corporate Governance Practices” for a description of the responsibilities of the boards of directors of the Company and NNL (the Nortel boards), as well as the responsibilities and membership of the committees of the Nortel boards. Set out below is information concerning the individuals who have been nominated to be elected as directors of the Company at the Meeting. The Company’s directors are also the directors of NNL. Board meetings are generally held as combined meetings of the Nortel boards. A detailed record of attendance by directors at meetings of the Nortel boards and their committees in 2007 is set out under “Summary of Director Attendance”.

Jalynn H. Bennett, C.M.
Age: 64
Residence: Toronto, Ontario, Canada
Director Since:
June 29, 2005
Independent(1)
Jalynn H. Bennett, C.M. has been President of Jalynn H. Bennett and Associates Ltd., a consulting firm in strategic planning and organizational development in both the public and private sectors, since 1989. Prior to establishing that firm, Mrs. Bennett was associated for nearly 25 years with Manulife Financial. Mrs. Bennett is a member of the Lawrence National Centre for Policy and Management Advisory Council, Richard Ivey School of Business, the Canada Millennium Scholarship Foundation, the Toronto Society of Financial Analysts, the Toronto Association of Business Economists, the Governance Leadership Council of the Ontario Hospital Association, Canada’s Outstanding CEO of the Year — National Advisory Board and the Trinity College Endowment Campaign Cabinet. She is also a Director of Cadillac Fairview Corporation and the Sick Kids Foundation, a Fellow of the Institute of Corporate Directors in Canada and Vice Chair of the Public Accountants Council of Ontario. Mrs. Bennett is past Commissioner of the Ontario Securities Commission and was a member of the Toronto Stock Exchange and Canadian Institute of Chartered Accountants’ Joint Committee on Corporate Governance (The Saucier Committee).

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	Canadian Imperial Bank of Commerce Teck Cominco Ltd.
Compensation and human resources committee (NNC and NNL)
Pension fund policy committee (NNL)
Securities Held(2)

		Total Market Value of Common
Common Shares	Share Units	Shares and Share Units at Year End
(#)	(#)(3)	($)(4)
—	16,015	241,666
Dr. Manfred Bischoff
Age: 65
Residence: Starnberg, Federal Republic of Germany
Director Since:
April 29, 2004
Independent(1)
Dr. Manfred Bischoff was appointed Chairman of the Supervisory Board of Daimler AG (previously DaimlerChrysler AG), an automotive manufacturing company, in April 2007. Previously, Dr. Bischoff was Chairman of the Board of European Aeronautic Defence and Space Company EADS N.V. from July 2000 to April 2007. He was a member of the Board of Management of DaimlerChrysler AG from May 1995 to December 2003 and President and Chief Executive Officer of DaimlerChrysler Aerospace AG from May 1995 to March 2000.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	Daimler AG
Compensation and human resources committee (NNC and NNL)	Fraport AG
Pension fund policy committee (NNL)	Royal KPN N.V.
Litigation committee (NNC)	Unicredit
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
—	13,525	204,092

The Hon. James Baxter Hunt, Jr.
Age: 70(5)
Residence: Lucama, North Carolina, U.S.A.
Director Since:
June 29, 2005
Independent(1)
The Hon. James Baxter Hunt, Jr. has been a member of the law firm of Womble Carlyle Sandridge & Rice, PLLC since 2001. Prior to that, he was Governor of North Carolina for four terms, 1977 to 1985 and 1993 to 2001, where he established the Microelectronics Center of North Carolina, the N.C. Biotechnology Center and the N.C. School of Science and Mathematics. He founded and chaired the National Board for Professional Teaching Standards and currently chairs the National Center for Public Policy and Higher Education, the Hunt Institute for Educational Leadership and Policy and the Institute for Emerging Issues. Mr. Hunt is a Trustee of the Carnegie Corporation of New York.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)
Audit committee (NNC and NNL)
Nominating and governance committee (NNC) — Chair
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
—	16,795	253,437
Dr. Kristina M. Johnson
Age: 50
Residence: Baltimore, Maryland, U.S.A.
Director Since:
November 6, 2006
Independent(1)
Dr. Kristina M. Johnson was appointed Provost and Senior Vice President of Academic Affairs of Johns Hopkins University as of September 1, 2007. Previously, Dr. Johnson was Dean of Duke University’s Edmund T. Pratt, Jr., School of Engineering from July 1999 to August 2007. She joined Duke from the University of Colorado, where she served as a professor of Electrical and Computer Engineering from 1985 to 1999. Dr. Johnson has helped start several companies including ColorLink, Inc. She also currently serves on the Advisory Board of the Institute for Emerging Issues. Dr. Johnson received her B.S., M.S. (with distinction) and Ph.D. in electrical engineering from Stanford University. She completed a NATO post-doctoral fellowship at Trinity College in Dublin, Ireland, and was a Fulbright Fellow in 1991. Dr. Johnson has published more than 140 refereed papers and proceedings, holds 43 patents, and has pioneered work in liquid crystal-on-silicon (LCOS) microdisplays, a marriage of LC electro-optic materials and VLSI technology.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	Boston Scientific
Compensation and human resources committee (NNC and NNL)	AES Corporation
Pension fund policy committee (NNL)	Minerals Technologies
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
—	5,733	86,511

John A. MacNaughton, C.M.
Age: 62
Residence: Toronto, Ontario, Canada
Director Since:
June 29, 2005
Independent(1)
John A. MacNaughton, C.M. is Chairman of the Business Development Bank of Canada and Chairman of Canadian Trading and Quotation System Inc. He served as the founding President and Chief Executive Officer of the Canada Pension Plan Investment Board, a Crown corporation created by an Act of Parliament to invest the assets of the Canada Pension Plan, from 1999 to 2005. He was President of Nesbitt Burns Inc., the investment banking arm of Bank of Montreal, from 1994 to 1999. Mr. MacNaughton is Vice Chairman of the University Health Network and Vice Chairman of the Canadian International Council.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	TransCanada Corporation
Audit committee (NNC and NNL) — Chair	TransCanada Pipelines Limited
Nominating and governance committee (NNC)
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
10,000	18,537	430,623
The Hon. John P. Manley, P.C.
Age: 58
Residence: Ottawa, Ontario, Canada
Director Since:
May 26, 2004
Independent(1)
The Hon. John P. Manley has been Counsel at the law firm of McCarthy Tétrault LLP since May 2004. Mr. Manley was previously the Member of Parliament for Ottawa South from November 1988 to June 2004. As a Member of Parliament, Mr. Manley also held various positions in the Canadian Federal Government, including Deputy Prime Minister of Canada from January 2002 to December 2003, Minister of Finance from June 2002 to December 2003, Chair of the Cabinet Committee on Public Security and Anti-Terrorism from October 2001 to December 2003, Minister of Foreign Affairs from October 2000 to January 2002 and Minister of Industry from November 1993 to October 2000. He was granted the designation C. Dir. (Chartered Director) by McMaster University in February 2006. Mr. Manley is also a Director of CARE Canada, Optosecurity Inc., The Conference Board of Canada, The Institute for Research on Public Policy, MaRS, National Arts Centre Foundation and University of Waterloo. He currently chairs the Independent Panel on Canada’s future role in Afghanistan.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	Canadian Imperial Bank of Commerce
Compensation and human resources committee (NNC and NNL)	Canadian Pacific Railway
Pension fund policy committee (NNL) — Chair
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
—	17,616	265,825

Richard D. McCormick
Age: 67
Residence: Denver, Colorado, U.S.A.
Director of the Company Since: January 11, 2005
Director of NNL Since:
January 18, 2005
Independent(1)
Richard D. McCormick served as Chairman of US WEST, Inc., a telecommunications company, from June 1998 until his retirement in May 1999. He was Chairman, President and Chief Executive Officer of US WEST, Inc. from 1992 until 1998. Since 1999, Mr. McCormick has acted as a corporate director. Mr. McCormick is also the Honorary Chairman (past Chairman) of the International Chamber of Commerce and Vice Chairman (past Chairman) of the United States Council for International Business. He is a Trustee of the Denver Art Museum. From 1994 to 2003, Mr. McCormick was also a Director of UAL Corporation, the parent holding company and sole shareholder of United Air Lines, Inc. On December 9, 2002, UAL Corporation, United Air Lines, Inc. and 26 direct and indirect wholly owned subsidiaries of UAL Corporation filed voluntary petitions to reorganize their businesses under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	United Technologies Corporation
Compensation and human resources committee (NNC and NNL) — Chair	Wells Fargo and Company
Litigation committee (NNC)
Nominating and governance committee (NNC)
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
10,000	18,642	432,208
Claude Mongeau
Age: 46
Residence:
Outremont, Québec, Canada
Director Since:
June 29, 2006
Independent(1)
Claude Mongeau has been the Executive Vice-President and Chief Financial Officer of Canadian National Railway Company, a North American railway company, since October 2000. Prior to that appointment, Mr. Mongeau was Senior Vice-President and Chief Financial Officer from October 1999. Mr. Mongeau is also Chairman of the Audit Committee and a member of the Governance Committee of SNC-Lavalin Group Inc. He also serves as a Director of Pointe-à-Callière Museum and Forces Avenir. Mr. Mongeau was also a Director of 360networks Corporation, his tenure ending shortly before that company’s application under the Companies’ Creditors Arrangement Act for creditor protection. 360networks Corporation underwent a restructuring in 2002 and its Canadian assets were sold in November 2004.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	SNC-Lavalin Group Inc.
Audit committee (NNC and NNL)
Pension fund policy committee (NNL)
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
—	10,809	163,108

Harry J. Pearce
Age: 65
Residence: Bloomfield Hills, Michigan, U.S.A.
Director of the Company Since: January 11, 2005
Director of NNL Since: January 18, 2005
Independent(1)
Harry J. Pearce was Chairman of the Board of Hughes Electronics Corporation (now The DIRECTV Group, Inc.), a company engaged in digital television entertainment, broadband satellite and network services as well as global video and data broadcasting, from June 2001 to January 2004. He was a Director and Vice Chairman of General Motors Corporation from January 1996 to June 2001. Prior to that, he served as General Counsel of General Motors. In 2006, he was elected chairman of MDU Resources, a diversified natural resources company. He also serves as a director of Marriott International, a global hospitality services company. He is a fellow of the American College of Trial Lawyers and an emeritus member of the International Society of Barristers. Mr Pearce has also been involved in many educational and charitable organizations.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL) — Chair	Marriott International, Inc.
Litigation committee (NNC) — Chair	MDU Resources Group, Inc.
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
11,600	12,812	368,377
John D. Watson, FCA
Age: 62
Residence: Calgary, Alberta, Canada
Director Since:
June 29, 2006
Independent(1)
John D. Watson, FCA was Executive Vice-President and Chief Financial Officer of EnCana Corporation, an Alberta, Canada based oil and gas exploration and production company since its formation in 2002 and until his retirement in February 2006. Prior to that appointment, Mr. Watson was Vice-President, Finance and Chief Financial Officer of Alberta Energy Company Ltd., a predecessor company to EnCana, since 1987. From March through December 2006, Mr. Watson served as an executive adviser to EnCana. He recently retired from Chair of the Calgary Police Commission. In 2005, he was granted the designation of ICD.D by the Institute of Corporate Directors. Mr. Watson is a member of the board of directors of the Alberta Investment Management Corporation.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	UTS Energy Corporation
Audit committee (NNC and NNL)	Talisman Energy Inc.
Nominating and governance committee (NNC)
Securities Held(2)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
—	10,809	163,108

Mike S. Zafirovski
Age: 54
Residence: Toronto, Ontario, Canada
Director Since:
November 15, 2005
Management
Mike S. Zafirovski was previously employed in the telecommunications industry with Motorola, Inc. From July 2002 to February 2005, he was President and Chief Operating Officer and a Director of Motorola and from June 2000 to July 2002, he was President and Chief Executive Officer of Motorola’s mobile devices business. Prior to his tenure with Motorola, Mr. Zafirovski held a number of positions during 25 years with the General Electric Company, including 13 years as President and Chief Executive Officer of various businesses in the industrial as well as financial and insurance sectors. Mr. Zafirovski is also a Director of The Boeing Company, and is Chair of Boeing’s Finance Committee and a member of Boeing’s Audit Committee. In addition, he is a Director of the Economic Club of Chicago, a member of the National Security Telecommunications Advisory Committee and a member of Macedonia 2025.

Nortel Board/Committee Membership	Public Board Membership
Board of directors (NNC and NNL)	The Boeing Company
Common Shares and Share Units Held(2)(6)

		Total Market Value of Common Shares
Common Shares	Share Units	and Share Units at Year End
(#)	(#)(3)	($)(4)
125,029	—	1,886,688
Options Held(2)(6)

						Total Market Value
						of Unexercised
		Number	Exercise		Total	Options at Year End
Date Granted	Expiry Date	Granted	Price		Unexercised	($)(4)
November 15, 2005	November 14, 2015	500,000	$31.00		500,000	—	(7)
June 14, 2006	June 13, 2016	167,500	$21.20		167,500	—	(7)
March 21, 2007	March 20, 2017	269,000	$25.82	(8)	269,000	—	(7)
Restricted Stock Units Held(2)(6)

			Total Market Value of Restricted
	Number	Number of Restricted Stock	Stock Units that have not Vested at Year End
Date Granted	Granted	Units that have not Vested	($)(4)
November 15, 2005	226,500	135,900	2,050,731

(1)	“Independent” refers to the standards of independence attached to and forming part of our Statement of Governance Guidelines, the listing standards of the New York Stock Exchange (NYSE) and applicable SEC and Canadian Securities Administrators (CSA) rules and policies.

(2)	Except for Mr. Zafirovski, none of the directors hold any stock options, restricted stock units or performance stock units of the Company. For detailed information on stock options, restricted stock units and performance stock units held by Mr. Zafirovski, see “Executive Compensation”.

(3)	Represents the aggregate number of share units held under the Directors’ Deferred Share Compensation Plans (the DSC Plans) of the Company and NNL as of December 31, 2007 rounded down to the nearest whole number. Each share unit entitles the holder to receive one common share of the Company. Share units are settled in common shares of the Company, net of taxes, when the director ceases to be a member of the Nortel boards. Mr. Zafirovski is not eligible to participate under the DSC Plans.

(4)	Based on the closing market price on the NYSE on December 31, 2007 of $15.09, rounded to the nearest dollar and assumes all vesting criteria have been satisfied, as applicable.

(5)	Governor Hunt turned 70 years of age during 2007. On May 31, 2007, the nominating and governance committee determined that, as a result of, among other things, his strong leadership qualities, Governor Hunt will be permitted to continue to serve on the Nortel boards for at least five years from the date of his first election. Governor Hunt abstained from the assessment and determination of his continued service.

(6)	Does not include the total market value of the unvested performance stock units held by Mr. Zafirovski as of December 31, 2007 as payout is based on corporate performance.

(7)	As at December 31, 2007, the exercise price of Mr. Zafirovski’s options was greater than the closing market price on NYSE of $15.09.

(8)	Canadian grant issued with an exercise price of Cdn$29.90. Table reflects equivalent U.S. dollar exercise price converted using the March 21, 2007 Bank of Canada noon rate of exchange of US$1.00=Cdn$1.1578.
          From May 31, 2004 until on or about June 21, 2005, certain directors, senior officers and certain current and former employees of the Company and NNL were prohibited from trading in the securities of the Company and NNL pursuant to management cease trade orders issued by the Ontario Securities Commission (OSC) and certain other provincial securities regulators in connection with the delay in the filing of certain of our financial statements. These orders did not at any time apply to Mrs. Bennett, Dr. Johnson or Messrs. Hunt, MacNaughton, Mongeau, Watson or Zafirovski as they were elected as directors after such orders were revoked. The OSC and certain other provincial securities regulators issued a further management cease trade order on April 10, 2006 in connection with the delay in filing certain 2005 financial statements prohibiting certain directors, senior officers and certain current and former employees from trading in securities of the Company and NNL. Following the filing of the required financial statements, the OSC lifted such cease trade order effective June 8, 2006, following which the other provincial securities regulators lifted the further cease trade orders. These orders did not at any time apply to Dr. Johnson or Messrs. Mongeau or Watson as they were elected or appointed as directors after such orders were revoked.
          Shareholders who wish to have the nominating and governance committee of the board of directors of the Company consider the nomination of any person for director at the 2009 annual meeting of shareholders should contact our Corporate Secretary at 195 The West Mall, Toronto, Ontario, Canada, M9C 5K1, by December 31, 2008.

EXECUTIVE OFFICERS AND CERTAIN OTHER NON-EXECUTIVE
BOARD APPOINTED OFFICERS
          The board of directors of the Company appoints, and may remove, executive officers and certain other non-executive board appointed officers of the Company. Generally, such officers hold their position until a successor is appointed or until the officer resigns. Set forth below are the names of our executive officers and non-executive board appointed officers, their ages, offices currently held and year of appointment. The executive officers and non-executive board appointed officers are also officers of NNL.

		Year of
Name and Age	Office and Position Currently Held	Appointment

Steven John Bandrowczak (47)	Chief Information Officer	2007
Alvio Silvio Barrios (40)	President, CALA	2007
Robert John Bartzokas (56)	Chief Compliance Officer	2006
Paviter Singh Binning (47)	Executive Vice-President and Chief Financial Officer	2007
Dennis James Carey (61)	Executive Vice-President, Corporate Operations	2006
Tracy Sarah Jane
Connelly McGilley (36)*	Associate General Counsel — Corporate and Assistant Secretary	2006
Gordon Allan Davies (45)	Deputy General Counsel and Corporate Secretary	2008
William John Donovan (50)*	Senior Vice-President, Business Transformation	2006
David William Drinkwater (59)	Chief Legal Officer	2005
Darryl Alexander Edwards (46)	President, EMEA	2006
Lauren Patricia Flaherty (50)	Chief Marketing Officer	2006
Joseph Gerard Flanagan (36)	Senior Vice-President, Global Operations	2007
Jesse Joel Hackney, Jr. (38)	President, Enterprise Solutions	2007
Paul Wesley Karr (52)	Controller	2005
William Joseph LaSalle (55)*	General Counsel — Operations	2005
Kimberly Susan Lechner (42)*	Assistant Controller	2005
Peter Look (50)*	Vice-President, Tax	2006
Richard Stephen Lowe (57)	President, Carrier Networks	2007
Pierre David MacKinnon (46)	Chairman, LG-Nortel JV and GM, WiMAX	2006
Michael Walton McCorkle (55)	Treasurer (interim)	2007
Philippe Morin (42)	President, Metro Ethernet Networks	2006
William Kenneth Nelson (52)	Executive Vice-President, Global Sales	2008
Michael Pangia (46)	President, Asia Region	2006
George Andrew Riedel (50)	Chief Strategy Officer	2006
John Joseph Roese (37)	Chief Technology Officer	2006
Anna Ventresca (43)*	Assistant General Counsel — Corporate and Assistant Secretary	2007
Dietmar Martin Wendt (48)	President, Global Services	2006
Mike Svetozar Zafirovski (54)	President and Chief Executive Officer	2005

*	Non-executive board appointed officers
          All the above-named officers have been employed in their current position or other senior positions with Nortel during the past five years, except as described below. Mr. Zafirovski’s biography is provided above under “Election of Directors”.
•	S.J. Bandrowczak was appointed Chief Information Officer effective July 16, 2007. Prior to joining Nortel, he was Senior Vice-President and Chief Information Officer at Lenovo Group, a global producer of PC products and value-added professional services, from 2005 to 2007 where he enacted a 24-month plan to build the company’s IT infrastructure. From 2002 to 2005, Mr. Bandrowczak was Executive Vice-President and Chief Information Officer for DHL Worldwide, a global market leader in the international express and logistics industry.

•	A.S. Barrios was appointed President, CALA Region, effective June 1, 2007. Mr. Barrios has been with Nortel for 13 years where he has held various positions of increasing responsibility within the Company’s engineering, marketing and sales organizations. Most recently, he was Vice-President responsible for some of Nortel’s largest customers and strategic accounts in the CALA region.

•	R.J. Bartzokas was appointed Chief Compliance Officer in January 2006, prior to which he was Chief Audit and Security Officer from October 2005 to January 2006 and Vice-President, Audit from July 2005 to October 2005. Mr. Bartzokas has over 30 years of accounting, auditing and compliance experience, including most recently as Vice President, Audit and Compliance of Amerada Hess Corporation from January 1995 to June 2005. He previously held senior level audit positions with Getty Oil Company and Price Waterhouse & Co.

•	P.S. Binning was appointed Executive Vice-President and Chief Financial Officer effective November 12, 2007, prior to which he was Group Finance Director at Hanson PLC, a global supplier of heavy building materials to the construction industry, from January to September 2007. While at Hanson, he was responsible for leading the Hanson finance function including Group Finance, Treasury, Tax, Investor Relations, Risk Management, Internal Audit and Operational and Regional finance organizations. He also had responsibility for the Corporate Communications, IT and Strategy functions. From 2003 to 2006, Mr. Binning was Chief Financial Officer at Marconi PLC, a global telecoms equipment vendor (which was acquired by Swedish-based Ericsson), where his responsibilities included Group Finance, Investor Relations, Tax, Treasury, Group Strategy, Risk Management, Internal Audit and Operational and Regional finance functions. He previously held various finance leadership positions at Diageo PLC, global consumer goods business, from 1986 to 2003. His positions at Diageo included senior corporate and operational finance roles.

•	D.J. Carey was appointed as Executive Vice-President, Corporate Operations effective January 2006. Prior to his appointment, Mr. Carey held various leadership positions at Motorola, GE, The Home Depot and AT&T. Mr. Carey was Executive Vice-President, President and Chief Executive Officer, Integrated Electronic Systems at Motorola from November 2002 to November 2005 where he was responsible for the growth and profitability of a portfolio of eight different businesses. He also served as Vice President and General Manager for Corporate Productivity and Mergers and Acquisitions for AT&T and as Executive Vice President for Business Development, Strategy and Corporate Operations for The Home Depot after having been Executive Vice President and Chief Financial Officer.

•	T.S.J. Connelly McGilley was named Associate General Counsel — Corporate and Assistant Secretary in October 2006. She was Assistant Secretary from December 2004 to October 2006 and Counsel — Securities in the NNL legal department from July 1999 to December 2004.

•	G.A. Davies was named Deputy General Counsel effective January 18, 2008, prior to which he was General Counsel — Corporate from September 2005 to January 2008. For the period from May 1 to November 11, 2007, Mr. Davies also acted as Chief Legal Officer on an interim basis. Mr. Davies has also acted as Corporate Secretary since December 2004. Mr. Davies previously held various senior positions in the legal department in North America and Europe since 1993.

•	D.W. Drinkwater, prior to his appointment as Chief Legal Officer in December 2005, carried on a consulting business and held various corporate directorships from August 2004 to December 2005. Mr. Drinkwater was Executive Vice President and Chief Financial Officer of the Ontario Power Generation Inc., a Crown corporation for electricity generation in the Province of Ontario, from April 2003 to July 2004 and prior thereto, was Executive Vice President, Corporate Development and Legal Affairs of the Ontario Power Generation Inc. from December 2000 to April 2003. Mr. Drinkwater acted as Chief Financial Officer of Nortel on an interim basis for the period from May 1 to November 11, 2007. Mr. Drinkwater’s background prior to joining Nortel includes working both as a partner in a top-tier Toronto law firm and as Vice President, Law and General Counsel with Bell Canada.

•	L.P. Flaherty was appointed Chief Marketing Officer effective May 1, 2006. Prior to joining Nortel, she gained more than 25 years experience with IBM. At IBM, she served as Vice President of Worldwide Marketing for some of IBM’s largest and most important global businesses, including Small & Medium Business Segment, On-

Demand Business Unit, Software and Server Marketing, where she drove long-term business strategy, global branding and advertising, channel and product marketing, and communications including public relations, interactive/web marketing, events, demand generation and sales enablement.
•	J.G. Flanagan was appointed Senior Vice-President, Global Operations effective September 19, 2007. He joined Nortel in 2006 as Vice-President Global Order Management. Prior to joining Nortel, Mr. Flanagan had more than ten years of leadership experience at GE in general management, commercial strategy, supply chain operations and services deployment. From 2002 to 2004, Mr. Flanagan was General Manager of GE’s Industrial Controls Business, responsible for the growth and profitability of the Global IEC Industrial Controls business. Most recently prior to joining Nortel, Mr. Flanagan was General Manager, Operations GE Consumer & Industrial EMEA from 2004 to 2006 based in Budapest, Hungary. In this position, he was responsible for the customer service operations, distribution and fulfillment of GE’s Consumer & Industrial EMEA Division.

•	J.J. Hackney, Jr. was appointed as President, Enterprise Solutions effective September 19, 2007. He was Senior Vice-President, Global Operations and Quality from April 2006 to September 2007, prior to which he was Senior Vice-President, Supply Chain and Quality from December 2005 to April 2006. Prior to joining Nortel in 2005, Mr. Hackney had more than 14 years of global leadership experience at GE in roles spanning audit, supply chain, operations, product management and general management. Most recently, Mr. Hackney was Division General Manager — GE Consumer & Industrial in Barcelona, Spain from 2001 to 2006. In this position, he was responsible for the growth and profitability of the Global IEC Electrical Components and Systems Division, with 12 plants and more than 7,000 employees across Europe, Middle East and Africa.

•	P.W. Karr was appointed as Controller in May 2005, prior to which he was Vice-President and Financial Controller of global pharmaceutical company Bristol-Myers Squibb from November 2003 to December 2004. Prior thereto, Mr. Karr held numerous senior positions with GE from February 1994 to October 2003, most recently as Senior Vice-President and Chief Accounting Officer, GE Capital Markets Services during 2003. Prior thereto, Mr. Karr spent over 15 years with Deloitte & Touche, including as National Consultation Partner in 1992 and 1993.

•	K.S. Lechner was appointed Assistant Controller in October 2005, prior to which she was Director, Finance from 2001 to 2005.

•	P. Look was appointed as Vice-President, Tax in June 2006, prior to which he was Vice-President, Treasurer and Chief Tax Officer from March 2003 to November 2005 and Vice-President, Tax from April 2000 to March 2003 for Visteon Corporation, a spin-off of the Ford Motor Company, where he had global responsibility for funding and liquidity, capital markets, investor relations and tax compliance and planning.

•	P.D. MacKinnon was appointed as Chairman, LG-Nortel in October 2005 at the formation of the LG-Nortel joint venture. In February 2006, he was appointed President, LG-Nortel Business Unit in a full time JV role until August 2006 when he remained as Chairman, LG-Nortel JV and was appointed General Manager, WiMAX. Mr. MacKinnon was also President, GSM/UMTS from October 2004 to February 2006. MacKinnon previously served as Nortel’s Senior Vice-President Wireless Networks Americas from 2002 to 2004, responsible for product sales and marketing.

•	M.W. McCorkle was appointed Treasurer on an interim basis effective August 10, 2007, prior to which he was Assistant Treasurer since 2005. Mr. McCorkle was Director, Structured Finance, Nortel EMEA from 1999 to 2003 and Leader, Structured Finance, Nortel EMEA from 2003 to 2005.

•	P. Morin was appointed as President, Metro Ethernet Networks in May 2006. From January 2003 to May 2006, Mr. Morin held the position of General Manager, Optical Networks where he helped to ensure Nortel’s continued leadership and business momentum in optical networks.

•	W.K. Nelson was appointed as Executive Vice-President, Global Sales effective January 18, 2008. Prior to joining Nortel, Mr. Nelson was Senior Vice-President and General Manager of the Resource Management Software Group of information technology company EMC from January 2001 to January 2008 where he had global responsibility for the Resource Management Software Group and drove both business development and strategy for EMC’s global telecommunications, media and entertainment business unit.
•	M. Pangia was appointed as President, Asia Region in June 2006. During his 21 years with Nortel, he has held various senior management positions. His previous roles included Vice-President, Global Enterprise Operations and Services and Vice-President of Finance for the Optical business unit. Prior to his current assignment, he was Chief Operating Officer for the Asia Pacific region. He has worked in the U.S., Canada, Europe and the Caribbean & Latin American regions before coming to Asia.

•	G.A. Riedel was appointed Chief Strategy Officer in February 2006. From March 2003 to February 2006, he was Vice-President, Strategy and Corporate Development at Juniper Networks, an information technology company. In this role, Mr. Riedel was involved in developing and executing a growth strategy to expand Juniper’s portfolio and partnerships. He was heavily engaged in a number of Juniper’s acquisitions and strategic partnerships. Prior to his position with Juniper, Mr. Riedel held a number of positions during 15 years with the Boston-based management consulting firm McKinsey & Company, the most recent being Director, Australia and Singapore from November 1987 to December 2002.

•	J.J. Roese was appointed as Chief Technology Officer in June 2006, prior to which he was employed as Vice-President and Chief Technology Officer, Networking Technologies at semiconductor company Broadcom Corporation. At Broadcom, Mr. Roese was responsible for the long-term architecture and technical strategy for networking technologies. From 2001 to 2005, he was Vice-President and Chief Technology Officer with Enterasys Network, which specializes in network security for enterprises. At Enterasys, Mr. Roese oversaw the development of the company’s technology architectures.

•	A. Ventresca was named Assistant General Counsel — Corporate and Assistant Secretary in July 2007. She was Associate General Counsel — Corporate and Assistant Secretary from October 2006 to July 2007 and Assistant Secretary from August 2005 to October 2006. Ms. Ventresca was Counsel — Securities in the NNL legal department prior thereto.

•	D.M. Wendt was appointed President, Global Services effective May 1, 2006. Prior to joining Nortel, he gained more than 25 years experience with IBM. Most recently, Mr. Wendt was Vice President, IBM Asia Pacific Information Technology Services Transformation from January to April 2006, Vice President, IBM Systems and Technology Group, Asia Pacific from 2004 to 2006 and Vice President, IBM Asia Pacific Integrated Technology Services, Central Europe & Russia from 2002 to 2004.

SUMMARY OF DIRECTOR ATTENDANCE
          During 2007, all of the directors attended at least 75% of the aggregate of the total number of meetings of the Nortel boards and the total number of meetings held by all committees of the Nortel boards on which each such director served. A detailed record of attendance by directors during 2007 at meetings of the boards and board committees on which they served is set out below. See also “Statement of Corporate Governance Practices — Board and Committee Meetings and Director Attendance”.

Number of Meetings Attended in 2007(1)
Compensation
				and Human					Nominating				Litigation
				Resources			Audit		and Governance		Pension Fund		Committee
Director	Boards(2)			Committee(3)		Committees(2)			Committee(4)		Policy Committee(5)		(4)
		Regular	Ad Hoc	Regular	Ad Hoc		Regular	Ad Hoc	Regular	Ad Hoc	Regular	Ad Hoc	Ad Hoc
J.H. Bennett	NNC	9/9	7/7	7/7	6/6	—	—	—	—	—	4/4	—	—
	NNL	9/9	7/7
Dr. M. Bischoff	NNC	7/9	5/7	7/7	4/6	—	—	—	—	—	2/4	—	5/6
	NNL	7/9	5/7
The Hon. J.B. Hunt, Jr.	NNC	9/9	6/7	—	—	NNC	7/7	6/6	4/4	1/1	—	—	—
	NNL	9/9	6/7			NNL	7/7	6/6
Dr. K.M. Johnson	NNC	8/9	7/7	7/7	6/6	—	—	—	—	—	2/2	—	—
	NNL	8/9	7/7
J.A. MacNaughton	NNC	9/9	7/7	—	—	NNC	7/7	6/6	4/4	1/1	—	—	—
	NNL	9/9	7/7			NNL	7/7	6/6
The Hon. J.P. Manley	NNC	9/9	5/7	7/7	4/6	—	—	—	—	—	4/4	—	—
	NNL	9/9	5/7
R.D. McCormick	NNC	9/9	7/7	7/7	6/6	—	—	—	4/4	1/1	—	—	6/6
	NNL	9/9	7/7
C. Mongeau	NNC	9/9	7/7	—	—	NNC	7/7	6/6	—	—	4/4	—	—
	NNL	9/9	7/7			NNL	7/7	6/6
H.J. Pearce	NNC	8/9	7/7	—	—	—	—	—	—	—	—	—	5/6
	NNL	8/9	7/7
J.D. Watson	NNC	9/9	7/7	—	—	NNC	7/7	5/6	3/4	1/1	—	—	—
	NNL	9/9	7/7			NNL	7/7	5/6
M.S. Zafirovski	NNC	9/9	7/7	—	—	—	—	—	—	—	—	—	—
	NNL	9/9	7/7

(1)	Table indicates meetings held at any time during 2007 and attendance of individual directors only while such individual was a director of the Nortel boards or a member of a board committee, as applicable.

(2)	All meetings of the Nortel boards and of the audit committees of the boards of the Company and NNL were held together as joint meetings, except for one meeting of the board of directors of the Company held on May 2, 2007, and one meeting of the board of directors of NNL held on May 2, 2007.

(3)	Joint committee of the boards of directors of the Company and NNL.

(4)	Committee of the board of directors of the Company.

(5)	Committee of the board of directors of NNL.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT
          The following table shows the number of common shares of the Company beneficially owned, as of February 19, 2008 (unless otherwise noted), by each of the Company’s directors, nominees for election and the individuals named as named executive officers under “Executive Compensation”, as well as by the directors and executive officers as a group. No director or executive officer has pledged any of his or her common shares as security.
          A person is deemed to be a beneficial owner of a common share if that person has, or shares, the power to direct the vote or investment of that common share. Under applicable United States securities laws, a person is also deemed to be a beneficial owner of a common share if such person has the right to acquire the share within 60 days (whether or not, in the case of a stock option, the current market price of the underlying common share is below the stock option exercise price). More than one person may be deemed a beneficial owner of a common share and a person need not have an economic interest in a share to be deemed a beneficial owner.
          Share units, as referenced in the table below, represent share units issued under the DSC Plans. Each share unit represents the right to receive one common share of the Company and is not considered beneficially owned under applicable United States securities laws. The DSC Plans are described under “Executive Compensation — Director Compensation for Fiscal Year 2007”.

Amount and Nature of
Beneficial Ownership
Name of Beneficial Owner	Title of Class of Security	(#)(1)
J.H. Bennett	Common shares Share units	— 16,015
Dr. M. Bischoff	Common shares Share units	— 13,525
The Hon. J.B. Hunt, Jr.	Common shares Share units	— 16,795
Dr. K.M. Johnson	Common shares Share units	— 5,733
J.A. MacNaughton	Common shares Share units	10,000 18,537
The Hon. J.P. Manley	Common shares Share units	— 17,616
R.D. McCormick	Common shares Share units	10,000 18,642
C. Mongeau	Common shares Share units	— 10,809
H.J. Pearce	Common shares Share units	11,600 12,812
J.D. Watson	Common shares Share units	— 10,809
M.S. Zafirovski	Common shares	434,154 (2)
P.S. Binning	Common shares	—
D.W. Drinkwater	Common shares	28,434 (2)
D.J. Carey	Common shares	40,033 (2)
R.S. Lowe	Common shares	130,462 (2)
J.J. Hackney, Jr.	Common shares	61,261 (2)
Directors and executive officers as a group (consisting of 31 persons, comprised of the current directors and current executive officers)	Common shares Share units	1,195,344(3) 141,293

(1)	Except as set forth below, each person has sole investment and voting power with respect to the common shares beneficially owned by such person. Includes common shares subject to stock options exercisable on February 19, 2008 or that become exercisable within 60 days after such date (whether or not the market price of the underlying common shares is below the stock option exercise price). As of February 19, 2008, each director and named executive officer individually, and the directors and executive officers as a group, beneficially owned less than 1.0% of the outstanding common shares of the Company.

(2)	Includes common shares subject to stock options as follows: 309,125 for Mr. Zafirovski; 16,775 for Mr. Drinkwater; 18,750 for Mr. Carey; 89,415 for Mr. Lowe; and 39,600 for Mr. Hackney; and restricted common shares subject to restricted stock units as follows: 0 for Mr. Zafirovski; 4,500 for Mr. Drinkwater; 8,333 for Mr. Carey; 6,400 for Mr. Lowe; and 6,400 for Mr. Hackney.

(3)	Includes 799,890 common shares subject to stock options, 66,781 common shares subject to restricted stock units and 1,420 common shares as to which investment and voting power is shared with one or more other persons.
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the United States Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company to file reports concerning their ownership of equity securities of the Company with the SEC, the NYSE and the Company. Based solely on a review of the information received and written representations from the persons subject to Section 16(a), we believe that all of the Company’s directors and executive officers filed their required reports on a timely basis during 2007.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
          Nortel is exempt from complying with disclosure requirements concerning executive compensation under Canadian securities laws given that we comply with the rules of the SEC. This Compensation Discussion and Analysis describes the material elements of the compensation paid to the named executive officers, which are similar to the material elements of the compensation paid to all of our executive officers. When we refer to the “named executive officers” in this Compensation Discussion and Analysis, we are referring to the following nine individuals as a group:

Nortel’s principal executive officer	•	Mike S. Zafirovski, President and Chief Executive Officer

Each of the three individuals who acted as Nortel’s principal financial officer during 2007	•	Pavi S. Binning, Executive Vice-President and Chief Financial Officer from November 12, 2007 to present
	•	David W. Drinkwater, Chief Financial Officer (interim) from May 1, 2007 to November 11, 2007
	•	Peter W. Currie, Executive Vice-President and Chief Financial Officer from February 14, 2005 to April 30, 2007

Nortel’s next three most highly compensated executive officers	•	Dennis J. Carey, Executive Vice-President, Corporate Operations
	•	Richard S. Lowe, President, Carrier Networks
	•	J. Joel Hackney, Jr., President, Enterprise Solutions

Two additional individuals that would have been among Nortel’s most highly compensated executive officers except that they were not serving as executive officers of Nortel as of December 31, 2007	•	Stephen F. Slattery, President, Enterprise Solutions — departure effective September 30, 2007
	•	Dion C. Joannou, President, North America — departure effective August 31, 2007
          The compensation and human resources committee (CHRC) of the Nortel boards oversees Nortel’s executive officer compensation program and reports to the applicable Nortel board. For further information on the CHRC, see “Statement of Corporate Governance Practices — Board Committees”. The CHRC retained Hewitt Associates LLC (Hewitt) until June 30, 2007 and Hugessen Consulting Inc. (HCI) effective July 1, 2007 to assist in connection with the review of current and future executive compensation and benefit programs. In determining the amount and form of executive compensation for 2007, the CHRC regularly consulted with its independent compensation consultant. For further information on the nature and scope of the respective assignments of the independent compensation consultants and the material elements of the directions given to the consultants with respect to the performance of their duties, see “Statement of Corporate Governance Practices — Compensation Consultants”. Also discussed under “Statement of Corporate Governance Practices — Compensation Consultants” is the role of the compensation consultant engaged by management during 2007, Mercer Human Resources Consulting LLC (Mercer).
          Nortel’s compensation program for the named executive officers is generally designed to award named executive officers with total target compensation at the 50th percentile range of comparator companies with which we compete for executive talent (the comparator companies). Most of the elements of the compensation program for the named executive officers are considered “at risk” and therefore link compensation with both individual and corporate performance as well as shareholder value. We describe our philosophy on, and process with respect to, executive officer compensation below, followed by an analysis of the resulting compensation paid to each named executive officer during 2007 under “— 2007 Compensation for the Named Executive Officers”.

Objectives of Named Executive Officer Compensation Program
Competitive Compensation
          Nortel seeks to offer a competitive total compensation program. In order to ensure that our named executive officers are competitively compensated, Nortel benchmarks total target compensation and each component part (base salary, short-term incentives and long-term incentives) against survey data for the comparator companies. The CHRC determines and annually reviews the comparator companies based on information provided by management. In selecting the comparator companies each year, the CHRC considers size (typically measured by annual revenues or total assets), industry (generally the telecommunications, technology and data industries) and business model (which includes customer base, types of customers, market segments, specific product lines and types of business). In October 2006, the CHRC reviewed the list of comparator companies and concluded that a refinement of the list was required in order to more accurately reflect the companies with which we compete for executive talent. In respect of 2007 compensation, the comparator companies were:
Accenture
Agilent Technologies
Applied Materials
Avaya
Cisco Systems
Corning
Electronic Data Systems
EMC
Intel
Juniper
Lexmark
Lucent
Microsoft
Motorola
NCR
Oracle
Qualcomm
Seagate Technology
Sun Microsystems
Texas Instruments
Unisys
Xerox
In October 2007, Lucent was removed from the list of comparator companies as a result of its merger with Alcatel.
          During 2007 when compensation decisions were being considered, survey data with respect to the compensation practices of these comparator companies for the most recently completed fiscal year was obtained by management from a composite of three market survey sources: Towers Perrin Executive Compensation Survey; Radford Executive Compensation Survey; and CHiPS Executive & Senior Management Total Compensation Survey. Management compiled survey data for benchmarking purposes and reviewed the results with Mercer. This data was then used to provide general compensation information to the CHRC. The CHRC used such data, among other things, in making compensation decisions. In addition to this survey data, proxy disclosure of the comparator companies for the most recently completed fiscal year was used when determining compensation for the president and chief executive officer, as well as the chief financial officer.
          While we generally target the 50th percentile range of the comparator companies, total target compensation is not set at precisely the 50th percentile. Targeted total compensation for the named executive officers for the 2007 fiscal year was within approximately the 42nd to 61st percentile range of the comparator companies. This range is generally attributable to certain employment arrangements that were required in order to recruit qualified executive officers in 2007 and in prior years.
Align the Interests of Named Executive Officers with the Interests of Shareholders
          A further objective of our compensation program for named executive officers is to align the interests of named executive officers with the interests of shareholders. Toward this objective, we seek to reward and maximize both individual performance and corporate performance. Performance-based “at risk” compensation includes cash incentives, stock options and performance-based stock units, and represents between approximately 57% and 61% of 2007 total target compensation for the named executive officers, except for Mr. Zafirovski whose performance-based “at risk” compensation represents approximately 88% of his 2007 total target compensation reflecting our intent to tie a substantial portion of his compensation directly to the performance of the Company. We also impose share ownership guidelines on named executive officers in order to further align their interests with the interests of shareholders.

Retention
          We also seek to retain named executive officers in an increasingly competitive global marketplace by providing incentives for continued employment with Nortel. We have effectively met this objective by awarding a mix of long-term incentives each with a total vesting period of at least three years.
Elements of Compensation
          Each element described below fulfills at least one objective of our compensation program for named executive officers.
Base Salary
          Base salary reflects the job scope, complexity and responsibility of the individual’s role at Nortel, as well as the number of years over which the responsibilities have been carried out. Base salary also rewards individual performance and individual contribution to Nortel. Base salaries are benchmarked against the base salaries of executives holding similar positions at comparator companies. The CHRC reviews benchmarking results prepared annually by management; however, salary increases are not automatic. Base salary represented approximately 17% to 25% of total target compensation for the named executive officers for the 2007 fiscal year, except for Mr. Zafirovski whose base salary represented 12% of his 2007 total target compensation, which reflects our intent to more closely align his compensation with the interest of shareholders. Based on the market survey data we reviewed, the percentage of our named executive officers’ total target compensation represented by base salary was similar to the percentage represented by such element for executive officers of the comparator companies. For information on the base salaries of the named executive officers for 2007, see “— Performance Evaluations” and “— 2007 Compensation for the Named Executive Officers”.
Short-Term Incentives
          Named executive officers are eligible for an annual cash bonus award under the Nortel Networks Limited Annual Incentive Plan (Incentive Plan). Bonuses under the Incentive Plan are designed to reward and maximize individual performance within the context of Nortel’s overall performance. Short-term incentives represented approximately 17% to 22% of 2007 total target compensation for the named executive officers. Based on the market survey data we reviewed, the percentage of our named executive officers’ total compensation represented by short-term incentive compensation was similar to the percentage represented by such element for executive officers of the comparator companies.
          Bonuses under the Incentive Plan are based on the achievement of pre-established corporate and individual performance objectives for a given calendar year, subject to the discretion of the CHRC. The amount of an annual cash bonus award under the Incentive Plan is determined by the following formula:
Messrs. Currie, Slattery and Joannou did not receive bonuses for 2007 as a result of their departures from Nortel.

•	Target Percentage: The target percentage for each of the named executive officers is set out below. Individual target percentages are initially determined upon commencement of employment. In setting or revising the target percentages, we benchmark against targets set by the comparator companies for executives holding similar positions. The CHRC annually reviews benchmarking results prepared by management with respect to target percentages and modifies such percentages as roles and responsibilities change.

Name	Target Percentage
M.S. Zafirovski	150%
P.S. Binning	100%
D.W. Drinkwater	80%
D.J. Carey	100%
R.S. Lowe	100%
J.J. Hackney, Jr.	100%
•	Individual Performance Factor: The individual performance factor is determined through the annual executive review process described below based on an evaluation of the named executive officer’s performance in regard to certain criteria established at the beginning of each year. For the 2007 bonuses under the Incentive Plan, the individual performance factor for the named executive officers could have ranged from 0 to 1.5. There is no specific linear correlation between the achievement of objectives and the individual performance factor. Certain achievements may be weighted more heavily than others. However, all achievements (or lack thereof) and other subjective considerations play a part in the ultimate determination of the individual performance factor. For information on the individual performance of the named executive officers for 2007, see “— Performance Evaluations” and “— 2007 Compensation for the Named Executive Officers”.
•	Corporate Performance Factor: The corporate performance factor is based on certain corporate business and financial goals established at the beginning of the performance period and approved by the CHRC and the Nortel boards. The financial metrics have different weightings applied to them and in addition, there may also be certain qualitative factors such as quality and customer satisfaction that may be included in the overall assessment of corporate performance. The corporate performance factor is deemed to be 1.0 (achievement) throughout the plan period and is then adjusted by the CHRC and the Nortel boards based on their determination of corporate performance. Actual performance with respect to each financial metric will correspond to a factor (the AIP Factor) on the payout slope approved for such financial metric. An AIP Factor can be greater or less than 1.0 and the calculation for correspondence of performance to the AIP Factor can be different for each financial metric. The payout slope is designed to reflect the corporate and business goals for the particular financial metric. Each resulting AIP Factor is then multiplied by the weighting assigned to the applicable financial metric. Different combinations of actual corporate performance under each of the financial metrics could result in achieving the target corporate performance factor of 1.0 and, as a result, the achievement of any one target is not necessarily determinative in calculating a named executive officer’s bonus.

For 2007, the financial metrics and their weightings were revenue (25%), operating margin (50%) and free cash flow (25%). These financial metrics and their weightings were determined by the CHRC to best align to Nortel’s corporate priorities for 2007. While management earnings before taxes was selected as a financial metric for 2006, operating margin was selected for 2007 as it is more reflective of management’s efficiency, and also the profitability and performance of Nortel. Additionally, operating margin is tied directly to Nortel’s strategic business model. Free cash flow was selected as a financial metric for 2007 over management cash flow from 2006 as free cash flow measures the ability of Nortel to generate cash, re-invest and grow. Operating margin and free cash flow are non-U.S. generally accepted accounting principles (U.S. GAAP). For additional information concerning operating margin, see Item 7 — Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. Free cash flow means operating cash less capital expenditures, which can be found on the Company’s audited consolidated financial statements contained in Item 8 — Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007. There was no minimum or maximum corporate performance factor for 2007.

     For 2007, the corporate performance factor was determined as follows:

	Percentage Achieved			Resulting
Financial Metric	of Target	AIP Factor	Weighting	Achievement
Revenue	98%	90%	25%	0.22
Operating Margin	62%	30%	50%	0.15
Free Cash Flow	0%	0%	25%	0
Based on the foregoing, our corporate performance factor for 2007 would have been 0.37. On February 21, 2008, the CHRC reviewed the corporate performance factor as calculated by management based on the achievement of the metrics. The CHRC recognized the significant effort expended by our employees during 2007 in completing the second year of the five year transformation plan in a challenging market environment, which included rebuilding market momentum and restoring customer confidence, improving earnings, improving cost structure, outgrowing the market in many of our segments and rebuilding a world-class culture. The CHRC also acknowledged that annual operating margin for 2007 was a notable achievement in light of challenging market conditions encountered during 2007. Further, the CHRC acknowledged the discretion exercised by the CHRC in 2007 to limit the impact of superior cash flow performance and the corresponding decrease to the corporate performance factor for 2006 from 0.66 to 0.50. The CHRC also took into consideration certain cash outflows related to pre-2007 restatement of certain of the Company’s financial results as well as the obligation to repurchase certain securitized receivables. The CHRC considered these factors and their impact on the achievement of the free cash flow target. Based on the foregoing, the CHRC and the Nortel boards exercised their discretion to adjust the corporate performance factor from 0.37 to 0.50 consistent with management’s recommendation.
Long-Term Incentives
          Long-term incentives provide named executive officers with a proprietary future interest in Nortel and thereby encourage and reward superior performance by aligning compensation with corporate performance. Long-term incentives also promote retention, and act as a means towards achieving share ownership guidelines. Based on the intended value, long-term incentives represented approximately 56% to 66% of total target compensation for the named executive officers for the 2007 fiscal year, except for Mr. Zafirovski whose long-term incentives represented 71% of his 2007 total target compensation. The benchmarking of each component part of total target compensation, the internal comparison of roles and responsibilities of executive officers at similar levels and specific individual circumstances were all considered by the CHRC in determining the long-term incentive component of the 2007 executive officer compensation program. For information on the 2007 long-term incentives awarded to the named executive officers, see “— Performance Evaluations” and “— 2007 Compensation for the Named Executive Officers”.
          Existing equity ownership levels or the share ownership requirements are not considered when determining awards of long-term incentives.
          Long-term incentives may be awarded to executive officers in the form of stock options, restricted stock units or performance stock units under the SIP. The material terms of the SIP, including a description of the terms and conditions of stock options, restricted stock units and performance stock units awarded under the SIP, are described under “Equity-Based Compensation Plans — Nortel 2005 Stock Incentive Plan”. See also “Approval of Amendments to the Nortel 2005 Stock Incentive Plan”.

2007 Long-Term
Incentive	Objectives
Stock Options	• To align compensation with company performance as they become valuable to the executive only if the share price increases from the date of grant.
• Secondarily, to retain executives as they vest over time.

Restricted Stock Units	• To encourage the retention of executive officers as they vest over time.

Performance Stock Units
•   To further link compensation with Nortel’s performance as measured by the relative total shareholder return (rTSR). rTSR provides a transparent and straightforward calculation of Nortel’s performance.

•   Performance stock units vest at the end of a three year performance period, subject to the CHRC determining the percentage of target payout, if any, based on the level of achievement of the performance criteria.

•   The Dow Jones Technology Titans 30 Index (Tech Titans Index) was selected by the CHRC as the comparator of shareholder return as it presents an objective approach to performance measurement. The Company’s ranking relative to these companies will determine the percentage payout (between 0% and 200%) received by each named executive officer of his or her performance stock unit award.

•   For the performance stock units granted in 2007, the performance period is January 1, 2007 — December 31, 2009. The CHRC will measure the Company’s total shareholder return against performance as of December 31, 2009 of the companies included in the Tech Titans Index at the start of the performance period on January 1, 2007. Index changes during the performance period will not be taken into account to avoid an upward performance bias. The Tech Titans Index on January 1, 2007 consisted of Alcatel-Lucent, Analog Devices, Apple, Applied Materials, Canon, Cisco Systems, Dell, Electronic Data Systems, EMC, Ericsson, Google, Hewlett-Packard, Hon Hai Precision Industry, IBM, Intel, Microsoft, Motorola, NEC, Nokia, Oracle, Qualcomm, Ricoh, Samsung Electronics, SAP, STMicroelectronics, Sun Microsystems, Taiwan Semiconductor, Texas Instruments, Xerox and Yahoo. When the Tech Titans Index was initially selected for these purposes in 2006, the Company was included in the index.

•   The table below sets out percentage payouts as they correspond to different Nortel performance rankings compared to these companies. The percentage payout for the achievement of a ranking between any two of the specified rankings would be determined on a linear basis.

• The CHRC will measure actual performance and determine relative Nortel ranking and the associated payout to executives at the end of the third year of the performance period.

Percentage Payment of Individual’s
Performance	Performance Stock Unit Award
Threshold performance at a rank of 22nd	50%
Target performance at a rank of 15th	100%
Superior performance at a rank of 8th	150%
Maximum performance at a rank of 3rd	200%

          The 2007 long-term incentive strategy was initially approved by the CHRC in November 2006. The CHRC approved an equity mix comprised of an equal distribution of stock options, restricted stock units and performance stock units, each representing a third of the total intended value. This distribution of long-term incentive awards was granted in order to balance a broad range of our objectives, including revenue growth, overall improvement of shareholder value and retention of our high-performing executives. For Mr. Zafirovski, the CHRC approved an equity mix comprised of an equal distribution of stock options and performance stock units, each representing one-half of the total intended value. No restricted stock units were approved for Mr. Zafirovski in order to more closely align his compensation with performance of the Company and therefore with shareholders interests.
          In February 2007, management, in consultation with Mercer, completed two elements of the planning for the 2007 long-term incentive awards to be reviewed by the CHRC:

The total intended value of the long-term incentives was determined based on a combination of factors	• Benchmarking of each component part of total target compensation (base salary, short-term incentives and long-term incentives)
• Internal comparison of roles and responsibilities of executive officers at similar levels
• Specific individual circumstances

The total intended value of the long-term incentives was then converted to the respective number of stock options, restricted stock units and performance stock units
•   Based on the twenty day average closing price of the Company’s common shares on the NYSE as at a date within one week prior to review by the CHRC
•   In the case of stock options, included the Black Scholes option valuation factor

          In accordance with our equity policy, all annual equity awards approved by the CHRC must have an effective grant date that is at least two complete business days after the filing by the Company and NNL with the SEC of their annual financial statements and that is otherwise during a window period as defined under applicable corporate policy. See “— Policy on Award of Equity-Based Compensation”. The filing of our 2006 financial statements was delayed in February 2007 and occurred on March 16, 2007. The number of stock options, restricted stock units and performance stock units were awarded based on a planning value established in February 2007, and the total intended value and related award levels were not adjusted to account for the delay in the timing of the award to March 2007. In approving the awards, the CHRC concluded that no adjustments were necessary given that there had not been a greater than 10% change in the share price. Similarly in 2006, there was a significant delay in the filing of certain of our 2005 financial statements. The OSC issued a management cease trade order on April 10, 2006 prohibiting our directors and certain other insiders from trading in securities of the Company and NNL. Following the receipt by the OSC of all required filings, the OSC lifted the cease trade order effective June 8, 2006. During the period when the cease trade order was in effect, we ceased granting stock options, restricted stock units and performance stock units. As a result, the long-term incentive awards that would normally have been awarded after the filing of the 2005 financial results in the first quarter were delayed until June 2006. The original number of stock options, restricted stock units and performance stock units were based on a planning value established in February 2006, and the total intended value and related award levels were not adjusted to account for the delay in the timing of the award to June 2006 as the CHRC decided not to recalculate the planning values for the entire employee population, including the named executive officers.
          The total intended value of long-term incentives and related award levels for executive officers were affected by the delay in the filing of both the 2005 and 2006 financial statements. In each year, the delivered value was not adjusted to account for the decrease in the share price which occurred from planning to granting as follows:

	Approximate			Decrease in
	Length of			Share Price
	Delay from	Share Price at	Share Price at	from Planning
	Planning to	Planning	Grant	to Grant
Year	Grant	($)	($)	($)
2007	1 month	27.93	25.82	2.11
2006	4 months	31.00	21.20	9.80
Further, no adjustments were made to the intended value of the option awards in order to reflect the decrease in the Black Scholes option valuation factor that occurred from planning to granting.
          On the respective dates of the 2006 and 2007 grants, each named executive officer received the number of stock options, restricted stock units and performance stock units (in the case of Mr. Zafirovski, the number of stock options and performance stock units) that had been determined during the planning process notwithstanding the decreases in the share price shown in the above table or the decrease in the Black Scholes option valuation factor. The resulting effect is that executive officers received long-term incentive awards of less value than that which was originally planned. This effect was particularly great for awards made in 2006. Named executive officers were treated the same as all employees concerning the delays which occurred from planning to granting.
          Another effect of these filing delays was that it made it look like there was a larger increase in the value of long-term incentives awarded from 2006 to 2007 than what was planned. As an example, the following table shows the difference between the intended value and the grant date fair market value of the stock options and performance stock units granted to Mr. Zafirovski in 2006 and 2007. The following table also shows the accounting value as reported in the “Summary Compensation Table for Fiscal Year 2007”, which reflects expense taken in the year with respect to all of the equity awards granted to Mr. Zafirovski. See also “— Reported Pay Versus Received Pay”.

		Grant Date
	Intended	Fair Market	Accounting
	Planning Value	Value	Value
Year	($)	($)	($)
2007	7,499,205	6,096,836	6,424,011
2006	7,007,938	4,617,141	4,153,218
Special One-Time Awards
          In addition to the main components of our compensation program for named executive officers, the Company retains the right to make special one-time cash or equity awards as approved by the CHRC. The purpose of these special one-time awards is generally to retain key executives who have assumed added responsibilities. We also award special one-time awards to new executive officers in order to offset compensation that was forfeited by leaving former employment or in order to attract top executive talent. For information on the special one-time awards awarded to Messrs. Binning and Drinkwater during 2007, see “— 2007 Compensation for the Named Executive Officers”.
Other Compensation
          Named executive officers are also provided with other compensation as reflected in the “All Other Compensation” column in the “Summary Compensation Table for Fiscal Year 2007” and as more fully described under “— Material Terms of Employment Agreements and Arrangements with Named Executive Officers”. The objective of providing other compensation is generally to provide executives with the devices to perform their duties more efficiently and thereby optimize individual performance. Where executive officers relocate in connection with their employment, we provide a relocation program in order to facilitate relocation. We may also agree to tax equalize relocated named executive officers in order to provide tax gross-ups on the taxable portion of certain amounts received by the named executive officer or paid on his behalf.
CIC Plan
          The purpose of the Change in Control Plan (the CIC Plan) (previously the Executive Retention and Termination Plan) is to reinforce and encourage the continued attention and commitment of specified executives to their respective duties without distraction arising from the possibility of a change in control. As the purpose of the CIC Plan is to protect the Company and its shareholders, who might be very adversely affected if management were to be distracted, or were to depart, in the event a change in control transaction were to be proposed, it is consistent with our compensation objective of retaining qualified, high-performing executives, especially those determined by the committee to have a role critical to the business of the Company. We established the CIC Plan in order to provide certain arrangements, including cash payments, accelerated vesting of equity awards, and continuation of health and other benefits, for certain executives whose employment with Nortel is terminated as a result of change in control. In order to reinforce and encourage the continued attention and commitment of executives under potentially disruptive business circumstances, the CIC Plan provides the arrangements noted above to certain executives where both of the following conditions have been met: (i) a change in control of the Company; and (ii) the participant’s employment has been terminated or his or her roles and responsibilities have been substantially altered.
          The CHRC determines eligibility for the CIC Plan based on the roles and responsibilities of each executive officer. In assessing whether an executive officer should participate under the CIC Plan, the CHRC considers, among other things, the critical nature of the individual’s role to the business of Nortel and the importance of retention of the individual. The determination of participation in the CIC Plan by the CHRC is made independent of other compensation considerations, including total target compensation and its component parts. Each of the named executive officers currently participates in the CIC Plan. Mr. Zafirovski participates as President and Chief Executive Officer and is eligible for benefits described for chief executive officer participation. The other named executive officers are eligible for benefits described for tier 1 executive participation. In addition to the CIC Plan, the Company has entered into arrangements with respect to benefits upon termination of employment with Messrs. Zafirovski, Binning, Carey and Hackney. The Company enters into these additional arrangements where it is necessary to recruit an individual with essential skills and experience for the particular role. For additional information, see “— Summary Compensation Table for Fiscal Year 2007 — Material Terms of Employment Agreements and Arrangements with Named Executive Officers” and “— Potential Payments upon Termination or Change in Control”.
          The level of participation, terms and payout levels under the CIC Plan are periodically benchmarked against similar termination benefits of the comparator companies. Most recently in May 2007, Mercer completed a benchmarking review of the CIC Plan against the comparator companies. As a result of this benchmarking exercise, the CIC Plan was recently amended and restated in order to: (i) on a prospective basis, introduce pro rata vesting and settlement of all restricted stock units and performance stock units upon triggering of the CIC Plan, rather than full vesting; and (ii) introduce an United States Internal Revenue Code (Code) 280G excise tax treatment modified cap under which all payments made pursuant to the CIC Plan will be capped only if the amount the individual would receive on an after tax basis exceeds the net amount that would be received on the uncapped amounts, after both income taxes and excise taxes paid on the full amount. Certain other required amendments were also made to the CIC Plan in 2007 to ensure compliance with Section 409A of the Code, including specifying the timing and the form of payments on “Separation from Service” under the CIC Plan, adding a definition of “key employees” under the CIC Plan to match the definition under 409A of the Code. The CIC Plan was further amended in January 2008 to clarify certain amendments regarding timing of payments under the CIC Plan in accordance with Section 409A of the Code.
Pension Plans
          Nortel maintains various employee pension plans in which the named executive officers are eligible to participate. Our employee pension programs have evolved over time in response to competitive market practice and while we continue to maintain a number of plans with active participants, many of these plans are closed to new entrants. In special cases, as with Mr. Zafirovski, we enter into specialized pension arrangements where we deem it necessary to attract high-performing senior executives. The Company also maintains the Supplementary Executive

Retirement Plan for current participants. This plan is no longer open to new participants and none of the named executive officers participate in this plan.
Policies and Guidelines
          The following policies and guidelines apply to the named executive officers, as well as to certain other executive officers and employees.
Policy on Company Aircraft
          The CHRC adopted a written policy regarding travel on company aircraft on January 18, 2007, as amended March 1, 2007 and July 31, 2007. Nortel provides the company aircraft primarily for the safe and efficient travel of the president and chief executive officer and his senior management team. The president and chief executive officer is authorized to use company aircraft for any business travel, travel for commuting purposes and limited personal travel as approved by the chair of the CHRC. The president and chief executive officer (or, at his discretion, his designee) must approve the personal use of company aircraft for all employees, including the other named executive officers. The CHRC reviews company aircraft usage on an annual basis and such usage is disclosed in accordance with applicable securities laws as required. Taxable benefits that arise from travel on the company aircraft are calculated and reported in the employee’s compensation, as required. Taxable benefits related to travel on company aircraft are grossed up if required in accordance with an employment agreement, under applicable corporate policy or as approved by the CHRC.
Policy on Award of Equity-Based Compensation
          On October 12, 2006, the CHRC adopted a written policy on awards of equity-based compensation. Prior to adopting the equity policy, there was an informal general practice of awarding equity substantially in accordance with the requirements of the policy. In accordance with the equity policy, all equity awards approved by the CHRC must be:
•	approved at a meeting that occurs on or prior to the grant date for the award;

•	made in accordance with the applicable equity incentive plan, securities law and stock exchange requirements; and

•	unless otherwise determined by the CHRC: (i) for annual awards, have an effective grant date that is at least two complete business days after the filing by the Company and NNL with the SEC of their Annual Report on Form 10-K and that is otherwise during a window period under our applicable corporate policy; and (ii) for awards made for other valid business reasons, have an effective grant date that is during a window period under our applicable corporate policy.
          The CHRC has also delegated authority to the president and chief executive officer to award equity awards to any employee who is not an officer of Nortel in an amount of up to 20,000 stock options and up to 10,000 restricted stock units or performance stock units in any fiscal year. Under the equity policy, such awards must also be approved on or prior to the grant date for the award, must be made in accordance with the applicable equity incentive plan, securities law and stock exchange requirements and, unless otherwise determined by the chair of the CHRC, must comply with the provisions concerning the effective grant date under the equity policy. In addition, the president and chief executive officer must report any grants made pursuant to this delegation to the CHRC on a quarterly basis.
Policy on Recoupment of Incentive Compensation
          On January 18, 2007 the CHRC adopted a written policy regarding the recoupment of incentive compensation. The recoupment policy was adopted in order to establish and reserve the right of Nortel to recoup incentive compensation payments under certain conditions. This right exists in respect of plan years from January 1, 2007 and equity awards granted on or after January 1, 2007, and may be enforced against any employees who have been designated by the CHRC (initially all directors, senior executives and other reporting insiders under Canadian securities laws) in circumstances involving intentional misconduct that contributes, directly or indirectly, to an error in financial information that materially affects the value of such incentive compensation realized by the employee. If the CHRC determines that an employee committed such intentional misconduct, Nortel is entitled to issue proceedings to recover damages against that employee in respect of any losses incurred or as a result of or in connection with that intentional misconduct. Nortel may, under the recoupment policy, recoup any incentive compensation as an advance against such damages, whether or not proceedings are issued by Nortel. Incentive compensation payments that Nortel may recoup include all sales and incentive compensation, equity-based compensation, bonus payments and any matching pension plan payments made by Nortel.
Share Ownership and Shareholder Alignment
          Nortel’s share ownership guidelines for executive officers and senior employees are intended to ensure that management has the same interests as shareholders in the value of our common shares. The settlement of the long-term incentive awards in common shares of the Company serves as a means for management to achieve share ownership guidelines. Executive officers and senior employees are expected to accumulate and hold, over a period of five years from the date of their appointment or the date the executive officer or senior employee enters a new salary threshold, common shares of the Company having a value proportionate to their base salary. Nortel reviews the guidelines from time to time and may adjust them to reflect market conditions and competitive practice among the comparator companies. The current guidelines, in place since July 2004, are as follows:

Base Salary Range in
US/CDN Dollars	Percentage of Salary
Chief Executive Officer	500%
$400,000 and up	300%
$300,000 to $399,999	200%
$200,000 to $299,999	100%
$100,000 to $199,999	50%
$0 to $99,999	0%
          On May 31, 2007, the CHRC approved the requirement that executive officers hold 50% of all settled vested equity awards (including stock options, restricted stock units and performance stock units) remaining after the payment of taxes and administrative fees associated with the award and the vesting (including the applicable exercise price) towards the maintenance and achievement of the share ownership guidelines.
          The CHRC annually reviews the share ownership guidelines against the level of achievement of the executive officers. Each named executive officer, other than Mr. Lowe, has been an executive officer for less than the five year threshold under the share ownership guidelines. Further, the ability to achieve the guideline value targets has been adversely impacted by the price of the Company’s common shares for the past number of years, as well as by the fact that executive officers were prohibited from acquiring additional common shares of the Company from March 2004 to July 2005 and again from March 2006 to June 2006, due to the delay in the filing of certain of our financial statements. The ability to achieve the guideline value targets has also been adversely impacted by the fact that executive officers were generally not able to purchase shares in the open market as a result of the interaction between the way we settle restricted stock units and the SEC short swing profit rules. As a consequence, Nortel adopted a limited share purchase plan as a vehicle to enable certain Nortel executive officers to purchase common shares from the Company to satisfy share ownership guidelines and to comply with an exemption from the SEC short swing profit rules. All shares issued under the plan will be sold for fair market value determined by reference to the volume weighted average trading price of the shares for the five consecutive trading days on which at least a board lot of shares trades on each of the Toronto Stock Exchange (TSX) and the NYSE, commencing on the day that a purchase order for shares is submitted under the plan, on either the TSX or the NYSE, whichever is higher. The maximum number of shares that may be purchased under the plan is 450,000 shares, representing less than 0.2% of the outstanding common shares of the Company. We recognize that it may be required that we extend the time period in which certain executives must accumulate the required number of shares.

Tax and Accounting Effects
          Section 162(m) of the Code limits the deductibility from U.S. taxable income of certain types of compensation in excess of $1.0 million paid by a “publicly held corporation” to certain of its executive officers. This limitation generally applies to all compensation other than that which is considered to be “performance-based” for purposes of the Code. This limitation does not apply to awards made under the Company’s stock option plans or certain awards under the SIP. Certain of our other programs, although based on the performance of Nortel and the individual, may not be considered “performance-based” for purposes of Section 162(m) of the Code. We have determined that it is not appropriate at this time to limit our discretion to design compensation arrangements for executive officers to qualify such compensation for exemption from the deduction limits of Section 162(m) of the Code.
          Nortel has been using the fair value method to account for its long-term incentive awards in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) (FAS 123R) (disregarding the estimate of forfeitures related to service-based vesting conditions) since January 1, 2003; however, FAS 123R only became effective as of the first annual period beginning after June 15, 2005. The effective date for Nortel’s adherence to FAS 123R was therefore January 1, 2006. All of our long-term incentive awards are subject to the provisions of FAS 123R.
          Although the tax and accounting impacts are considered by the CHRC upon approval of compensation planning for the named executive officers, these impacts are not weighted heavily with regard to our compensation decisions.
Performance Evaluations
          Nortel undertakes corporate-wide individual performance reviews each year commencing in the last fiscal quarter. The purpose of the evaluations is to evaluate and reward performance for a given fiscal year, and for compensation planning and development purposes for the next fiscal year. The CHRC, in conjunction with the president and chief executive officer, annually reviews and assesses the performance of all executive officers who report to the president and chief executive officer and reports findings and recommendations to the Nortel boards. The president and chief executive officer and his delegates review and assess the performance of all other executive officers. Recommendations based on these reviews, including with respect to base salary and short-term and long-term incentive amounts, are presented to the CHRC for approval. The CHRC has full discretion to modify any compensation recommendations. In the case of the chief compliance officer, an annual performance assessment is conducted by the chair of the audit committees and the president and chief executive officer, and is reviewed with the audit committees and the chair of the CHRC.
          The Nortel boards have directed that the president and chief executive officer’s compensation is to be determined by the independent directors of the Nortel boards, together with the CHRC, based on the CHRC’s assessment of the performance of the president and chief executive officer. The CHRC reviews and approves the corporate goals and/or performance objectives relevant to the compensation of the chief executive officer, evaluates the performance of the president and chief executive officer in light of such goals and objectives and, together with other independent directors of the Nortel boards, determines and approves the compensation of the chief executive officer based on such evaluation.

          For the main elements of the compensation paid to the named executive officers in 2007, performance evaluations factored as follows:

Base Salary	• Evaluation of 2006 performance was a factor in determining whether to increase base salary for 2007

Short-Term Incentives	• Individual performance objectives for the 2007 short-term incentive program were set in the beginning of 2007
• The individual performance factor for 2007 under the Incentive Plan was determined by:
• Evaluation of 2007 performance for each named executive officer against his individual objectives

•   Each named executive officer was also evaluated for relative impact on the overall business objectives of Nortel and other subjective criteria, including the personal effectiveness of the named executive officer as compared to the performance of his peers (except in Mr. Zafirovski’s case)

• On February 22, 2008, cash bonuses under the 2007 short-term incentive program were approved based on individual performance factors and the corporate performance factor

Long-Term Incentives	• Evaluation of 2006 performance was a factor in determining the amount of long-term incentives to be awarded in 2007
• Except for Mr. Zafirovski, the entire executive population was grouped into ten tiers for the purpose of awarding long-term incentives in 2007

•   While the actual amount of the long-term incentives awarded to each tier was based on competitive benchmarking, the tier ranking of each named executive officer was determined based on an evaluation of the impact of the named executive officer on the overall business objectives of Nortel and other subjective criteria, including the personal effectiveness of the named executive officer as compared to the performance of his peers

• Based on these assessments, the named executive officers were placed in the top three of ten tiers

•   The amount of Mr. Zafirovski’s long-term incentives for 2007 was determined as a result of an evaluation of his 2006 performance and other subjective considerations, including his personal effectiveness

The Role of Management and Consultants in Nortel’s Executive Officer Compensation Program
The Role of Management
          Management prepares various presentations in advance of CHRC meetings and, at the direction of the chair of the CHRC, provides those presentations to the CHRC’s independent compensation consultant. Prior to the CHRC meetings, management meets with the CHRC’s independent compensation consultant, where required, in order to address any questions or issues raised by them.
          Mr. Zafirovski attends all CHRC meetings but is not present when his own compensation is discussed or approved. Mr. Carey and certain other members of senior management are invited to attend CHRC meetings where appropriate.
          As discussed above, performance evaluations for all executive officers reporting to Mr. Zafirovski, including the named executive officers, are conducted by Mr. Zafirovski and reported to the CHRC. The chair of the Nortel boards coordinates a performance evaluation by each independent director of the Nortel boards for Mr. Zafirovski.
The Role of Consultants
          See “Statement of Corporate Governance Practices — Compensation Consultants”.

2007 Compensation for the Named Executive Officers
          The major elements of compensation paid to or earned by the named executive officers in 2007 are described below. Additional information about the employment agreements between Nortel and the named executive officers is provided under “— Summary Compensation Table for Fiscal Year 2007 — Material Terms of Employment Agreements and Arrangements with Named Executive Officers”.
Mr. Zafirovski
          Mr. Zafirovski did not receive a base salary increase in 2007. The CHRC reviewed his base salary as compared to chief executive officers of the comparator companies and determined that no increase was required. Since November 13, 2006, Mr. Zafirovski’s base salary has been paid in Canadian dollars, prior to which it was paid in U.S. dollars. The difference in the amounts between 2006 and 2007 reflected in the “Salary” column in the “Summary Compensation Table for Fiscal Year 2007” is attributable to this currency conversion.
          On March 21, 2007, the independent members of the Nortel boards awarded 269,000 stock options and 134,000 performance stock units to Mr. Zafirovski. Unlike the other named executive officers, Mr. Zafirovski’s long-term incentives for 2007 were not based on a tiered system. Further, he did not receive restricted stock units as did the other named executive officers. It was determined that an allocation of stock options and performance stock units, both considered by us to be “at risk” since such awards directly link payout with corporate performance, was an effective mix of long-term incentives from a shareholder value perspective. In setting the amount of long-term incentives for 2007, the relative long-term incentive awards for the chief executive officers of the comparator companies were also considered. Also considered were Mr. Zafirovski’s accomplishments and achievements in 2006, which included him providing a foundation to drive Nortel to profitable growth with focused business strategies, building a culture of ethics and accountability and transforming initiatives to build a more competitive business model.
           During 2007, Mr. Zafirovski strengthened Nortel’s strategic direction and delivered solid progress in returning Nortel to profitability and growth. He made significant business and operational progress in completion of the second year of the five year transformation plan. Mr. Zafirovski continued to strengthen Nortel’s commitment to integrity through effective corporate governance practices, maintaining effective internal control over financial reporting and enhanced compliance. The following objectives and assessments of their achievements were material to the determination of Mr. Zafirovski’s cash bonus of $1,288,853 under the Incentive Plan:

2007 Performance Objective		Assessment

•	Strengthen Nortel’s strategic direction	•	Under his leadership, Nortel’s three-pronged strategy - Transformed Enterprise, Next Generation Mobility and Convergence, and Services - generated further market and customer momentum demonstrated by key marquee customer wins and further strengthening of Nortel’s market position for the future
		•	Shaped Nortel’s portfolio to drive profitability and growth in 2007 and beyond
		•	Significantly strengthened strategic partnerships augmenting Nortel’s value proposition

•	Deliver solid financial progress	•	Achieved full-year operating margin of $401 million, the highest annual operating margin since 2000
		•	Expanded revenues in key strategic segments (e.g. Enterprise, Wireless, Optical, and Services)

•	Deliver continued operational excellence	•	Significantly improved Nortel’s supply chain, quality, customer support and cost structure
		•	Optimized R&D investment and cost structure strengthening Nortel’s competitive position

•	Build world-class management team, culture and process	• • • •	Led the settlement of regulatory investigations with the SEC and the OSC, including the strong endorsement by the SEC of the significant remedial actions undertaken by management and the Nortel boards
Elimination of the revenue related material weakness in internal control over financial reporting
Led the continued revitalization of the Company’s leadership around organizational effectiveness to significantly improve its ability to identify and accelerate high-potential talent, improve employee engagement, mentoring and diversity
Accelerated organizational and people development through well instituted programs
Mr. Binning
          Mr. Binning was appointed Executive Vice-President and Chief Financial Officer effective November 12, 2007. Mr. Binning is a senior executive with more than 25 years of financial experience, including chief financial officer positions at Hanson PLC and Marconi PLC. He brings extensive expertise in operational execution and a track record of excellence. As described under “— Material Terms of Employment Agreements and Arrangements with Named Executive Officers”, the CHRC awarded Mr. Binning with a new hire long-term incentive award in order to attract a chief financial officer of Mr. Binning’s experience and effectiveness. Mr. Binning was not eligible for a cash bonus for 2007 under the terms of the Incentive Plan which require active employment on October 1 of a given plan year.
Mr. Drinkwater
          Mr. Drinkwater was appointed Chief Financial Officer on an interim basis effective May 1, 2007. Upon the effective date of the appointment of Mr. Binning as Executive Vice-President and Chief Financial Officer, Mr. Drinkwater resumed his role as Chief Legal Officer, a position he previously held from December 19, 2005 to April 30, 2007. In recognition of his interim appointment as Chief Financial Officer Mr. Drinkwater was awarded a special bonus of $93,179 on February 22, 2008.
          Mr. Drinkwater did not receive a base salary increase in 2007 with respect to his role as Chief Legal Officer. The CHRC reviewed his base salary as compared to similar roles of the comparator companies and determined that no increase was required. On March 21, 2007, Mr. Drinkwater was awarded 27,100 stock options, 13,500 restricted stock units and 13,500 performance stock units in connection with his role as Chief Legal Officer for which he was recognized by the CHRC for having strong leadership, technical and communication skills. Further, these long-term incentives were awarded in recognition of the role that he played in the Global Class Action Settlement as well as his role in various strategic projects.
          The following objectives and assessments of their achievements were material to the determination of Mr. Drinkwater’s cash bonus of $225,494 under the Incentive Plan:

2007 Performance Objective		Assessment

•	Drive successful completion of regulatory investigations	•	Settlement of regulatory investigations with the SEC and the OSC, including the strong endorsement by the SEC of the significant remedial actions undertaken by management and the Nortel boards

•	Deliver cost savings	•	Completed the reorganization of legal department and met targets in 2007 budget

•	Drive strong productivity	•	Delivered on process improvements using Six Sigma initiatives through implementation of contract management system

Further, the CHRC also considered Mr. Drinkwater’s performance in his interim role as Chief Financial Officer, including leading the preparation and filing of the Company’s quarterly financial statements for the second and third quarters of 2007.
Mr. Currie
          On February 7, 2007, Nortel announced that Mr. Currie decided to step down from his position as Executive Vice-President and Chief Financial Officer effective April 30, 2007 and entered into a letter agreement with Mr. Currie concerning the cessation of his duties. The agreement provided Mr. Currie with: (i) the sum of $52,083.33 per month as salary continuance for the period commencing on May 1, 2007 and terminating April 30, 2009 (Currie Salary Continuation Period); (ii) continued eligibility to receive an incentive award payment for 2006 under and in accordance with the Incentive Plan, provided that any payment under the Incentive Plan would be determined based on the terms and conditions of the Incentive Plan and will be made using an individual performance factor of 1.0; (iii) continued participation during the Currie Salary Continuation Period of certain health and life insurance benefits; and (iv) continued vesting of outstanding options and restricted stock awards during the Currie Salary Continuation Period and, to the extent applicable, all equity awards subject to retirement provisions for applicable awards. Nortel also agreed to provide indemnification in accordance with applicable Canadian law and the Company’s by-laws. In addition, Mr. Currie has certain non-disclosure and non-compete obligations under the agreement.
Mr. Carey
          Mr. Carey did not receive a base salary increase in 2007. The CHRC reviewed his base salary as compared to similar roles of the comparator companies and determined that no increase was required. On March 21, 2007, Mr. Carey was awarded 50,000 stock options, 25,000 restricted stock units and 25,000 performance stock units on March 21, 2007. These long-term incentives were awarded in order to recognize the extraordinary combination of his responsibilities, and to recognize him being a key driver for creating a high performance organization and a highly engaged workforce.
          The following objectives and assessments of their achievements were material to the determination of Mr. Carey’s cash bonus of $357,500 under the Incentive Plan, as well as the increased scope and responsibility of his role in 2007 as he assumed additional responsibilities for each of the Lean Six Sigma and Global Quality, Strategic Pricing, and Real Estate organizations in addition to Information Technology, Human Resources, Business Transformation, Change Management, Corporate Responsibility and Knowledge Services:

2007 Performance Objective		Assessment

•	Deliver cost savings	•	Significant annual gross savings under the Business Transformation initiatives, including Achieved a substantial reduction in Corporate Operations costs

•	Enhance organization and talent management	•	Successful completion of strategic decision making process with respect to organizational effectiveness, feedback to leaders (performance, potential, development), succession planning, early identification of high-potential talent and continuous leadership development
		•	Strengthened the leadership team through worldwide recruitment and internal promotions of key executives
		•	Drove managerial excellence program design and launched an improved program to identify and develop emerging leaders at all levels

•	Drive customer and employee satisfaction	•	Directed a substantial number of Lean Six Sigma projects focused primarily on customer satisfaction improvement
		•	Employee satisfaction increased with world-class participation levels in employee survey

Mr. Lowe
          Mr. Lowe did not receive a base salary increase in 2007. The CHRC reviewed his base salary as compared to similar roles of the comparator companies and determined that no increase was required. His base salary was increased from $475,000 to $500,000 effective March 20, 2006. The differences in base salary provided in the “Salary” column in the “Summary Compensation Table for Fiscal Year 2007” reflects that Mr. Lowe did not earn a full year’s base salary at this rate in 2006. On March 21, 2007, Mr. Lowe was awarded 38,400 stock options, 19,200 restricted stock units and 19,200 performance stock units on March 21, 2007, which were awarded in order to recognize the highly technical nature of his roles and responsibilities as leader of Carrier Networks, which is a significant business unit. Further, Mr. Lowe was successful in achieving improvements on most financial, customer, product and quality objectives for the Carrier Networks business.
          The following objectives and assessments of their achievements were material to the determination of Mr. Lowe’s cash bonus of $250,000 under the Incentive Plan:

2007 Performance Objective		Assessment

•	Drive profitable growth in Carrier Networks	• •	Revenue for Carrier Networks increased by $111 million in 2007 Management earnings before taxes for Carrier Networks increased by $339 million in 2007

•	Improve customer satisfaction	• •	Reduced costs related to warranties and key product deficiencies Achieved significant improvement in plan of record predictability and in time to market intervals
Mr. Hackney
          Mr. Hackney’s base salary was increased from $425,000 to $459,000 effective March 19, 2007 in connection with his role as Senior Vice-President, Global Operations and Quality based on the CHRC’s assessment of such role as compared to similar roles of the comparator companies. Effective on the September 19, 2007 date of his appointment as President, Enterprise Solutions, Mr. Hackney’s base salary was increased from $459,000 to $500,000. This increase was awarded by the CHRC in recognition of the additional roles and responsibilities of this new position. On March 21, 2007, Mr. Hackney was awarded 38,400 stock options, 19,200 restricted stock units and 19,200 performance stock units in recognition of his demonstrated leadership abilities and his significant strengthening of workforce, processes and structures through improvement in key business metrics.
          The following objectives and assessments of their achievements were material to the determination of Mr. Hackney’s cash bonus of $325,000 under the Incentive Plan:

2007 Performance Objective		Assessment

President, Enterprise Solutions

•	Improve financial metrics	•	Achieved strong operational growth (Q4 revenues up 14% from Q3)

•	Increased competitiveness	•	Driving growth in new markets

Senior Vice-President, Global Operations and Quality

•	Increase customer satisfaction	•	Substantial improvement in customer satisfaction including increasing customer response times and outage resolution

•	Improved competitiveness	• •	Drove variable cost productivity and reduced sales, general and administrative expenses Decreased inventory days and improved cash conversion cycle
Mr. Slattery
          On September 19, 2007, Nortel announced the departure of Mr. Slattery as President, Enterprise Solutions effective September 30, 2007. Nortel entered into a letter agreement with Mr. Slattery concerning the cessation of his employment. The agreement provides for the following: (i) payment of a severance allowance pursuant to the Nortel Enhanced Severance Allowance Plan from October 1, 2007 through March 31, 2009 (Slattery Severance Period), paid in a bi-weekly amount of $19,230.77; (ii) an election to continue to participate in certain health and life insurance benefits for the duration of the Slattery Severance Period provided that Mr. Slattery pay applicable employee contribution rates; (iii) no eligibility for consideration for futures grants of stock options, restricted stock units and performance stock units; (iv) forfeiture of all previously granted performance stock units; (v) subject to any applicable trading restrictions, the right to exercise any vested stock options or settle any vested restricted stock units in accordance with the terms of the applicable instruments of grant/award, stock option plans and any other relevant documents governing the stock options and restricted stock units; (vi) senior executive outplacement services; (vii) income tax preparation services for the tax years 2007 and 2008; (viii) $5,000 in attorney’s fees; and (ix) no eligibility to receive a payment under the Incentive Plan for 2007. Mr. Slattery was awarded 38,400 stock options, 19,200 restricted stock units and 19,200 performance stock units on March 21, 2007 prior to the cessation of his employment. Under the terms of the severance agreement the performance stock units were forfeited. Nortel also agreed to provide indemnification in accordance with applicable Canadian law and the Company’s by-laws. In addition, Mr. Slattery has certain non-disclosure and non-compete obligations under the agreement.
Mr. Joannou
          On August 1, 2007, Nortel announced the departure of Mr. Joannou as President, North America effective August 31, 2007. Nortel entered into a letter agreement with Mr. Joannou concerning the cessation of his employment. The agreement provides for the following: (i) payment of a severance allowance pursuant to the Nortel Enhanced Severance Allowance Plan from September 1, 2007 through February 28, 2009 (Joannou Severance Period), paid in a bi-weekly amount of $20,000; (ii) an election to continue to participate in certain health and life insurance benefits for the duration of the Joannou Severance Period provided that Mr. Joannou pay applicable employee contribution rates; (iii) no eligibility for consideration for futures grants of stock options, restricted stock units and performance stock units; (iv) forfeiture of all previously granted performance stock units, as well as all stock options and restricted stock units granted to him in 2007; (v) subject to any applicable trading restrictions, the right to exercise any vested stock options or settle any vested restricted stock units granted to him prior to 2007 in accordance with the terms of the applicable instruments of grant/award, stock option plans and any other relevant documents governing the stock options and restricted stock units; (vi) senior executive outplacement services; (vii) income tax preparation services for the tax years 2007 and 2008; and (viii) no eligibility to receive a payment under the Incentive Plan for 2007. Mr. Joannou was awarded 50,000 stock options, 25,000 restricted stock units and 25,000 performance stock units on March 21, 2007 prior to the cessation of his employment, all of which were forfeited under the terms of the severance agreement. Nortel also agreed to provide indemnification in accordance with applicable Canadian law and the Company’s by-laws. In addition, Mr. Joannou has certain non-disclosure and non-compete obligations under the agreement.
Reported Versus Received Pay
          Given the complexity of disclosure requirements concerning executive compensation, and in particular with respect to the standards of financial accounting and reporting related to equity compensation above under “ — Long-Term Incentives”, there is a difference between the compensation that is reported in the “Summary Compensation Table for Fiscal Year 2007” versus that which was actually paid to and received by the executive officers for 2007.

Summary Compensation Table for Fiscal Year 2007
The following table sets forth the compensation awarded to, earned by, or paid to each of the Company’s named executive officers for services rendered by them to the Company during the 2007 fiscal year.

									Change in
									Pension Value
									and
									Nonqualified
								Non-Stock	Deferred
						Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary		Bonus		Awards	Awards	Compensation	Earnings	Compensation		Total
Principal Position	Year	($)		($)		($)(1)	($)(1)	($)(2)	($)(3)	($)(4)		($)
M.S. Zafirovski	2007	1,272,941	(5)	—		3,307,423	3,116,588	1,288,853 (5)	698,714	378,559	(5)	10,063,078
President and Chief	2006	1,198,991	(5)	—		1,873,624	2,279,594	1,174,263 (5)	690,396	1,060,553	(5)	8,277,421
Executive Officer
P.S. Binning(6)	2007	97,191	(5)	—		38,966	—	—	—	17,260	(5)	153,417
Executive Vice-President and Chief Financial Officer
D.W. Drinkwater(6)	2007	512,486	(5)	93,179	(5)(7)	516,875	174,490	225,494 (5)	—	65,964	(5)	1,588,488
Former Chief Financial Officer (interim)/Chief Legal Officer
P.W. Currie(6)	2007	208,333		—		1,497,423	1,747,422	—	—	533,374	(5)	3,986,552
Former Executive	2006	619,656		—		690,478	560,810	312,500	—	69,644	(5)	2,253,088
Vice-President and Chief Financial Officer
D.J. Carey	2007	550,000		—		965,766	206,382	357,500	22,539	583,825	(5)	2,686,012
Executive Vice-President, Corporate Operations
R.S. Lowe	2007	500,000	(8)	—		864,003	836,007	250,000	304,314	3,691		2,758,015
President, Carrier	2006	494,656	(8)	—		466,544	689,196	225,000	302,109	9,000		2,186,505
Networks
J.J. Hackney, Jr.	2007	463,405		—		765,746	386,419	325,000	—	98,038		2,038,608
President,	2006	425,000		125,000		420,054	271,998	195,500	—	248,761	(5)	1,686,313
Enterprise Solutions
S.F. Slattery(9)	2007	375,000		—		1,075,796	983,304	—	52,938	232,386		2,719,424
Former President, Enterprise Solutions
D.C. Joannou(9)	2007	346,667		375,000	(10)	815,959	812,838	—	24,177	251,662		2,626,303
Former President,	2006	515,725		375,000	(10)	447,561	412,980	325,000	25,264	9,000		2,110,530
North America

(1)	Amounts set forth in the “Stock Awards” and “Option Awards” columns represent the respective amounts recognized as compensation expense by Nortel for financial statement reporting purposes in fiscal years 2007 and 2006 with respect to outstanding restricted stock unit and performance stock unit awards and stock option awards, respectively, in accordance with FAS 123R. A discussion of the assumptions used in this valuation with respect to awards made in fiscal year 2007 may be found in Note 18 — Share-based compensation plans to the Company’s consolidated financial statements for the year ended December 31, 2007. A discussion of the assumptions used in this valuation with respect to awards made in fiscal years prior to fiscal year 2007 may be found in the corresponding notes to the Company’s consolidated financial statements for the fiscal year in which the award was made. The following table sets forth the amount out of the total in the “Stock Awards” and “Option Awards” column that is compensation cost related to awards granted in each of 2007 and 2006, respectively, and certain specified instances of accelerated compensation cost recognition.

		Stock Awards	Option Awards
Name	Year	($)	($)
M.S. Zafirovski	2007	817,307	620,200
	2006	470,093	282,562

P.S. Binning	2007	38,966	—

D.W. Drinkwater	2007	173,300	62,481

P.W. Currie [a]	2007	—	—
	2006	160,961	50,608

D.J. Carey [b]	2007	320,925	120,393

R.S. Lowe [c]	2007	246,471	455,452
	2006	140,841	306,545

J.J. Hackney, Jr.	2007	246,471	88,534
	2006	92,553	33,739

S.F. Slattery [d]	2007	330,496	227,726

D.C. Joannou [e]	2007	—	—
	2006	140,841	42,173

[a]	No awards were granted in 2007. The entire compensation cost recognized in 2007 is related to awards granted prior to 2007 and reflects accelerated recognition of compensation cost for stock awards and stock options granted in 2005 and 2006 due to accelerated vesting upon retirement.

[b]	Compensation cost reported for 2007 also reflects accelerated recognition of compensation cost for stock options granted in 2006 and 2007 due to retirement eligibility as of the first fiscal quarter of 2009.

[c]	Compensation cost reported for 2007 and 2006 also reflects accelerated recognition of compensation cost for stock options granted in 2007 and 2006, respectively, due to retirement eligibility.

[d]	Compensation cost reported for 2007 reflects accelerated recognition of compensation cost for stock awards and stock options granted in 2005, 2006 and 2007. Mr. Slattery began his severance period effective October 1, 2007. The severance period does not represent a substantive service requirement. As all performance conditions have been completed, compensation costs have been accelerated.

[e]	Awards granted in 2007 were forfeited at termination. The entire compensation cost recognized in 2007 is related to awards granted prior to 2007 and reflects accelerated recognition of compensation cost for stock awards and stock options granted in 2005 and 2006. Mr. Joannou began his severance period effective September 1, 2007. The severance period does not represent a substantive service requirement. As all performance conditions have been completed, compensation costs have been accelerated.

(2)	Represents incentive cash awards earned under the Incentive Plan.

(3)	Represents the aggregate increase in the actuarial present value of accumulated benefits under the defined benefit and actuarial pension plans (including supplemental plans) from the plan measurement date used for financial statement reporting purposes with respect to the prior completed fiscal year to the plan measurement date used for financial statement reporting purposes with respect to the covered fiscal year as follows:

			Amount
Name	Year	Plan Name	($)
M.S. Zafirovski	2007	Special Pension Benefit Arrangement	698,714
	2006	Special Pension Benefit Arrangement	690,396

D.J. Carey	2007	Nortel Networks Retirement Income Plan	6,219
		Nortel Networks Restoration Plan	16,320

R.S. Lowe	2007	Nortel Networks Retirement Income Plan	1,840
		Nortel Networks Restoration Plan	(18,423)
		Nortel Networks Managerial and Non-Negotiated Pension Plan	71,162
		Nortel Networks Excess Plan	223,238
		Nortel Networks Transitional Retirement Allowance Plan	26,497
	2006	Nortel Networks Retirement Income Plan	28,218
		Nortel Networks Restoration Plan	23,009
		Nortel Networks Managerial and Non-Negotiated Pension Plan	81,677
		Nortel Networks Excess Plan	156,363
		Nortel Networks Transitional Retirement Allowance Plan	12,842

S.F. Slattery	2007	Nortel Networks Retirement Income Plan	782
		Nortel Networks Restoration Plan	(4,883)
		Nortel Networks Managerial and Non-Negotiated Pension Plan	20,935
		Nortel Networks Excess Plan	60,044
		Nortel Networks Transitional Retirement Allowance Plan	(23,940)

D.C. Joannou	2007	Nortel Networks Retirement Income Plan	7,765
		Nortel Networks Restoration Plan	16,412
	2006	Nortel Networks Retirement Income Plan	6,762
		Nortel Networks Restoration Plan	18,502

(4)	Incremental cost of travel on the company aircraft is calculated based on the total direct (or variable) operating costs (fuel, maintenance labor, parts and materials, outside services, crew expenses, catering and commissary, handling, landing and navigation fees, maintenance reserves and miscellaneous expenses) in month traveled divided by the total flight hours of the aircraft during the month. The cost per flight hour is then multiplied by personal flight hours (including so-called “deadhead flights” resulting from the plane returning empty to its home base after taking the executive to his or her destination, or for the aircraft traveling empty to a destination to pick up the executive). Incremental cost of all other perquisites is the actual cost incurred. The following amounts were paid by, or reimbursed by, Nortel in 2007 for:

M.S. Zafirovski
•   the incremental cost of personal travel on the company aircraft and commercial airlines principally related to commuting ($136,262), personal use of ground transportation ($25,595), relocation expenses, tax preparation service, financial planning fees and a business club membership

•   Company contributions under the Managerial and Non-Negotiated Plan (Part III) defined contribution pension plan ($18,636) and the Nortel Networks Limited Investment Plan for Employees — Canada ($157,044)

P.S. Binning	• relocation expenses, including temporary car lease ($15,830)
• taxes paid on his behalf for a car lease benefit and for tax preparation service

D.W. Drinkwater	• tax preparation service ($2,489) and spousal travel costs ($10,279)

•   Company contributions under the Managerial and Non-Negotiated Plan (Part III) defined contribution pension plan ($18,636) and the Nortel Networks Limited Investment Plan for Employees — Canada ($34,335)

• taxes paid on his behalf for tax preparation service

P.W. Currie	• Company contributions under the Nortel Networks Limited Investment Plan for Employees — Canada ($61,110)

•   payments made pursuant to the letter agreement dated February 5, 2007, concerning the cessation of his employment on April 30, 2007, for salary continuance ($416,667), accrued and unused vacation ($51,542) and tax preparation service

• taxes paid on his behalf for tax preparation service

D.J. Carey	• the incremental cost of personal travel on the company aircraft and commercial airlines principally related to commuting ($38,777), relocation expenses ($161,605), personal use of ground transportation and tax preparation service
• taxes ($369,162) pursuant to the tax-equalization provisions in his employment agreement and taxes paid on his behalf for tax preparation service

R.S. Lowe	• Company contributions under the Nortel Networks Long-Term Investment Plan ($3,462)
• taxes paid on his behalf for tax preparation service

J.J. Hackney, Jr.	• Company contributions under the Nortel Networks Long-Term Investment Plan ($13,500) and the Nortel Networks Long-Term Investment Restoration Plan ($25,299)
• taxes ($58,916) pursuant to the Permanent Relocation Program provisions in his employment agreement and taxes paid on his behalf for tax preparation service

S.F. Slattery	• Company contributions under the Nortel Networks Long-Term Investment Plan ($8,100)

•   payments earned or made pursuant to the letter agreement dated September 18, 2007, concerning the cessation of his employment on September 30, 2007, for severance allowance ($125,000), accrued and unused vacation ($96,154) and attorney’s fees

• taxes paid on his behalf for tax preparation service

D.C. Joannou	• Company contributions under the Nortel Networks Long-Term Investment Plan ($8,100)

•   payments earned or made pursuant to the letter agreement dated July 27, 2007, concerning the cessation of his employment on August 31, 2007, for severance allowance ($173,333) and accrued and unused vacation ($70,000)

• taxes paid on his behalf for tax preparation service

(5)	Represents the U.S. dollar equivalent of certain payments actually earned or paid in local currency. Amounts for the incremental cost of air travel in Canadian dollars have been converted using the month-end exchange rate in effect during the applicable month of travel. Amounts representing relocation expenses and ground travel submitted in local currency have been converted using the exchange rate in effect at the time the expense is submitted for payment. All other compensation paid in Canadian dollars has been converted using the average of the exchange rates in effect during 2007 equal to US$1.00 = Cdn$1.0732 and during 2006 equal to US$1.00 = Cdn$1.1343, respectively, other than Mr. Zafirovski’s salary from November 13, 2006 until December 31, 2006, which was converted to U.S. dollars using the average of the month-end exchange rates for November and December 2006 equal to US$1.00 = Cdn$1.1455, and Mr. Binning’s salary which was converted to U.S. dollars using the average of the month-end exchange rates for November and December 2007 equal to US$1.00 = Cdn$0.9849. Mr. Zafirovski did not receive a salary increase in 2007. Since November 13, 2006, Mr. Zafirovski’s base salary has been paid in Canadian dollars, prior to which it was paid in U.S. dollars. The increase between 2006 and 2007 reflected in the “Salary” column is attributable to this currency conversion.

(6)	On February 7, 2007, Nortel announced that Mr. Currie decided to step down from his position as Executive Vice-President and Chief Financial Officer effective April 30, 2007. Mr. Drinkwater was appointed Chief Financial Officer on an interim basis, effective May 1, 2007. Effective November 12, 2007, Mr. Binning was appointed Executive Vice-President and Chief Financial Officer, at which time Mr. Drinkwater resumed his role as Chief Legal Officer.

(7)	Represents a one-time special bonus approved by the CHRC in recognition of Mr. Drinkwater’s service as Chief Financial Officer for the period from May 1, 2007 to November 11, 2007.

(8)	Mr. Lowe’s base salary was increased to $500,000 effective March 20, 2006. The differences in base salary showing from 2006 to 2007 reflects that Mr. Lowe did not earn a full year’s base salary at this rate in 2006. He did not receive a salary increase in 2007.

(9)	On September 19, 2007, Nortel announced the departure of Mr. Slattery as President, Enterprise Solutions effective September 30, 2007. On August 1, 2007, Nortel announced the departure of Mr. Joannou as President, North America effective August 31, 2007.

(10)	Represents a special bonus pursuant to a letter agreement entered into on September 29, 2005 between the Company and Mr. Joannou. The first of two $375,000 installments was made in 2006 and the second was made in 2007.
Material Terms of Employment Agreements and Arrangements with Named Executive Officers
     The following is a summary of the material terms of the employment arrangements for the named executive officers. For more information regarding the named executive officers’ pension benefits and other post-employment compensation, see “— Pension Benefits for Fiscal Year 2007” and “— Potential Payments upon Termination or Change in Control”. For details of the letter agreement entered into with each of Mr. Currie, Mr. Slattery and Mr. Joannou with respect to the cessation of their employment, respectively, see “— Compensation Discussion and Analysis — 2007 Compensation for the Named Executive Officers”.
Mr. Zafirovski
     Mr. Zafirovski’s employment agreement provides for tax equalization so that his after-tax compensation will be the same as if he were a resident of the State of Illinois. Compensation for this purpose includes salary, short-term incentive awards, long-term incentives and benefits under Nortel’s employee benefit plans (including the Nortel relocation plan) to the extent such benefits shall be considered income for tax purposes and any other similar payments or awards. His employment agreement further provides for perquisites including annual reimbursement of up to $25,000 for financial planning, as well as tax preparation services and reimbursement of his relocation expenses. Mr. Zafirovski is also eligible to participate in the Nortel employee benefit plans, including the Capital Accumulation and Retirement Program (CARP) and the Nortel relocation program, in accordance with the generally applicable terms of such plans, as well as the CIC Plan.
     Mr. Zafirovski was eligible for a special lifetime annual pension benefit of $500,000, including a 60% joint and survivor benefit for his spouse. At the June 28, 2006 meeting of the CHRC, Mr. Zafirovski proposed a voluntary 29% reduction of this special lifetime annual pension benefit, in conjunction with changes announced on June 27, 2006 relating to our current pension programs in the United States and Canada. The CHRC accepted Mr. Zafirovski’s proposal and recommended it to the Nortel boards for approval. At a joint meeting of the boards held on June 28, 2006, the boards approved the voluntary reduction. As a result, Mr. Zafirovski will now be eligible for a special lifetime annual pension benefit of $355,000 per year rather than $500,000 per year. Mr. Zafirovski’s eligibility for this special pension will accrue after five years of active employment. The special pension benefit will be payable monthly following retirement on or after age 60.
     The termination of Mr. Zafirovski’s employment at or after five years will also be treated as a retirement for purposes of the terms of all equity incentive awards granted to Mr. Zafirovski under the Company’s stock option plans. In recruiting Mr. Zafirovski, it was also necessary to agree to a provision concerning involuntary separation.
Mr. Binning
     Nortel entered into an employment agreement with Mr. Binning in connection with his appointment as Executive Vice-President and Chief Financial Officer effective November 12, 2007. Pursuant to the terms of his employment agreement, Mr. Binning’s base salary is Cdn$683,000. Under his employment agreement, Mr. Binning was also entitled to receive a one-time grant of restricted stock units with an intended value of $1,350,000 under and subject to the terms and conditions of the SIP and Nortel’s policies and procedures at the time of grant. Based on the twenty day average closing price of the Company’s common shares on the NYSE on November 9, 2007 of $16.68, the intended value was converted to a new hire long-term incentive award of 81,000 restricted stock units on November 15, 2007. His restricted stock units have a five year vesting term, which is greater than the standard three year term in order to further encourage retention. Mr. Binning’s employment agreement also provides that, in conjunction with Nortel’s 2008 annual Integrated Talent Planning cycle, he will receive an award of long-term incentives valued at approximately $2,300,000 using Nortel’s prescribed valuation method for equity vehicles applicable to senior executives of Nortel generally, in line with the 2008 long-term incentive program design approved by the CHRC and under and subject to the terms and conditions of the SIP (or any equivalent plan existing on the date thereof) and Nortel’s policies and procedures at the time of grant.

     Mr. Binning is also eligible to participate in certain employee benefit plans, the Nortel relocation program and the CIC Plan in accordance with the generally applicable terms of such plans. In recruiting Mr. Binning, it was also necessary to agree to a provision concerning involuntary separation.
Mr. Drinkwater
     Nortel entered into an employment agreement with Mr. Drinkwater in connection with his appointment as Chief Legal Officer effective December 19, 2005 under which Mr. Drinkwater is eligible to participate in certain employee benefit plans and the CIC Plan in accordance with the generally applicable terms of such plans. Nortel did not enter into an agreement with respect to Mr. Drinkwater’s appointment as Chief Financial Officer on an interim basis from May 1, 2007 to November 11, 2007.
Mr. Carey
     Nortel entered into an employment agreement with Mr. Carey in connection with his appointment as Executive Vice-President, Corporate Operations effective January 30, 2006. Mr. Carey’s employment agreement provides for tax equalization so that his after-tax compensation will be the same as if he were a resident of the State of Illinois. Mr. Carey is also eligible to participate in certain employee benefit plans and the CIC Plan in accordance with the generally applicable terms of such plans. In recruiting Mr. Carey, it was also necessary to agree to a provision concerning involuntary separation.
Mr. Lowe
     Mr. Lowe is an experienced executive who has been employed by Nortel since June 1980. He is eligible to participate in certain employee benefit plans and the CIC Plan in accordance with the generally applicable terms of such plans.
Mr. Hackney
     Nortel entered into an employment agreement with Mr. Hackney in connection with his appointment as President, Enterprise Solutions as of December 13, 2007. This agreement updates and replaces the terms and conditions of the letter between Nortel and Mr. Hackney in connection with his appointment as Senior Vice-President, Supply Chain and Quality. Mr. Hackney is eligible to participate in the long-term incentive program and certain employee benefit plans, including relocation and the CIC Plan, in accordance with the generally applicable terms of such plans. Mr. Hackney has elected not to participate in any Nortel pension plans. In order to recruit Mr. Hackney, it was necessary to agree to a provision in his original employment agreement concerning involuntary separation and this provision was extended to his current agreement.

Grants of Plan-Based Awards in Fiscal Year 2007
          The following table sets forth information concerning equity awards granted by the Company to the named executive officers under the SIP during the 2007 fiscal year and the possible payouts to the named executive officers under the Incentive Plan for the 2007 fiscal year. For a description of the material terms of the SIP, see “Equity-Based Compensation Plans — Nortel 2005 Stock Incentive Plan”. For a description of the material terms of the Incentive Plan see “— Compensation Discussion and Analysis — Short Term Incentives”.

								All Other
							All	Option			Grant
							Other	Awards:	Exercise		Date
							Stock	Number	or		Fair
	Grant	Estimated Possible					Awards:	of	Base	Closing	Value of
	Date/	Payouts under		Estimated Future Payouts			Number	Securities	Price of	Price on	Stock
	Corporate	Non-Equity Incentive		under Equity Incentive			of Shares	Under-	Option	Grate	and
	Approval	Plan Awards		Plan Awards			of Stock	lying	Awards	Date on	Option
	Date	Target	Max	Threshold	Target	Max	or Units	Options	($/Sh)	NYSE	Awards
Name	(1)	($)	($)	(#)	(#)	(#)	(#)	(#)	(2)	($)	($)(3)
M.S. Zafirovski	March 21/March 15	—	—	—	—	—	—	269,000	25.82 (4)	26.11	3,190,537
	March 21/March 15	—	—	67,000	134,000	268,000	—	—	—	—	2,906,299
		1,909,411	3,818,822
	—	(5)	(5)	—	—	—	—	—	—	—	—
P. S. Binning(6)	November 15/November 15	—	—	—	—	—	81,000	—	—	—	1,514,700
D. W. Drinkwater	March 21/March 15	—	—	—	—	—	—	27,100	25.82 (4)	26.11	321,426
	March 21/March 15	—	—	—	—	—	13,500	—	—	—	348,570
	March 21/March 15	—	—	6,750	13,500	27,000	—	—	—	—	292,799
	—	409,989 (5)	819,978 (5)	—	—	—	—	—	—	—	—
P.W. Currie(7)(8)	—	—	—	—	—	—	81,000	—	—	—	1,514,700
D.J. Carey	March 21/March 15	—	—	—	—	—	—	50,000	25.82	26.11	593,037
	March 21/March 15	—	—	—	—	—	25,000	—	—	—	645,500
	March 21/March 15	—	—	12,500	25,000	50,000	—	—	—	—	542,220
	—	550,000	1,100,000	—	—	—	—	—	—	—	—
R.S. Lowe	March 21/March 15	—	—	—	—	—	—	38,400	25.82	26.11	455,452
	March 21/March 15	—	—	—	—	—	19,200	—	—	—	495,744
	March 21/March 15	—	—	9,600	19,200	38,400	—	—	—	—	416,425
	—	500,000	1,000,000	—	—	—	—	—	—	—	—

								All Other
							All	Option			Grant
							Other	Awards:	Exercise		Date
							Stock	Number	or		Fair
	Grant						Awards:	of	Base	Closing	Value of
	Date/						Number	Securities	Price of	Price on	Stock
	Corporate	Estimated Possible					of Shares	Under-	Option	Grate	and
	Approval	Payouts under		Estimated Future Payouts			of Stock	lying	Awards	Date on	Option
	Date	Non-Equity Incentive		under Equity Incentive			or Units	Options	($/Sh)	NYSE	Awards
Name	(1)	Plan Awards		Plan Awards			(#)	(#)	(2)	($)	($)(3)
J.J. Hackney, Jr.	March 21/March 15	—	—	—	—	—	—	38,400	25.82	26.11	455,452
	March 21/March 15	—	—	—	—	—	19,200	—	—	—	495,744
	March 21/March 15	—	—	9,600	19,200	38,400	—	—	—	—	416,425
	—	500,000	1,000,000	—	—	—	—	—	—	—	—
S.F. Slattery(7)	March 21/March 15	—	—	—	—	—	—	38,400	25.82	26.11	455,452
	March 21/March 15	—	—	—	—	—	19,200	—	—	—	495,744
	March 21/March 15	—	—	9,600	19,200	38,400	—	—	—	—	416,425
	—	—	—	—	—	—	—	38,400	25.82	26.11	455,452
D. C. Joannou(7)(9)	March 21/March 15	—	—	—	—	—	—	50,000	25.82	26.11	593,037
	March 21/March 15	—	—	—	—	—	25,000	—	—	—	645,500
	March 21/March 15	—	—	12,500	25,000	50,000	—	—	—	—	542,220
	—	—	—	—	—	—	—	50,000	25.82	26.11	593,037

(1)	Grants were approved by the CHRC at its March 15, 2007 meeting in accordance with the equity policy. The grant to Mr. Zafirovski was approved at the March 15, 2007 board meeting also in accordance with the equity policy. These grants were approved with a March 21, 2007 effective date provided that the following conditions were satisfied: (i) the opening of a window period as a result of the filing of financial statements for the year ended December 31, 2006; and (ii) satisfactory completion of consultation with the SEC. All 2007 long-term incentives were awarded in accordance with the SIP and applicable securities laws and stock exchange requirements. The grant for Mr. Binning was approved by the CHRC by written resolution with an effective date of November 15, 2007.

(2)	Stock options are awarded at an option price not less than the “market value” (as determined in accordance with the SIP) of a common share of the Company on the grant date. For a description of the methodology of determining the exercise price, see “Equity Based Compensation Plans — Nortel 2005 Stock Incentive Plan”.

(3)	Aggregate grant date fair values computed in accordance with FAS 123R. For a detailed description of the assumptions made in the valuation of stock options, restricted stock units and performance stock units, see Note 18 — Share-based compensation plans to the Company’s consolidated financial statements for the year ended December 31, 2007.

(4)	Canadian grants issued with an exercise price of Cdn$29.90. Table reflects equivalent U.S. dollar exercise price converted using the March 21, 2007 Bank of Canada noon rate of exchange rate of US$1.00 = Cdn$1.1578.

(5)	Amounts have been converted using the average of the exchange rates in effect during 2007 equal to US$1.00 = Cdn$1.0732.

(6)	Mr. Binning commenced employment on November 12, 2007. Based on his hire date, he was not eligible for an Incentive Plan award in 2007 as he was not actively employed in an eligible role for at least three full calendar months in the plan period.

(7)	Did not receive an Incentive Plan award in 2007 due to change in employment status. Employees who terminate before December 31 of a plan period are not eligible to receive a plan award for that plan period.

(8)	No stock awards or option awards were granted to Mr. Currie in 2007.

(9)	The stock awards and option awards granted to Mr. Joannou in 2007 were forfeited at termination.

Outstanding Equity Awards at End of Fiscal Year 2007
          The following table sets forth information regarding unexercised options, restricted stock units that have not vested, and unearned performance stock units outstanding for each named executive officer as of December 31, 2007.

	Option Awards						Stock Awards
										Equity		Equity
										Incentive		Incentive
										Plan		Plan
										Awards:		Awards:
										Number of		Market or
									Market	Unearned		Payout Value
							Number of		Value of	Shares,		of Unearned
	Number of	Number of					Shares or		Shares or	Units or		Shares, Units
	Securities	Securities					Units of		Units of	Other		or Other
	Underlying	Underlying		Option			Stock That		Stock That	Rights That		Rights That
	Unexercised	Unexercised		Exercise		Option	Have Not		Have Not	Have Not		Have Not
	Options	Options		Price		Expiration	Vested		Vested	Vested		Vested
Name	(#) Exercisable	(#) Unexercisable		($)(1)		Date	(#)		($)	(#)(2)		($)(3)
M.S. Zafirovski	200,000	300,000	(4)	31.00		November 14, 2015	135,900	(5)	2,050,731	—		—
	41,875	125,625	(6)	21.20		June 13, 2016	—		—	56,500	(7)	852,585
	—	269,000	(8)	25.82	(9)	March 20, 2017	—		—	67,000	(10)	1,011,030
P. S. Binning	—	—		—		—	81,000	(11)	1,222,290	—		—
D.W. Drinkwater	5,000	5,000	(12)	32.10	(13)	December, 18, 2015	4,734	(14)	71,436	—		—
	5,000	15,000	(15)	21.20	(16)	June 13, 2016	7,667	(17)	115,695	5,750	(7)	86,768
	—	27,100	(18)	25.82	(9)	March 20, 2017	13,500	(19)	203,715	6,750	(10)	101,858
P.W. Currie	50,000	50,000	(20)	31.80	(21)	April 30, 2012(22)	16,666	(23)	251,490	—		—
	30,000	—		21.20	(16)	April 30, 2010(22)	13,334	(24)	201,210	10,000	(25)	150,900
D.J. Carey	6,250	18,750	(26)	21.20		June 13, 2016	45,000	(27)	679,050	8,750	(7)	132,038
	—	50,000	(28)	25.82		March 20, 2017	25,000	(29)	377,250	12,500	(10)	188,625
R.S. Lowe	2,800	—		112.90		January 28, 2008	—		—	—		—
	1,600	—		146.10		July 30, 2008	—		—	—		—
	3,200	—		101.48		October 28, 2008	—		—	—		—
	1,600	—		155.33		January 27, 2009	—		—	—		—
	2,666	—		71.60		November 29, 2009	—		—	—		—
	2,666	—		71.60		January 26, 2010	—		—	—		—
	1,333	—		71.60		June 28, 2010	—		—	—		—
	4,000	—		71.60		September 27, 2010	—		—	—		—
	4,000	—		71.60		January 24, 2011	—		—	—		—
	15,000	—		51.50		February 27, 2012	—		—	—		—
	37,500	37,500	(30)	31.80		September 6, 2015	—		—	—		—
	—	—		—		—	10,000	(31)	150,900	—		—
	6,250	18,750	(32)	21.20		June 13, 2016	11,667	(33)	176,055	8,750	(7)	132,038
	—	38,400	(34)	25.82		March 20, 2017	19,200	(35)	289,728	9,600	(10)	144,864
J.J. Hackney, Jr.	25,000	25,000	(36)	29.80		December 8, 2015	11,000	(37)	165,990	—		—
	5,000	15,000	(38)	21.20		June 13, 2016	7,667	(39)	115,695	5,750	(7)	86,768
	—	38,400	(40)	25.82		March 20, 2017	19,200	(41)	289,728	9,600	(10)	144,864

	Option Awards					Stock Awards
									Equity	Equity
									Incentive	Incentive
									Plan	Plan
									Awards:	Awards:
									Number of	Market or
								Market	Unearned	Payout Value
						Number of		Value of	Shares,	of Unearned
	Number of	Number of				Shares or		Shares or	Units or	Shares, Units
	Securities	Securities				Units of		Units of	Other	or Other
	Underlying	Underlying		Option		Stock That		Stock That	Rights That	Rights That
	Unexercised	Unexercised		Exercise	Option	Have Not		Have Not	Have Not	Have Not
	Options	Options		Price	Expiration	Vested		Vested	Vested	Vested
Name	(#) Exercisable	(#) Unexercisable		($)(1)	Date	(#)		($)(2)	(#)(3)	($)(2)
S.F. Slattery	720	—		112.90	January 28, 2008	—		—	—	—
	1,066	—		101.48	October 28, 2008	—		—	—	—
	1,866	—		71.60	June 29, 2009(22)	—		—	—	—
	1,666	—		71.60	June 29, 2009(22)	—		—	—	—
	2,000	—		71.60	June 29, 2009(22)	—		—	—	—
	20,000	—		51.50	June 29, 2009(22)	—		—	—	—
	37,500	37,500	(42)	31.80	June 29, 2009(22)	—		—	—	—
	—	—		—	—	10,000	(43)	150,900	—	—
	6,250	18,750	(44)	21.20	June 29, 2009(22)	11,667	(45)	176,055	—	—
	—	38,400	(46)	25.82	June 29, 2009(22)	19,200	(47)	289,728	—	—
D. C. Joannou	133	—		112.90	January 28, 2008	—		—	—	—
	1,066	—		101.48	October 28, 2008	—		—	—	—
	1,333	—		155.33	January 27, 2009	—		—	—	—
	1,333	—		71.60	May 29, 2009 (22)	—		—	—	—
	333	—		71.60	May 29, 2009 (22)	—		—	—	—
	800	—		71.60	May 29, 2009 (22)	—		—	—	—
	9,000	—		51.50	May 29, 2009 (22)	—		—	—	—
	37,500	37,500	(48)	30.70	May 29, 2009 (22)	10,000	(49)	150,900	—	—
	6,250	18,750	(50)	21.20	May 29, 2009 (22)	11,667	(51)	176,055	—	—

(1)	Historical exercise prices have been adjusted to reflect the 1-for-10 consolidation of the Company’s issued and outstanding common shares effective December 1, 2006.

(2)	The market value is computed by multiplying the closing market price of the Company’s common shares on the NYSE on December 31, 2007 ($15.09), by the number of shares or units held.

(3)	The number of unearned performance stock units is based on a threshold payout of 50% of award.

(4)	100,000 options will vest on each of November 15, 2008, November 15, 2009 and November 15, 2010.

(5)	45,300 restricted stock units will vest on each of November 15, 2008, November 15, 2009 and November 15, 2010.

(6)	41,875 options will vest on each of June 14, 2008, June 14, 2009 and June 14, 2010.

(7)	Performance stock units will vest on December 31, 2008.

(8)	67,250 options will vest on each of March 21, 2008, March 21, 2009, March 21, 2010 and March 21, 2011.

(9)	Canadian grant issued with an exercise price of Cdn$29.90. Table reflects equivalent U.S. dollar exercise price converted using the March 21, 2007 Bank of Canada noon rate of exchange of US$1.00 = Cdn$1.1578.

(10)	Performance stock units will vest on December 31, 2009.

(11)	16,200 restricted stock units will vest on each of November 15, 2008, November 15, 2009, November 15, 2010, November 15, 2011 and November 15, 2012.

(12)	2,500 options will vest on each of December 19, 2008 and December 19, 2009.

(13)	Canadian grant issued with an exercise price of Cdn$37.40. Table reflects equivalent U.S. dollar exercise price converted using the December 19, 2005 Bank of Canada noon rate of exchange of US$1.00 = Cdn$1.1634.

(14)	4,734 restricted stock units will vest on December 19, 2008.

(15)	5,000 options will vest on each of June 14, 2008, June 14, 2009 and June 14, 2010.

(16)	Canadian grant issued with an exercise price of Cdn$23.60. Table reflects equivalent U.S. exercise price converted using the June 14, 2006 Bank of Canada noon rate of exchange of US$1.00 = Cdn$1.1122.

(17)	3,833 restricted stock units will vest on June 14, 2008 and 3,834 restricted stock units will vest on June 14, 2009.

(18)	6,775 options will vest on each of March 21, 2008, March 21, 2009, March 21, 2010 and March 21, 2011.

(19)	4,500 restricted stock units will vest on each of March 21, 2008, March 21, 2009 and March 21, 2010.

(20)	25,000 options will vest on September 7, 2008 and 25,000 options will vest on May 1, 2009. Accelerated vesting of final tranche of options due to retirement.

(21)	Canadian grant issued with an exercise price of Cdn$37.80. Table reflects equivalent U.S. dollar exercise price converted using the September 7, 2005 Bank of Canada noon rate of exchange of US$1.00 = Cdn$1.1863.

(22)	Option term shortened due to change in employment status.

(23)	16,666 restricted stock units will vest on September 7, 2008.

(24)	6,667 restricted stock units will vest on June 14, 2008. The settlement of the remaining outstanding restricted stock units will be accelerated on a prorated basis with 5,845 restricted stock units settling on May 1, 2009 and the outstanding balance of 822 expiring on May 1, 2009.

(25)	Performance stock units will vest on December 31, 2008. Due to retirement a pro-rata settlement contingent on the achievement of the performance criteria will be made upon vest.

(26)	6,250 options will vest on each of June 14, 2008, June 14, 2009 and June 14, 2010.

(27)	22,500 restricted stock units will vest on each of June 14, 2008 and June 14, 2009.

(28)	12,500 options will vest on each of March 21, 2008, March 21, 2009, March 21, 2010 and March 21, 2011.

(29)	8,333 restricted stock units will vest on each of March 21, 2008 and March 21, 2009 and 8,334 restricted stock units will vest on March 21, 2010.

(30)	18,750 options will vest on each of September 7, 2008 and September 7, 2009.

(31)	10,000 restricted stock units will vest on September 28, 2008.

(32)	6,250 options will vest on each of June 14, 2008, June 14, 2009 and June 14, 2010.

(33)	5,833 restricted stock units will vest on June 14, 2008 and 5,834 restricted stock units will vest on June 14, 2009.

(34)	9,600 options will vest on each of March 21, 2008, March 21, 2009, March 21, 2010 and March 21, 2011.

(35)	6,400 restricted stock units will vest on each of March 21, 2008, March 21, 2009 and March 21, 2010.

(36)	12,500 options will vest on each of December 9, 2008 and December 9, 2009.

(37)	11,000 restricted stock units will vest on December 9, 2008.

(38)	5,000 options will vest on each of June 14, 2008, June 14, 2009 and June 14, 2010.

(39)	3,833 restricted stock units will vest on June 14, 2008 and 3,834 restricted stock units will vest on June 14, 2009.

(40)	9,600 options will vest on each of March 21, 2008, March 21, 2009, March 21, 2010 and March 21, 2011.

(41)	6,400 restricted stock units will vest on each of March 21, 2008, March 21, 2009 and March 21, 2010.

(42)	18,750 options will vest on September 7, 2008. The last tranche will expire unvested on severance end date.

(43)	10,000 restricted stock units vest on September 28, 2008.

(44)	6,250 options will vest on June 14, 2008. The remaining unvested options will expire on severance end date.

(45)	5,833 restricted stock units will vest on June 14, 2008. The remaining unvested restricted stock units will expire on severance end date.

(46)	9,600 options will vest on each of March 21, 2008 and March 21, 2009. The remaining unvested options will expire on severance end date.

(47)	6,400 restricted stock units will vest on each of March 21, 2008 and March 21, 2009. The remaining unvested restricted stock units will expire on severance end date.

(48)	18,750 options will vest on November 22, 2008. The remaining unvested options will expire on severance end date.

(49)	10,000 restricted stock units will vest on November 22, 2008.

(50)	6,250 options will vest on June 14, 2008. The remaining unvested options will expire on severance end date.

(51)	5,833 restricted stock units will vest on June 14, 2008. The remaining unvested restricted stock units will expire on severance end date.

Option Exercises and Stock Vested in Fiscal Year 2007
          The following table sets forth information regarding the vesting of restricted stock units during the 2007 fiscal year for each of the named executive officers on an aggregated basis. None of the named executive officers exercised any options to purchase common shares of the Company during the 2007 fiscal year.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)
M.S. Zafirovski	—	—	45,300	832,614	(1)
P.S. Binning	—	—	—	—
D.W. Drinkwater	—	—	3,833	96,937	(2)
	—	—	4,733	74,308	(3)
P.W. Currie	—	—	6,666	168,583	(2)
	—	—	16,667	282,339	(4)
D.J. Carey	—	—	22,500	569,025	(2)
R.S. Lowe	—	—	5,833	147,517	(2)
	—	—	10,000	169,800	(5)
J.J. Hackney, Jr.	—	—	3,833	96,937	(2)
	—	—	11,000	186,120	(6)
S.F. Slattery	—	—	5,833	147,517	(2)
	—	—	10,000	169,800	(5)
D.C. Joannou	—	—	5,833	147,517	(2)
	—	—	10,000	169,500	(7)

(1)	Based on November 15, 2007 NYSE market close price of $18.38.

(2)	Based on June 14, 2007 NYSE market close price of $25.29.

(3)	Based on December 19, 2007 NYSE market close price of $15.70.

(4)	Based on September 7, 2007 NYSE market close price of $16.94.

(5)	Based on September 28, 2007 NYSE market close price of $16.98.

(6)	Restricted stock units vested Sunday December 9, 2007. Based on December 7, 2007 NYSE market close price of $16.92.

(7)	Restricted stock units vested on November 22, 2007. Due to market holiday, settlement based on November 21, 2007 NYSE market close price of $16.95.

Pension Benefits for Fiscal Year 2007
          The following table sets forth certain information regarding each plan that provides for pension benefits to the named executive officers at, following, or in connection with retirement.

		Number of
		Years	Present Value of		Payments
		Credited	Accumulated		During Last
		Service	Benefit		Fiscal Year
Name	Plan Name	(#)	($)(1)		($)
M.S. Zafirovski	Special Pension Benefit Arrangement	1.96	1,389,110	(2)	—

P.S. Binning	—	—	—		—

D.W. Drinkwater	—	—	—		—

P.W. Currie	—	—	—		—

D.J. Carey	Nortel Networks Retirement Income Plan	2	15,228	(3)
	Nortel Networks Restoration Plan	2	20,252	(3)

R.S. Lowe	Nortel Networks Retirement Income Plan	11	327,945	(3)	—
	Nortel Networks Restoration Plan	11	606,634	(3)	—
	Nortel Networks Managerial and
	Non-Negotiated Pension Plan	16.83	702,869	(4)	—
	Nortel Networks Excess Plan	16.83	786,895	(4)	—
	Nortel Networks Transitional
	Retirement Allowance Plan	16.83	108,938	(4)	—

J.J. Hackney, Jr.	—	—	—		—

S.F. Slattery	Nortel Networks Retirement Income Plan	12	179,595	(3)	—
	Nortel Networks Restoration Plan	12	375,088	(3)	—
	Nortel Networks Managerial and
	Non-Negotiated Pension Plan	9.50	302,967	(4)	—
	Nortel Networks Excess Plan	9.50	198,202	(4)	—
	Nortel Networks Transitional
	Retirement Allowance Plan	9.50	—	(4)	—

D.C. Joannou	Nortel Networks Retirement Income Plan	14	100,076	(3)	—
	Nortel Networks Restoration Plan	14	226,461	(3)	—

(1)	In accordance with CSA Staff Notice 51-314 — Retirement Benefits Disclosure, the present value of accumulated benefits are estimated amounts based on assumptions, which represent contractual entitlements that may change over time. The method used to determine such estimated amounts will not be identical to the method used by other issuers and, as a result, the figures may not be directly comparable across companies. For the underlying assumptions for the Company’s defined benefit plans, see Note 8 — Employee benefit plans of the Company’s consolidated financial statements for the year ended December 31, 2007.

(2)	Mr. Zafirovski is eligible for a special pension benefit. He is entitled to a pension of $355,000 per year after five years of service. The pension is to commence at age 60 and is payable as a joint and survivor 60% annuity. As Mr. Zafirovski was hired on October 17, 2005, he had accrued 1.96 years as at the plan measurement date of September 30, 2007. The accumulated benefit is based on the ratio of this period of service to five years. The present value represents this portion of the benefit discounted from the date of commencement back to September 30, 2007, based on a discount rate of 5.56% and post retirement mortality based on the RP2000 Table Projected to 2016.

(3)	The following assumptions were used in the calculations of the present value of accumulated benefits under the Nortel Networks Retirement Income Plan and the Nortel Networks Restoration Plan: Assumed retirement age: pension benefits are assumed to begin at each participant’s earliest unreduced retirement age, age 65; Discount rate: the applicable discount rates are 5.92% as of September 30, 2006 and 6.26% for the Nortel Networks Retirement Income Plan and 6.07% for the Nortel Networks Restoration Plan as of September 30, 2007; Future interest crediting rate assumption: Cash Balance amounts are projected to the assumed retirement age based on the future investment crediting rate assumptions of 6.00% as of September 30, 2006 and 5.50% as of

September 30, 2007; Pension Service Plan (PSP) amounts are projected to the assumed retirement age based on the future investment crediting rate plan provision of 6.00%. These rates are used in conjunction with the discount rate to estimate the present value amounts.

(4)	The following assumptions were used in the calculations of the present value of accumulated benefits: Discount rate: the applicable discount rates are 5.61% for the Nortel Networks Managerial and Non-Negotiated Pension Plan Part I, 5.60% for the Nortel Networks Excess Plan, 5.42% for the Nortel Networks Transitional Retirement Allowance Plan and 5.56% for the Special Pension Benefit Arrangement; Consumer Price Index: 2.50%; Annual increases of 3.50% to the Income Tax Act (Canada) (ITA) maximum after 2009; Mortality Table: RP2000 Table Projected to 2016. The earliest age the member can retire without benefit reduction has been used as the assumed retirement age. A retirement age of 60 has been used for the Managerial and Non-Negotiated Pension Plan and the Excess Plan for Part I members and an assumed retirement age of 65 has been used for the Transitional Retirement Allowance Plan.
          Nortel maintains various employee pension plans in the United States and Canada. The following descriptions relate to defined benefit pension plans in which the named executive officers participate. Mr. Zafirovski is eligible for a special lifetime annual pension benefit, as described under “— Material Terms of Employment Agreements and Arrangements with Named Executive Officers”. Messrs. Binning, Currie and Hackney elected to not participate in any of the Nortel pension plans. Messrs. Zafirovski and Drinkwater do not participate in the Nortel defined benefit pension plans.
Nortel Networks Retirement Income Plan
          A defined benefit pension plan, the Retirement Income Plan, is maintained for eligible employees, including executives, who are employed by Nortel Networks Inc. (NNI) and other Nortel controlled group members that are located in the United States. Plan participants receive benefits determined under one of two formulas, depending on elections made by the plan participant: the PSP formula or the Cash Balance Plan formula. Mr. Carey participates in the Cash Balance Plan and Messrs. Lowe, Slattery and Joannou participate in the PSP.
          The PSP formula is available for participants who enrolled in the plan prior to May 1, 2000, and who elected prior to May 1, 2000 to be covered by the PSP formula. As of May 1, 2000, the PSP formula under the Retirement Income Plan was closed to new participants. The PSP formula provides a benefit calculated as percentage pension credits multiplied by average earnings for the highest 1,095 consecutive calendar days of compensation out of the last 3,650 days prior to retirement or other termination of employment. Participants earn pension credits during each year of participation based on age attained in the year and on years of service, as follows:

If age + service years is	The percentage credit for the year is
45 or less	2%
46 — 55	5%
56 — 65	9%
66 — 75	13%
76 or more	20%
          Eligible earnings include base salary and, where applicable, incentive awards or bonuses, if any, paid under the Incentive Plan, overtime, off-shift differentials and sales commissions. An employee becomes fully vested after completing four years of vesting service. An employee earns a year of vesting service for each calendar year in which the employee completes at least 1,000 hours of service.
          Effective May 1, 2000, Nortel established the Cash Balance Plan, a defined benefit pension formula, based on pay credits and interest credits. The Cash Balance Plan formula provides a monthly credit equal to 4% of eligible earnings, with interest being credited monthly based on the month’s starting balance. Eligible earnings include base salary and, where applicable, incentive awards or bonuses, if any, paid under the Incentive Plan, overtime, off-shift differentials and sales commissions earned prior to retirement or other termination of employment. An employee becomes fully vested after completing two years of vesting service.

          Normal retirement age is 65. An employee is eligible for early retirement on or after his or her 55th birthday, subject to satisfaction of the vesting requirement. The PSP and Cash Balance Plan benefits can be paid in a lump sum or as an actuarially equivalent annuity.
Nortel Networks Restoration Plan
          U.S. employees, including executives, may also participate in the Restoration Plan. Messrs. Carey, Lowe, Slattery and Joannou participate in the Restoration Plan. The Restoration Plan is a non-qualified deferred compensation plan. The purpose of the Restoration Plan is to provide pension benefits in cases where the compensation exceeds the limitations placed by federal laws on compensation amounts that may be included under a qualified pension plan ($225,000 in 2007) as well as limitations on the total benefit that may be paid from such plans. Pension benefits that are based on compensation amounts below the limit are provided under the Retirement Income Plan and are funded through a qualified pension trust. Pension benefits applicable to compensation that exceeds federal limitations and pension benefits in excess of the limitations on total benefits are paid from the Restoration Plan, and are funded from Nortel Network Inc.’s general assets. All of the material terms and conditions of benefits (including vesting and payment conditions and options) under the Restoration Plan are identical to the participant’s tax-qualified plan benefit under the Retirement Income Plan.
Nortel Networks Managerial and Non-Negotiated Pension Plan
          The Nortel Networks Managerial and Non-Negotiated Plan (Managerial and Non-Negotiated Plan), a defined benefit pension plan, is maintained for eligible employees, including executives, in Canada. The Managerial and Non-Negotiated Plan has two different formulas, called Part I and Part II. An employee becomes fully vested after completing two years of pensionable service. Normal retirement age is 65. Messrs. Lowe and Slattery participate in the Nortel Canada Part I formula, as a result of their prior Canadian service.
          The Part I formula provides a monthly benefit at retirement based on years of service and a pension accrual of 1.3% of the average annual earnings of the best three consecutive years. A member is eligible to retire with an early unreduced pension if the member has attained age 60 and the aggregate of the member’s years of pensionable service and age equals at least 80. An early retirement reduction of 1/3 of one percent for each month by which the member’s age is less than age 60 applies for retirement prior to age 60, subject to a minimum rate of 1.04%. Eligible earnings include base salary and, where applicable, overtime, off-shift differentials and an individual sales commission factor. Effective January 1, 1999, the Part I formula was closed to new participants.
          The Part II formula was introduced January 1, 1999. Employees who were participants in Part I could continue to participate in Part I, or move to the new Part II formula, at their election. Part II provides a benefit calculated as pension credits multiplied by the average annual earnings for the highest three consecutive years in the last ten years prior to retirement or other termination of employment. Pension credits are earned during each year of participation based on the participant’s age attained in the year and on years of service, as follows:

If age + service years is	The percentage credit for the year is
45 or less	2%
46 — 55	5%
56 — 65	9%
66 — 75	13%
76 or more	20%
          Eligible earnings for Part II include base salary and, where applicable, incentive awards or bonuses, if any, paid under the Incentive Plan, overtime, off-shift differentials and sales commissions. Effective May 1, 2000, the Part II defined benefit formula was closed to new participants.
          The Part II benefit can be paid in a lump sum or as an actuarially equivalent annuity. Under the annuity option there are reductions for retirement prior to normal retirement age of 65. Certain grandfathering rules exist for employees and executives who were participating in the pension plan as at December 31, 1998.

Nortel Networks Excess Plan
          Employees, including executives, participating in the Managerial and Non-Negotiated Plan Part I and Part II may also participate in the Nortel Networks Excess Plan (Excess Plan). Messrs. Lowe and Slattery participate in the Excess Plan. The Excess Plan is a non-registered plan under Canadian tax laws. The ITA limits the amount of pension that may be paid under a registered pension plan. Pension benefits in amounts below the ITA limit are paid from a registered pension plan, the Managerial and Non-Negotiated Plan, which is funded through a pension trust. Pension benefits that exceed the ITA limits are paid from the Excess Plan, and are funded from NNL’s general assets and the general assets of Nortel Networks Technology Corporation, an affiliate of the Company. All of the material terms and conditions of benefits (including vesting and payment conditions and options) under the Excess Plan are identical to the participant’s registered benefit under the Managerial and Non-Negotiated Plan Part I and Part II.
Nortel Networks Transitional Retirement Allowance Plan
          The purpose of the Nortel Networks Transitional Retirement Allowance Plan (TRA Plan) is to recognize the long service of employees, including executives, who retire under Part I of the Managerial and Non-Negotiated Plan. The TRA Plan is a non-registered plan under Canadian tax laws. The benefits under the TRA Plan are provided for out of the Company’s operating income. Messrs. Lowe and Slattery participate in the TRA Plan.
          This benefit is payable to a member only upon retirement and who is eligible and elects to receive an immediate pension. A ‘member’ means an individual who retires under Part I after completing 4 or more years of continuous service and whose membership has not been terminated. The TRA Plan is calculated based on two components: (i) a lump sum amount based on age and service calculated according to several tables; and (ii) an earnings and service formula. A member may elect to receive payment as a lump sum, or monthly payments, or in a combination of a lump sum and monthly payments.
Nonqualified Deferred Compensation for Fiscal Year 2007
          The following table sets forth certain information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified.

	Executive	Registrant			Aggregate
	contributions in	contributions in last	Aggregate earnings		withdrawals/	Aggregate balance
	last FY	FY	in last FY		distributions	at last FYE
Name	($)	($)	($)		($)	($)
M.S. Zafirovski	—	—	—		—	—
P.S. Binning	—	—	—		—	—
D.W. Drinkwater	—	—	—		—	—
P.W. Currie	—	—	—		—	—
D.J. Carey	—	—	—		—	—
R.S. Lowe	—	—	72,301	(1)	—	1,959,578	(1)
J.J. Hackney, Jr.	—	25,299 (2)	1,263	(2)	—	37,326	(2)
S.F. Slattery	—	—	3,054	(1)	—	115,551	(1)
D.C. Joannou	—	—	—		—	—

(1)	Amounts represent participation in the Nortel Networks U.S. Deferred Compensation Plan.

(2)	Amounts represent participation in the Nortel Networks Long-Term Investment Restoration Plan, which is a non-tax qualified plan. The Nortel Networks Long-Term Investment Plan is a tax qualified plan. The Long-Term Investment Restoration Plan is intended to provide employees with the portion of the matching contribution, if any, which cannot be made under the Nortel Networks Long-Term Investment Plan because of the compensation limitations of Section 401(a)(17) of the Code. The Company contributions to the Long-Term Investment Restoration Plan disclosed in the Nonqualified Deferred Compensation Table were made by the Company as matching contributions with respect to Mr. Hackney’s contributions to the Nortel Networks

Long-Term Investment Plan and could not be made by the Company under the Nortel Networks Long-Term Investment Plan because of the compensation limits of Section 401(a)(17) of the Code. This amount is also reported in the Summary Compensation Table.
Nortel Networks U.S. Deferred Compensation Plan
          Eligibility to participate in the U.S. Deferred Compensation Plan (DCP) is limited to U.S.-based employees above a certain compensation threshold. The threshold is $174,000, which is comprised of base salary plus a percentage of annual bonus. Participants may defer up to 80% of their base salary, 95% of Incentive Plan awards and up to 95% of commissions. The minimum annual deferral is $5,000.
          Participants may allocate their deferrals among a variety of different investment crediting options, which are deemed investments in funds in which the participant has no ownership interest. The funds are only used to measure the gains or losses that will be attributed to the participant’s deferral account over time. Investment allocation changes can be made as often as monthly, while employed, after termination, retirement or long-term disability.
          Investment returns are calculated based on the returns on the funds selected. The funds are designated by a committee composed of individuals appointed by the board to administer such employee benefit plans, including the CHRC or such other persons or committees of persons who may be designated by the CHRC to carry out responsibilities under the plan, including the administrative committee of the DCP.
          To help meet its obligations under the DCP, Nortel purchased two life insurance products from Nationwide Life Insurance Company (Nationwide). The selected funds are wrapped within the life insurance products provided by Nationwide. Nationwide selects the funds that go into each product. Nortel has selected two of these products for the DCP—Nationwide Best of America Corporate Variable Universal Life and Nationwide Best of America Future Corporate Variable Universal Life. Nationwide reviews the fund offerings and manager on a regular basis and makes changes or adds funds within each product to continue to offer the most competitive investment options for its clients. Nortel decided to include all of the investment options offered within each product to participants for notional investment under the DCP. There is an annual review of the funds in the DCP.
          Messrs. Lowe and Slattery participate in the DCP. In 2007, Mr. Lowe allocated his account to 27 of the 104 investment funds offered. The 2007 average rate of return applicable to the 27 funds was 7.89%. Mr. Slattery allocated his account to 4 of the 104 investment funds offered. The 2007 average rate of return applicable to the 4 funds was 2.06%.
          Prior to the beginning of each year participants in the DCP make an election to receive that year’s deferral balance (i) in a future year while the participant is still employed as a scheduled in-service withdrawal or (ii) after the participant’s employment ends as a termination payment. Distributions are made in a lump sum or, if available to the participant and elected, in installments of five, ten, or 15 years, the participant must meet certain eligibility requirements based on age, service and size of account balance.
Nortel Networks Long-Term Investment Restoration Plan
          The Nortel Networks Long-Term Investment Restoration Plan (LTI Restoration Plan) is intended to provide employees with the portion of the matching contribution, if any, which cannot be made under the Nortel Networks Long-Term Investment Plan (Investment Plan) because of the compensation limitations of Section 401(a)(17) of the Code. The LTI Restoration Plan is an unfunded and non-tax qualified pension plan.
          Under the terms of the LTI Restoration Plan, an “eligible employee” means an employee of NNI or its affiliates who is considered an eligible employee under the Investment Plan and who has elected the “Investor Option” under the CARP and has elected to participate in the Investment Plan. An eligible employee shall become an active participant of the LTI Restoration Plan if such employee’s eligible compensation is not fully recognized under the Investment Plan because of the compensation limitations imposed by Section 401(a)(17) of the Code and the employee has made employee contributions to the Investment Plan during the applicable plan year.

          Eligible compensation under the LTI Restoration Plan is the annual compensation of a participant that would otherwise be recognized under the Investment Plan for contribution purposes but without regard to the limit on compensation under Section 401(a)(17) of the Code, which was a $225,000 limit in 2007. The eligible compensation under the LTI Restoration Plan includes base pay, overtime pay, sales commissions, merit cash, promotion cash, career development cash, skill block awards, lead pay, shift differential and specific bonuses listed in the plan document.
          For each plan year in which an eligible employee makes an employee contribution, the Company will contribute a matching amount to his or her account equal to the excess of (a) 100% of such active participant’s employee contribution up to a maximum of 6% of an active participant’s eligible compensation, over (b) the maximum matching company contribution made on his or her behalf under the Investment Plan for the applicable plan year. Matching contributions are added to an employee’s account at or about the time such contributions are made to the Investment Plan.
          All accounts under the LTI Restoration Plan are credited with notional investment earnings in amounts and at times as determined by the plan administrator based on the actual returns of the funds. The notional investment funds available under the LTI Restoration Plan mirror the 16 funds offered by the Investment Plan. Mr. Hackney currently participates in the LTI Restoration Plan. In 2007, Mr. Hackney allocated his account to 4 of the 16 investment funds offered. The 2007 average rate of return applicable to the 4 funds was 9.63%.
          The payment option for the LTI Restoration Plan is a lump sum payment. Participants are required to take a lump sum distribution at six months after termination. A lump sum is paid out immediately to the designated beneficiary upon death of participant.
Potential Payments upon Termination or Change in Control
CIC Plan
          The purpose of the CIC Plan is to reinforce and encourage the continued attention and commitment of specified executives to their respective duties without distraction in the face of the potentially disturbing circumstances arising from the possibility of a change in control. The material terms of the CIC Plan are described below.
Change in Control
             For purposes of the CIC Plan, a change in control is deemed to occur if:
•	any person or group acquires beneficial ownership of securities of the Company representing more than 20% of the outstanding securities entitled to vote in the election of directors of the Company, other than in connection with a “permitted business combination” (as defined in the CIC Plan);

•	the Company participates in a business combination, including, among other things, a merger, amalgamation, reorganization, sale of all or substantially all of its assets, or plan of arrangement, unless: (i) the business combination only involves the Company, and one and more affiliated entities; or (ii) following the completion of all steps involved in the transaction or transactions pursuant to which the business combination is effected, the Company’s common shareholders beneficially own, directly or indirectly, more than 50% of the then-outstanding voting shares of the entity resulting from the business combination (or of the person that ultimately controls such entity, whether directly or indirectly) and at least a majority of the members of the board of directors of the entity resulting from the business combination (or the person that ultimately controls such entity, whether directly or indirectly) were members of the board of directors of the Company when the business combination was approved or the initial agreement in connection with the business combination was executed;

•	the persons who were directors of the Company on the effective date of the CIC Plan (or the incumbent directors) cease (for reasons other than death or disability) to constitute at least a majority of the Company’s board of directors; provided, that any person who was not a director on the effective date of the CIC Plan shall be deemed to be an incumbent director if such person was elected or appointed to the Company’s board of directors by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualify as incumbent directors, unless such election, appointment, recommendation or approval was the result of any actual or publicly threatened proxy contest for the election of directors; or
•	any other event occurs which the Company’s board of directors determines in good faith could reasonably be expected to give rise to a change in control, resulting from situations such as: (i) any person acquiring a significant interest in the Company; or (ii) the election of a person to the Nortel board in circumstances in which management has not solicited proxies in respect of such decision.
Termination Due to Change in Control
          The CIC Plan provides that if the Company terminates a participant’s employment without cause within a period commencing 30 days prior to the date of a change in control of the Company and ending 24 months after the date of a change in control of the Company, or the participant resigns for good reason (including, among other things, a reduction in overall compensation, geographic relocation or reduction in responsibility, in each case without the consent of the participant) within 24 months following the date of a change in control of the Company, the participant will be entitled to certain payments and benefits, including:
•	the payment of an amount equal to three times (in the case of the chief executive officer) and two times (in the case of tier 1 executives) of the participant’s annual base salary;

•	the payment of an amount equal to 300% (in the case of the chief executive officer) and 200% (in the case of tier 1 executives) of the participant’s target annual incentive bonus; and

•	subject to the provisions of any stock incentive plan that are contrary to the CIC Plan and which cannot be waived or amended by the Company:
•	accelerated vesting of all unvested stock options held immediately prior to the termination date for both the chief executive officer and tier 1 executives in accordance with the applicable stock incentive plan, provided that no award under the SIP become vested earlier than the first anniversary date of the effective date of such award;

•	continued ability to exercise vested stock options during the period ending on the third year anniversary of the termination date for the chief executive officer and during the period ending on the two year anniversary of the termination date for tier 1 executives; and

•	all unvested restricted stock units, performance stock units or other stock based incentive awards that are outstanding immediately prior to the termination date, other than stock options, (i) granted on or after June 1, 2007 deemed to have vested on a pro rata basis as of the termination date and (ii) granted prior to June 1, 2007 deemed to have fully vested based on 100% of unvested target amount; provided that payment in settlement of any such restricted stock units, performance stock units or other stock based incentive awards shall be in cash, shares or a combination thereof in accordance with the applicable settlement provisions of the CIC Plan, the applicable stock incentive plan and/or the instrument of award for the particular award.
Additionally, participants under the CIC Plan will also be entitled to the following in the event of termination due to change in control:
•	outplacement counseling services of a firm chosen from time to time by the participant, for a period not to exceed 18 months after the payment date;

•	maintenance of coverage for the maximum extended reporting period available under any directors’ and officers’ liability insurance that is in place on the termination date, in the event that such policy is cancelled or not renewed;

•	during the period ending on the three year anniversary of the termination date for the chief executive officer, and the two year anniversary of the termination date for tier 1 executives, continued coverage under each of the Nortel life insurance, medical, dental, health and disability plans or arrangements in which the specified executive was entitled to participate immediately prior to the earlier of the termination date or the change in control date at a cost to the executive no greater than the actual amount that the executive paid or would have paid for such coverage immediately prior to the earlier of the termination date or the change in control date and otherwise in accordance with the terms of such plans and arrangements as in effect immediately prior to the earlier of the termination date or the change in control date, provided that certain conditions are satisfied; and

•	if a specified executive participates in any deferred compensation, pension or supplementary retirement plans offered by Nortel, then upon such specified executive’s termination due to change in control, and except as otherwise specifically provided in the CIC Plan, such executive shall be entitled to payments under such plans in accordance with the terms of each such plan.
Potential Payments under the CIC Plan
If a change in control had occurred on December 31, 2007 and the employment of the named executive officer terminated as a result, the following payments to the named executive officers would have been required under the CIC Plan. Messrs. Currie, Slattery and Joannou were not serving as executive officers as of December 31, 2007.

							Health
				Stock			Benefits
		Salary	Bonus	Options	RSUs	PSUs	Coverage	Other	Total
Name	Tier	($)(1)	($)(2)	($)(3)(4)	($)(4)(5)	($)(4)(6)	($)(7)	($)(8)	($)
M.S. Zafirovski(9)	CEO	3,818,822	5,728,233	—	2,050,731	1,705,170	75,000	20,000	13,397,956
P.S. Binning(9)	1	1,272,829	1,272,829	—	—	—	50,000	20,000	2,615,658
D.W. Drinkwater	1	1,024,972	819,977	—	187,131	173,535	50,000	20,000	2,275,615
D.J. Carey	1	1,100,000	1,100,000	—	679,050	264,075	50,000	20,000	3,213,125
R.S. Lowe	1	1,000,000	1,000,000	—	326,955	264,075	50,000	20,000	2,661,030
J.J. Hackney, Jr.(9)	1	900,000	900,000	—	945,645	173,535	50,000	20,000	2,989,180

(1)	Salary payout is equivalent to three times annual salary for Mr. Zafirovski as President and Chief Executive Officer and two times annual salary for other named executive officers as Tier 1 executives. Mr. Zafirovski’s annual salary of Cdn$1,366,120, Mr. Binning’s annual salary of Cdn$683,000 and Mr. Drinkwater’s annual salary of Cdn$550,000 have been converted to U.S. dollars using the 2007 average exchange rate of US$1.00 = Cdn$1.0732.

(2)	Bonus payout is equivalent to 300% of the annual bonus that Mr. Zafirovski would have been entitled to as Chief Executive Officer and to 200% of the annual bonus that each of the other named executive officers would have been entitled to as tier 1 executives. Bonus entitlement converted to U.S. dollars using the 2007 average exchange rate of US$1.00 = Cdn$1.0732.

(3)	Calculated as the intrinsic value per option, multiplied by the number of options that become immediately vested upon change in control. The intrinsic value per option is calculated as the excess of the closing market price on NYSE on December 31, 2007 of $15.09 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purpose of this calculation.

(4)	The following number of options, restricted stock units and performance stock units would have immediately vested upon change of control, excluding all options, restricted stock units and performance stock units granted less than one year prior to December 31, 2007:

	Number of Options	Number of RSUs	Number of PSUs
Name	(#)	(#)	(#)
M.S. Zafirovski	425,625	135,900	113,000
P.S. Binning	—	—	—
D.W. Drinkwater	20,000	12,401	11,500
D.J. Carey	18,750	45,000	17,500
R.S. Lowe	56,250	21,667	17,500
J.J. Hackney, Jr.	40,000	18,667	11,500

(5)	Calculated as the intrinsic value per restricted stock unit, multiplied by the number of restricted stock units that become immediately vested. The intrinsic value per restricted stock unit is determined based on the closing market price on NYSE on December 31, 2007 of $15.09.

(6)	Calculated as the intrinsic value per performance stock unit, multiplied by the number of performance stock units that become immediately vested. The intrinsic value per performance stock unit is determined based on the closing market price on NYSE on December 31, 2007 of $15.09.

(7)	Based on an estimated annual cost of $25,000. Mr. Zafirovski’s payout is based on three year coverage as provided for the chief executive officer under the CIC Plan. Payout for the remaining named executive officers is based on two year coverage as defined under tier 1 executives under the CIC Plan.

(8)	Other coverage includes outplacement counseling estimated at a cost of $20,000 per named executive officer.

(9)	Payment to Mr. Zafirovski under his employment agreement would make him ineligible for these payments and benefits under the CIC Plan. Payment to Messrs. Binning and Hackney of these CIC Plan benefits would make them ineligible for the payments and benefits under their respective employment agreements.
Employment Agreements
          In addition to the CIC Plan, Nortel has agreed to termination provisions with respect to Messrs. Zafirovski, Binning, Carey and Hackney. Additional details of the employment agreements of Messrs. Zafirovski, Binning, Carey and Hackney are described under “— Summary Compensation Table for Fiscal Year 2007 — Material Terms of Employment Agreements and Arrangements with Named Executive Officers”.
Mr. Zafirovski
          Mr. Zafirovski’s employment agreement provides that in the event Nortel initiates his separation of employment as President and Chief Executive Officer or if Mr. Zafirovski initiates his separation of employment because his responsibilities or authority have been involuntarily changed and are not substantially equivalent to his current role, or because his total compensation is involuntarily changed in a manner that is materially inconsistent with other key executive officers, he will be provided in lieu of any other payment or benefit with the following:
•	the equivalent of two years base salary paid bi-weekly;

•	the equivalent of two years Incentive Plan payment at target to be paid in a lump sum; and

•	the opportunity to continue health, life insurance and AD&D benefits coverage in which he is then enrolled for two years following employment termination at active employee rates and the continued vesting of outstanding stock options or restricted stock units during the salary continuance period, other than the new hire stock options and restricted stock units, which immediately vest on the date of separation.

In addition, in the event any Incentive Plan payment is made to key employees of Nortel in the year of such separation, Mr. Zafirovski is entitled to a pro-rata Incentive Plan payment at target. The foregoing payments and benefits will not be provided to Mr. Zafirovski if his separation of employment arises out of termination for cause, as that term is defined in the CIC Plan. All payments and benefits are conditional on Mr. Zafirovski’s execution of a separation agreement. If payments are made to Mr. Zafirovski under this provision of his employment agreement, he will be ineligible for the payments and benefits under the CIC Plan as described above.
Mr. Binning
          Mr. Binning’s employment agreement provides that in the event Nortel initiates his separation of employment or he initiates his separation of employment for Good Reason (as defined in the CIC Plan) he will be provided in lieu of any other payment or benefit with the following:
•	the equivalent of no less than 18 months base salary paid bi-weekly; and

•	the opportunity to continue health, life insurance and AD&D benefits coverage in which he is enrolled for 18 months following employment termination and active employee rates.
All of the new hire restricted stock units granted to Mr. Binning will continue to vest for 18 months following employment termination and, immediately prior to the end of this severance period, all of the unvested new hire restricted stock units will immediately vest. The foregoing payments and benefits will not be provided to Mr. Binning if his separation of employment is for Cause (as defined in the CIC Plan). All payments and benefits are conditional on Mr. Binning’s execution of a separation agreement. If payments are made to Mr. Binning under the CIC Plan as described above, he will be ineligible for the payments and benefits under this provision of his employment agreement.
Mr. Carey
          Mr. Carey’s employment agreement provides that if Nortel initiates Mr. Carey’s separation of employment or if he initiates his separation of employment because his responsibilities or authority are involuntarily changed or not substantially equivalent to his current role, Mr. Carey will be provided in lieu of any other payment or benefit with the following:
•	the equivalent of 24 months base salary paid bi-weekly; and

•	the opportunity to continue health, life insurance and AD&D benefits coverage in which he is enrolled for 24 months following employment termination at active employee rates.
The foregoing payments and benefits will not be provided to Mr. Carey if his separation of employment arises out of conduct and/or inaction by Mr. Carey that are not in the best interest of Nortel. All payments and benefits are conditional on Mr. Carey’s execution of a separation agreement.
Mr. Hackney
          Mr. Hackney’s employment agreement provides that if Nortel initiates Mr. Hackney’s separation of employment he will be provided in lieu of any other payment or benefit with the following:
•	the equivalent of 18 months base salary paid bi-weekly;

•	the opportunity to continue health, life insurance and AD&D benefits coverage in which he is enrolled for 18 months following employment termination at active employee rates; and

•	acceleration of vesting of new hire stock option grant and restricted stock units to the later of his termination date or the first anniversary of the date of the grant.

The foregoing payments and benefits will not be provided to Mr. Hackney if his separation of employment arises out of conduct and/or inaction by Mr. Hackney that are not in the best interest of Nortel. All payments and benefits are conditional on Mr. Hackney’s execution of a separation agreement. If payments are made to Mr. Hackney under the CIC Plan as described above, he will be ineligible for the payments and benefits under this provision of his employment agreement.
Potential Payments under Employment Agreements
          If involuntary termination of employment had occurred on December 31, 2007, the following payments would have been required under the respective employment agreements.

	Salary
	Continuance						Health Benefits
	Period	Base Salary		Bonus	Stock Options	RSUs	Coverage	Total
Name	(# of Months)	($)		($)	($)(1)	($)(2)	($)(3)	($)
M.S. Zafirovski	24	2,545,881	(4)	3,818,822 (5)	—	2,050,731	50,000	8,465,434
P.S. Binning	18	954,622	(4)	—	—	1,222,290	37,500	2,214,412
D.J. Carey	24	1,100,000		—	—	930,540	50,000	2,080,540
J.J. Hackney, Jr.	18	750,000		—	—	474,837	37,500	1,262,337

(1)	The dollar value of stock options is calculated as the intrinsic value per stock option multiplied by the number of stock options that become vested. For stock options that become immediately vested on termination, the intrinsic value per stock option is determined based on the closing market price on NYSE on December 31, 2007 of $15.09. For stock options that continue to vest during the applicable salary continuance period, the intrinsic value per stock option is estimated based on the closing market price on NYSE on December 31, 2007 of $15.09. See “— Potential Payments under Equity Compensation Plans”. The following number of stock options would have vested if involuntary termination had occurred on December 31, 2007:

	Immediately Vest on	Vest During Applicable
	Termination	Salary Continuance Period
Name	(#)	(#)
M.S. Zafirovski	300,000	218,250
P.S. Binning	—	—
D.J. Carey	—	37,500
J.J. Hackney, Jr.	25,000	29,200

(2)	The dollar value of restricted stock units is calculated as the intrinsic value per stock option multiplied by the number of restricted stock units that become vested. For restricted stock units that become immediately vested on termination, the intrinsic value per restricted stock unit is determined based on the closing market price on NYSE on December 31, 2007 of $15.09. For restricted stock units that continue to vest during the applicable salary continuance period, the intrinsic value per restricted stock unit is estimated based on the closing market price on NYSE on December 31, 2007 of $15.09. See “— Potential Payments under Equity Compensation Plans”. The following number of restricted stock units would have vested if involuntary termination had occurred on December 31, 2007:

	Immediately Vest on	Vest During Applicable
	Termination	Salary Continuance Period
Name	(#)	(#)
M.S. Zafirovski	135,900	—
P.S. Binning	—	81,000
D.J. Carey	—	61,666
J.J. Hackney, Jr.	11,000	20,467

(3)	Based on an estimated annual cost of $25,000.

(4)	Mr. Zafirovski’s annual salary of Cdn$1,366,120 and Mr. Binning’s annual salary of Cdn$683,000 have been converted to U.S. dollars using the 2007 average exchange rate of US$1.00 = Cdn$1.0732.

(5)	Mr. Zafirovski’s bonus entitlement has been converted to U.S. dollars using the 2007 average exchange rate of US$1.00 = Cdn$1.0732.
Potential Payments under Equity Compensation Plans
          For a description of the treatment of outstanding stock options, restricted stock units and performance stock units if a named executive officer is terminated, see “Equity-Based Compensation Plans”.

Director Compensation for Fiscal Year 2007
          The following table sets forth information regarding the compensation of each non-employee director of the Company and NNL for the fiscal year ended December 31, 2007. Mr. Zafirovski, as our President and Chief Executive Officer, does not receive any compensation as a director of the Company or NNL. For information regarding the compensation of Mr. Zafirovski, see “— Summary Compensation Table for Fiscal Year 2007”.

					Change in
					Pension Value
					and
	Fees				Nonqualified
	Earned or				Deferred
	Paid in	Stock	Option	Non-Equity	Compensation	All Other
	Cash	Awards	Awards	Incentive Plan	Earnings	Compensation		Total
Name	($)(1)(2)(3)	($)	($)	Compensation ($)	($)	($)(4)		($)
J.H. Bennett	150,000	—	—	—	—	526	(5)	150,526
Dr. M. Bischoff	162,500	—	—	—	—	1,502	(6)	164,002
The Hon. J.B. Hunt, Jr.	165,000	—	—	—	—	2,415	(6)	167,415
Dr. K.M. Johnson	145,810	—	—	—	—	2,415	(6)	148,225
J.A. MacNaughton	185,000	—	—	—	—	526	(5)	185,526
The Hon. J.P. Manley	165,000	—	—	—	—	526	(5)	165,526
R.D. McCormick	177,500	—	—	—	—	2,415	(6)	179,915
C. Mongeau	150,000	—	—	—	—	526	(5)	150,526
H.J. Pearce	512,500	—	—	—	—	2,415	(6)	514,915
J.D. Watson	150,000	—	—	—	—	526	(5)	150,526

(1)	Each non-employee director of the Company and NNL may elect to receive all or a portion of compensation for services rendered as a member of the Nortel boards, any committees thereof, and as board or committee chair, in the form of share units, in cash or in a combination of share units and cash, under the DSC Plans. For a summary of the applicable director fees, see “— Directors’ Compensation Schedule”. The directors made the following elections for 2007:

	Election — Board,	Election — Long-Term
Director	Committee and Chair Fees	Incentive Fees
J.H. Bennett	100% share units	100% share units
Dr. M. Bischoff	100% share units*	100% share units
The Hon. J.B. Hunt, Jr.	100% share units	100% share units
Dr. K.M. Johnson	50% share units, 50% cash	100% share units
J.A. MacNaughton	100% share units	100% share units
The Hon. J.P. Manley	100% share units	100% share units
R.D. McCormick	100% share units	100% share units
C. Mongeau	100% share units	100% share units
H.J. Pearce	50% share units, 50% cash	100% share units
100% cash — board chair fees
J.D. Watson	100% share units	100% share units

*	Prior to October 1, 2007, Dr. Bischoff elected to receive 50% of his 2007 compensation in the form of share units and effective October 1, 2007, he changed his election to receive 100% of his future compensation in the form of share units.

(2)	Share units are credited on a quarterly basis, and the number of share units received is equal to the amount of fees expressed in U.S. dollars, converted to Canadian dollars, divided by the market value expressed in Canadian dollars (as determined in accordance with the DSC Plans) of the Company’s common shares on the last trading day of each quarter. Generally, share units are settled through open market purchases (net of taxes) on the fourth trading day following the release of the Company’s financial results after the director ceases to be a member of the applicable board, and each share unit entitles the holder to receive one common share of the Company. Nortel pays all administrative fees, including applicable brokers’ commissions, under the terms of the DSC Plans. Share units for the fiscal year ended December 31, 2007 were credited based on the following exchange rates and prices:

			Average of High and
			Low Prices for a
			Board Lot of
			Company Shares on
2007 Fiscal	Last Trading Day of	Bank of Canada Noon Rate of	NYSE
Quarter	Quarter	Exchange	(expressed in Cdn$)
First quarter	March 30, 2007	US$1.00 = Cdn$1.1529	$27.67
Second quarter	June 29, 2007	US$1.00 = Cdn$1.0634	$25.81
Third quarter	September 28, 2007	US$1.00 = Cdn$0.9963	$16.93
Fourth quarter	December 31, 2007	US$1.00 = Cdn$0.9881	$15.14

(3)	The following table sets forth the number of share units received under the DSC Plans by each director during the fiscal year ended December 31, 2007 rounded down to the nearest whole number:

Number of 2007
Share Units
Director	(#)
J.H. Bennett	7,763
The Hon. J.B. Hunt, Jr.	8,538
J.A. MacNaughton	9,573
R.D. McCormick	9,184
H.J. Pearce	5,887
Dr. M. Bischoff	6,858
Dr. K.M. Johnson	5,733
The Hon. J.P. Manley	8,538
C. Mongeau	7,761
J.D. Watson	7,761

For the aggregate number of outstanding share units held by each nominee director as of December 31, 2007, see the information presented under “Election of Directors”.

(4)	All other compensation paid in Canadian dollars has been converted using the average of the exchange rates in effect during 2007 equal to US$1.00 = Cdn$1.0732.

(5)	Represents amounts paid by the Company for (i) life insurance premiums and (ii) taxes with respect to the life insurance premiums.

(6)	Represents amounts paid by the Company for (i) life insurance premiums and (ii) taxes with respect to the life insurance premiums and non-resident tax return preparation services.

Directors’ Compensation Schedule
          The compensation of directors is considered on a combined basis in light of the overall governance structure of the Company and NNL. Director compensation is set solely on an annual fee basis (paid quarterly in arrears) and additional fees are not paid for board or committee meeting attendance. During 2007 directors of the Company and NNL, other than Mr. Zafirovski, were entitled to receive the following annual fees:

Annual NNL board retainer		$50,000
Annual committee membership retainer for serving on:
Nominating and governance committee of the Company		$12,500
Audit committee of the Company	$6,250	$12,500
Audit committee of NNL	$6,250
Compensation and human resources committee of the Company and NNL		$12,500
Pension fund policy committee of NNL		$12,500
Litigation committee of the Company		$12,500
Annual fee for the non-executive chair of the board of the Company	$180,000	$360,000
Annual fee for the non-executive chair of the board of NNL	$180,000
Annual retainer for chairing the:
Nominating and governance committee of the Company		$15,000
Audit committee of the Company	$17,500	$35,000
Audit committee of NNL	$17,500
Compensation and human resources committee of the Company and Nortel Networks Limited		$15,000
Pension fund policy committee of NNL		$15,000
Litigation committee of the Company		$15,000
Annual NNL long-term incentive fee*		$75,000

*	On October 3, 2007, the Nortel boards approved an increase to the NNL long-term incentive fee from $75,000 to $125,000 per year payable quarterly effective January 2008.
          Directors entitled to the above remuneration are also reimbursed for reasonable travel and living expenses properly incurred by them in attending any meetings of the Nortel boards or their committees or for performing services as directors.
          Nortel maintains, at its cost, life insurance for directors, who are not salaried employees of the Company or NNL. Such insurance coverage is for Cdn$100,000 while a director and Cdn$75,000 following retirement at or after age 65 or, at any lesser age after ten years of board membership (including NNL board membership). At the discretion of the nominating and governance committee, Nortel will no longer maintain the life insurance benefit for active directors effective upon the election of directors at the Meeting. Directors are not currently eligible for retirement compensation. In addition, as of December 2007, Nortel provides tax preparation services for non-resident non-employee directors.
Share Ownership Guidelines
          Effective January 1, 2004, the boards of directors of the Company and NNL amended share ownership guidelines to require each non-employee director (other than the chair) to own, directly or indirectly, common shares of the Company having a fair market value of at least $300,000 within five years from the earlier of the date the director was first elected or appointed to the Nortel boards. The chair of the Nortel boards must own, directly or indirectly, common shares of the Company having a fair market value of at least $1,600,000 within five years from the earlier of the date he or she was first appointed as chair of the Nortel boards. Directors are expected to continue to comply with these share ownership guidelines during the balance of their tenures as directors. Each of the current non-employee directors of the Company and NNL have been a director for less than the five year threshold under the share ownership guidelines. Share units credited under the DSC Plans are included in the calculation of the number of common shares of the Company owned by a director for this purpose. See the information presented for each nominee director under “Election of Directors” above.

Indemnification
          Pursuant to indemnification agreements entered into between the Company and each non-employee director, the Company has agreed to indemnify and reimburse each director for any injury, losses, liabilities, damages, charges, costs, expenses, fines or settlement amount reasonably incurred by such director, including reasonable legal and other professional fees:
•	in connection with a claim, action, suit, application, litigation, charge, complaint, prosecution, assessment, reassessment, investigation, inquiry, hearing or other proceeding of any nature or kind whatsoever, whether civil, criminal, administrative or otherwise, made, asserted against or affecting such director or in which such director is required by law to participate or in which such director participates at the request of the Company or in which such director chooses to participate, if it relates to, arises from, or is based on such individual’s service as a director or officer of the Company or service as a director or officer of another entity at the request of the Company; or

•	otherwise related to, arising from or based on such individual’s service as a director or officer of the Company or service as a director or officer of another entity at the request of the Company, except if such indemnification or reimbursement would be prohibited by the Canada Business Corporations Act, or any other applicable law.
For the purposes of the indemnification agreements, the Company has confirmed its request that each such director serve as a director of NNL.

EQUITY-BASED COMPENSATION PLANS
Common Shares Issuable under Equity-Based Compensation Plans
          The table below provides information as of December 31, 2007 under the SIP, the Nortel Networks Corporation 2000 Stock Option Plan (2000 Plan) and the Nortel Networks Corporation 1986 Stock Option Plan, As Amended and Restated (1986 Plan).

Number of common shares
	Number of common shares		remaining available for
	issuable on exercise		issuance
	or settlement	Weighted average	under equity compensation
	of outstanding	exercise price of	plans (excluding common
	options, RSUs and	outstanding options	shares
	PSUs(1)	($)(2)	reflected in column (a))(1)
Plan category	(a)	(b)	(c)
Equity compensation plans approved by shareholders(3)	Options: 28,998,281 RSUs: 2,705,673 PSUs: 819,300	Options: $72.84	Options, RSUs and PSUs: 13,514,289(4)
Equity compensation plans not approved by shareholders(5)	Options : 492,654	Options: $352.73	—
Total	Options: 29,490,935 RSUs: 2,705,673 PSUs: 819,300	Options: $77.52	Options, RSUs and PSUs: 13,514,289(4)

(1)	RSUs means restricted stock units issued under the SIP and PSUs means performance stock units issued under the SIP.

(2)	Weighted average exercise price of options only. RSUs and PSUs do not have an exercise price. Each RSU and PSU entitles the holder thereof to receive one common share upon settlement thereof.

(3)	Consists of the SIP, the 2000 Plan and the 1986 Plan.

(4)	Includes common shares previously available for issuance under the 1986 Plan and 2000 Plan which became available for issuance under the SIP as of January 1, 2006. Of the 13,514,289 common shares remaining available for issuance under the SIP, only 5,371,576 remain available for issuance as RSUs and/or PSUs.

(5)	Plans that were assumed by Nortel in merger, consolidation or other acquisition transactions and under which no subsequent grants may be made. Common shares are issued from treasury to satisfy such awards.
          The Company and its subsidiaries maintain other equity-based compensation plans for the benefit of directors, officers and other employees, which plans may involve the delivery of common shares of the Company that are purchased on the open market for immediate delivery to plan participants and, accordingly, do not dilute shareholders equity.
          Common shares of the Company deliverable upon the exercise or settlement of awards issued under the SIP, 2000 Plan and 1986 Plan may be new shares issued from treasury or may be purchased in the open market or in private transactions. Currently, the Company issues shares from treasury upon the exercise of awards granted under the SIP, 2000 Plan and 1986 Plan and there are no plans to purchase shares in the open market or in private transactions.
Nortel 2005 Stock Incentive Plan
          The SIP was approved by the board of directors of the Company on April 27, 2005, and approved by shareholders of the Company at our combined 2004 and 2005 annual meeting. On January 1, 2006, in accordance with such approvals, the number of common shares of the Company available for grants under the 2000 Plan and the 1986 Plan (Prior Plan Shares), and the number of common shares of the Company subject to options outstanding under the 2000 Plan and the 1986 Plan, to the extent such options thereafter expire or terminate for any reason without the issuance of shares, were transferred to the SIP. No new awards were made under either the 2000 Plan or the 1986 Plan after December 31, 2005. On November 6, 2006, the SIP was amended and restated in accordance with its terms in connection with the 1-for-10 consolidation of the Company’s common shares effective as of December 1, 2006.
          On January 18, 2008, the board of directors of the Company amended the SIP to reflect amendments necessary to comply with Section 409A of the Code and certain other miscellaneous amendments (409A Amendments). On February 22, 2008, the independent members of the board of directors of the Company further amended the SIP as follows:
•	to increase the number of common shares issuable under the SIP (Share Increase Amendments) by 14 million;

•	to add certain additional types of amendments to the SIP or awards under it requiring shareholder approval (Amending Amendments); and

•	other amendments desirable to reflect current market practices or clarify or correct certain provisions of the SIP (Additional Amendments, and together with the Share Increase Amendments and the Amending Amendments, the 2008 Amendments).
          As described under “Approval of Amendments to Nortel 2005 Stock Incentive Plan”, certain of the 2008 Amendments, in accordance with the rules of the TSX and the NYSE and the terms of the SIP, require shareholder approval.
          Pursuant to certain of the Additional Amendments which do not require shareholder approval, the following amendments were made to the SIP: (i) amend the definition of “Market Value” in the SIP to remove reference to shares trading on the “composite tape” and replace with a reference to shares trading on the NYSE; (ii) amend the definition of “Performance Stock Unit” in the SIP to add, as a condition to vesting, that the attainment of the performance criteria determined by the CHRC may be graduated such that different percentages, which may be greater or lesser than 100%, of the performance stock units will become vested depending on the extent of the satisfaction of the performance criteria and (iii) amend the exercise provision for SARs giving the CHRC the ability to determine, at the time of granting the SARs, that if a participant does not exercise their stand-alone SARs within 30 days after vesting, such stand-alone SARs shall be settled 30 days after vesting.
          The SIP is administered by the CHRC, all members of which are independent directors. The CHRC is authorized to select those key employees who will receive awards and, consistent with the provisions of the SIP, the terms and conditions of such awards. Non-employee directors of the Nortel boards are not eligible to participate in the SIP. No awards may be made under the SIP after the tenth anniversary of the effective date of the SIP, April 27, 2015. As of February 7, 2008, the number of employees eligible to receive awards under the SIP was approximately 25,200.
Common Shares Available for Issuance under the SIP
          As at February 19, 2008, a maximum of 14 million common shares of the Company, including the Prior Plan Shares, (representing 3.2% of common shares outstanding on February 19, 2008) were available for issuance under the SIP. In addition, common shares subject to options outstanding under the 1986 Plan and the 2000 Plan are available for issuance under the SIP if they expire, are surrendered, cancelled or otherwise terminated without the issuance of common shares. Of such aggregate maximum number of common shares under the SIP, the maximum aggregate number of common shares available for awards of restricted stock units and/or performance stock units is limited to 9.5 million shares. As at February 19, 2008, a maximum of 5.4 million restricted stock units and/or performance stock units are available for awards under the 9.5 million limit and the maximum aggregate number of common shares available for awards of incentive stock options (within the meaning of the Code) is limited to 12.2 million shares. The aggregate maximum number of common shares issuable under the SIP to an individual during any five year period is limited to 2.5 million common shares issuable in respect of stock options and/or SARs and 1.5 million common shares in respect of restricted stock units and/or performance stock units.
          The number of common shares issuable to insiders of the Company (as defined in the TSX rules) under the SIP and all other security-based compensation arrangements (also as defined in the TSX rules) of the Company may not exceed 10% of the issued and outstanding common shares of the Company and the number of common shares issued to such insiders within any one year under all such security-based compensation arrangements may not exceed 10% of the issued and outstanding Nortel shares. If an award granted under the SIP is forfeited, cancelled, terminated or otherwise expires prior to delivery of any of the common shares subject to such award, such shares will be again available for future grants under the SIP. Common shares subject to an award granted under the SIP that will be withheld upon exercise or settlement of such award to satisfy the participant’s liability for related tax or other source deductions or, in the case of exercise of options, to pay the related exercise price, are counted in determining the maximum number of shares that may be subject to awards granted under the SIP and will not be available for any future grants.
Material Features of the SIP
          The following summary of the material features of the SIP is qualified in its entirety by the specific language of the SIP, a copy of which is available free of charge on our website at www.nortel.com/shareholders or by writing to the Corporate Secretary of the Company. See “Information Concerning the Company”.
Awards under the SIP
          The SIP permits grants of stock options, including incentive stock options, SARs, restricted stock units and/or performance stock units.
Stock Options and SARs
          The normal term for options and SARs is ten years. The exercise price for each common share of the Company subject to an option must not be less than 100% of the “market value” of the shares on the effective date of the award of such option. The exercise price will be stated and payable in Canadian dollars for Canadian awards and in U.S. dollars for U.S. awards. The CHRC may grant stand-alone SARs or SARs in tandem with options granted under the SIP. Upon the exercise of a vested SAR (and in the case of a tandem SAR, the related option), a participant is entitled to payment equal to the excess of the “market value” of a common share of the Company on the date of exercise over the subscription or base price under the SAR. Under the Additional Amendments, the CHRC may determine at the time of granting the award that in the event that all or any part of a stand-alone SAR becomes vested and exercisable, and the participant does not exercise the stand-alone SAR during a thirty day period following such vesting, such part of the stand-alone SAR that is vested, shall nonetheless be settled and paid. The CHRC determines whether payment in settlement of SARs is made in cash, shares or a combination of cash and shares. For a description of the definition of market value, see below under “— Definition of Market Value”.
          If a SIP participant is terminated prior to the expiration of the normal term of an option or SAR, options and/or SARs then held by the participant will be treated as follows, unless the CHRC determines otherwise.
•	Retirement. If a participant’s active employment terminates due to his or her retirement (as defined in the SIP), the participant’s unvested options and/or SARs will become vested as of the later of (i) the participant’s date of retirement and (ii) the first anniversary of the effective date of grant of such options and/or SARs. To the extent vested, the participant will have three years following the date of retirement to exercise his or her options and/or SARs.

•	Death. If a participant’s active employment terminates due to his or her death, all of the participant’s unvested options and/or SARs will become immediately vested and will remain exercisable for two years following the date of the participant’s death.

•	Involuntary Termination other than for Cause. If a participant’s active employment is terminated other than for cause (as defined in the SIP) and the participant receives severance benefits, including pay in lieu of notice, the participant’s unvested options and/or SARs will continue to vest during a period generally corresponding to the period following the participant’s termination for which he or she receives salary replacement payments. During such extended vesting period and for 90 days thereafter, the participant will be permitted to exercise vested options and/or SARs. A participant whose active employment is terminated by Nortel other than for cause and who does not receive severance benefits will have 90 days following termination to exercise vested options and/or SARs and his or her unvested options and/or SARs will be cancelled.

•	Termination for Cause. If a participant’s active employment is terminated for cause (as defined in the SIP), any and all outstanding options, whether or not vested, will be immediately forfeited and cancelled.

•	Resignation by a Participant. If a participant resigns from his or her employment, the participant’s unvested options and/or SARs will be cancelled, and the participant will have 90 days following his or her date of termination to exercise vested options and/or SARs.
Restricted Stock Units and Performance Stock Units
          Each restricted stock unit or performance stock unit granted under the SIP generally represents the right to receive one common share of the Company. Vested units will generally be settled upon vesting by delivery of a Nortel share for each vested unit or payment of a cash amount equal to the market value of a Nortel share at the time of settlement, as the CHRC may determine, subject to the CHRC determining with respect to performance stock units, the percentage, which may be greater or lesser than 100%, of the performance stock units that will become vested depending on the extent of satisfaction of the performance criteria. The current terms of all outstanding restricted stock units and performance stock units provide that the award will be settled in shares. The CHRC may provide for the accrual of dividend equivalent amounts in respect of awards of restricted stock units or performance stock units prior to the settlement thereof.
          If a SIP participant is terminated prior to the vesting of a restricted stock unit, restricted stock units then held by the participant will be treated as follows, unless the CHRC determines otherwise.
•	Retirement. If a participant’s active employment terminates due to his or her retirement (as defined in the SIP), a pro rata portion of the participant’s unvested restricted stock units will immediately vest and the remaining portion will be forfeited and cancelled, provided, however, no portion of a restricted stock unit award shall become vested earlier than the first anniversary of the effective date of the award.

•	Death. If a participant’s active employment terminates due to his or her death, a pro rata portion of the participant’s unvested restricted stock units will immediately vest and the remaining portion will be forfeited and cancelled, provided, however, no portion of a restricted stock unit award shall become vested earlier than the first anniversary of the effective date of the award.

•	Involuntary Termination Other than for Cause. If a participant’s active employment is terminated other than for cause (as defined in the SIP) and the participant receives severance benefits, including pay in lieu of notice, the participant’s unvested restricted stock units will continue to vest during a period generally corresponding to the period following the participant’s termination for which he or she receives salary replacement payments after which time any unvested restricted stock units will be forfeited and cancelled. If after such severance period, the participant is eligible to retire under applicable laws, a pro rata portion of the then unvested restricted stock units will immediately vest and the remaining portion will be forfeited and cancelled.

•	Termination for Cause: If a participant’s active employment is terminated for cause (as defined in the SIP), any and all outstanding restricted stock units will be immediately forfeited and cancelled.

•	Resignation by a Participant. If a participant resigns from his or her employment, the participant’s unvested restricted stock units will be cancelled.
          If a SIP participant is terminated prior to the vesting of a performance stock unit, performance stock units then held by the participant will be treated as follows, unless the CHRC determines otherwise.
•	Retirement. If a participant’s active employment terminates due to his or her retirement (as defined in the SIP), a pro rata portion of the performance stock units to be settled will vest on the third anniversary of the beginning of the performance period, subject to the CHRC determining the percentage, which may be greater or lesser than 100%, of the performance stock units that will become vested depending on the extent of satisfaction of the performance criteria and provided the participant has been a regular full-time employee of the Company for at least twelve months since the effective date of award of the performance stock units, and the remaining portion of such performance stock units will be forfeited and cancelled.
•	Death. If a participant’s active employment terminates due to his or her death and the participant has been a regular full-time employee of the Company for at least twelve months since the effective date of award of the performance stock units, a pro rata portion of the participant’s unvested performance stock units will immediately vest based on the target amount.

•	Termination (Involuntary or for Cause). If a participant’s active employment is terminated (including for cause (as defined in the SIP)), the participant’s unvested performance stock units will be immediately forfeited and cancelled.

•	Resignation by a Participant. If a participant resigns from his or her employment, the participant’s unvested restricted stock units will be cancelled.
          Notwithstanding the above, the 409A Amendments also provide that any payments made as a result of separation from service (as defined in Section 409A of the Code) to an individual who qualifies as a specified employee as defined under Section 409A of the Code in the settlement of restricted stock units or performance stock units will not be made before the date that is six months after the date of separation from service or, if earlier, the date of the individual’s death.
Vesting Conditions
          Vesting of all or any portion of awards granted under the SIP may be conditioned upon the participant’s continued employment, passage of time, satisfaction of performance criteria or any combination thereof, as determined by the CHRC; provided that no portion of an award may become vested prior to the first anniversary of the date such award is granted (except in the event of a participant’s death) and vesting conditions based upon achievement of performance objectives must provide for a performance measurement period or periods. Prior to the 409A Amendments, such performance measurement period or periods were required to exceed one year. One of the miscellaneous amendments under the 409A Amendments was to clarify that such performance measurement period or periods may be equal to or exceed one year. In addition (except in the event of a participant’s death or retirement, as determined by the CHRC) awards of time based restricted stock units shall not become vested more rapidly than ratably over three years. The CHRC may accelerate the vesting of all or any awards granted under the SIP or, except for performance conditions with respect to awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code, may waive any performance conditions to vesting, except that the CHRC may not accelerate vesting of any award as of any date before one year from the grant date of the award. In addition, under the 409A Amendments the CHRC may not waive any performance conditions to vesting that would result in the violation of Section 409A of the Code.
Performance Vesting Conditions for Certain Awards Intended to Qualify as Performance-Based Compensation under Section 162(m) of the Code
          Awards granted under the SIP may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve federal income tax deductions by Nortel with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of Nortel’s five most highly compensated executive officers, provided that determinations to grant options and other awards under the SIP must be made by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations). The SIP’s limit on the total number of shares that may be awarded to any one participant during any five year period must also be satisfied. To the extent that an award is intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria applicable to such award will be based upon one or more of the following “qualifying performance criteria,” as determined by the CHRC:

•	Cash Flow

•	Earnings per share

•	Earnings before interest, taxes and/or amortization

•	Return on sales

•	Total shareholder return

•	Share price performance

•	Return on capital

•	Return on assets or net assets

•	Revenue

•	Income or net income

•	Operating income or net operating income

•	Operating profit or net operating profit

•	Operating margin or profit margin

•	Return on operating revenue

•	Return on invested capital

•	Market segment share

•	Product release schedules

•	New product innovation

•	Product cost reduction

•	Brand recognition/acceptance

•	Product ship targets

•	Customer satisfaction
          The CHRC determines whether the applicable qualifying performance criteria have been achieved. The CHRC may adjust any evaluation of performance under the qualifying performance criteria described above to exclude certain events that occur during a performance period, as set forth in the SIP.
Definition of Market Value
          Under the SIP, “Market Value” is defined as the average of the high and low prices for a board lot of common shares of the Company traded in Canadian dollars on the TSX during the relevant day or, if the volume of common shares traded on the NYSE during the relevant day in the United States exceeds the volume of common shares traded on the TSX on such relevant day, the average of the high and low prices for a board lot of common shares traded in U.S. dollars on the NYSE during the relevant day. The market value so determined may be in Canadian dollars or in U.S. dollars. As a result, the market value of a common share covered by a Canadian award will be either (a) such market value as determined above, if in Canadian dollars, or (b) such market value as determined above converted into Canadian dollars at the noon rate of exchange of the Bank of Canada on the relevant day, if in U.S. dollars. Similarly, the market value of a common share covered by a U.S. award will be either (a) such market value as determined above, if in U.S. dollars, or (b) such market value as determined above converted into U.S. dollars at the noon rate of exchange of the Bank of Canada on the relevant day, if in Canadian dollars. If on the relevant day there is not a board lot trade in the common shares on each of the TSX and the NYSE or there is not a noon rate of exchange of the Bank of Canada, then the market value of a common share covered by a Canadian award and the market value of a common share covered by a U.S. award is determined as provided above on the first day immediately preceding the relevant day for which there were such board lot trades in the common shares and a noon rate of exchange. The market value of a common share shall be rounded up to the nearest whole cent.
Transferability
          Awards granted under the SIP are not transferable other than by testamentary disposition or the laws of intestate succession. The CHRC, however, may permit the transfer of awards without payment of consideration to members of a participant’s immediate family or entities controlled by the participant or his or her immediate family members. Certain of the Additional Amendments clarified that the CHRC could not otherwise permit the transfer of awards. See “Approval of Amendments to the Nortel 2005 Stock Inventive Plan — Amendment Procedures”.
Participants in Jurisdictions Outside of Canada and the United States
          To accommodate differences in local laws, customs and tax practices, awards granted to participants in countries other than Canada and the United States may be subject to special terms and conditions, including any special supplement that may be added to the SIP, as the CHRC determines is appropriate.
Amendments
          The board of directors of the Company may terminate, amend or suspend the SIP at any time; provided that the prior approval of shareholders will be required for any amendment that the Company determines constitutes a material amendment within the meaning of the applicable rules of the NYSE including any amendment that would:

•	increase the maximum number of Nortel shares for which awards may be granted under the SIP;

•	reduce the exercise price or base price at which options or SARs may be granted;

•	reduce the exercise price or base price of outstanding options or SARs;

•	extend the term of the SIP or the maximum term of options or SARs granted under the SIP;

•	change the class of persons eligible for grant of awards under the SIP;

•	increase any other limit with respect to the number of Nortel shares that may be granted with respect to any type of award, a single participant or any group of participants; or

•	reduce below one year the minimum period required as a condition to the vesting of any award (other than in the case of a participant’s death).
Under the Amending Amendments, the board of directors of the Company amended the SIP to add certain additional types of amendments to the SIP or awards under it that will require the prior approval of shareholders, and this amendment requires shareholder approval. For a description, see “— Approval of Amendments to the Nortel 2005 Stock Incentive Plan”.
Adjustments
          In the event of certain events affecting the capitalization of the Company, including a stock dividend, or certain other corporate transactions, the board of directors of the Company may adjust the number and kind of shares available for grant under the SIP or subject to outstanding awards and the exercise price or base price applicable under outstanding awards. Under the 409A Amendments, with respect to any awards subject to Section 409A of the Code, any such adjustments must conform to the requirements of Section 409A of the Code.
United States Federal Income Tax Consequences Relating to the SIP
          The United States federal income tax consequences to Nortel and its employees of awards under the SIP are complex and subject to change. The following discussion is only a summary of the general rules and tax consequences applicable to the issuance of options under the SIP.
          As noted above, options granted under the SIP may be either incentive stock options or nonqualified stock options. Incentive stock options are options which are designated as such by Nortel and which meet certain requirements under Section 422 of the Code and its regulations. Any option that does not satisfy these requirements will be treated as a nonqualified stock option.
Nonqualified Stock Options
          Nonqualified stock options granted under the SIP do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the participant. A participant generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the participant will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the participant will be subject to income and other employee withholding taxes.
          The participant’s basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the excess of the sale price over the participant’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition.
          In general, there will be no federal income tax deduction allowed to Nortel upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, Nortel will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.
Incentive Stock Options
          If an option granted under the SIP is treated as an incentive stock option, the participant will not recognize any income upon either the grant or the exercise of the option, and Nortel will not be allowed a deduction for U.S. federal tax purposes at such times. Upon a sale of the shares, the tax treatment to the participant and Nortel will depend primarily upon whether the participant has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the participant to alternative minimum tax liability.
          If a participant exercises an incentive stock option and does not dispose of the shares received within two years after the date such option was granted or within one year after the transfer of the shares to him or her upon exercise, any gain realized upon the disposition will be characterized as long-term capital gain and, in such case, Nortel will not be entitled to a federal tax deduction.
          If the participant disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her upon exercise, such disposition will be treated as a disqualifying disposition and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the exercise price, or (2) the amount realized on the disposition minus the exercise price, will be taxed as ordinary income to the participant in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, Nortel may withhold income taxes from the participant’s compensation with respect to the ordinary income realized by the participant as a result of the disqualifying disposition.
          The exercise of an incentive stock option may subject a participant to alternative minimum tax liability. The excess of the fair market value of the shares at the time an incentive stock option is exercised over the exercise price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, a participant may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.
          In general, there will be no federal income tax deductions allowed to Nortel upon the grant, exercise, or termination of an incentive stock option. However, in the event a participant sells or otherwise disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, Nortel will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the participant upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.
Other Possible Tax Consequences
          Section 162(m). Section 162(m) of the Code denies a federal income tax deduction by Nortel with respect to any annual compensation in excess of $1 million paid to any of Nortel’s chief executive officer and three other most highly compensated executive officers (other than any person who served as chief financial officer during the year), as applicable. Options granted under the SIP may qualify as “performance-based compensation” and so will not count against the $1 million limit. To so qualify, options must be granted under the SIP by a committee consisting solely of two or more “outside directors” (as defined under Section 162(m) regulations), be granted with a per share exercise price equal to fair market value of a common share on the date of grant and satisfy the SIP’s limit on the total number of shares that may be awarded to any one participant during any five year period.
          Section 409A. If granted with a per share exercise price equal to fair market value of a common share on the date of grant and containing no other deferral features, options granted under the SIP should not be subject to Section 409A of the Code.

          Section 280G. If the exercisability of an option is or was accelerated due to a change in control of the Company, under certain circumstances, the participant may incur a 20% excise tax and the Company may lose a deduction as a result of such acceleration pursuant to under Section 280G of the Code (the so-called “golden parachute” regulation).
New Plan Benefits
          Future awards under the SIP are not currently determinable.
Nortel Networks Corporation 2000 Stock Option Plan and 1986 Stock Option Plan
          Prior to the adoption of the SIP, the 2000 Plan and the 1986 Plan were the only compensation plans of the Company under which equity securities of the Company were authorized for issuance from treasury. The SIP has replaced the 2000 Plan and the 1986 Plan to the extent that no new awards will be granted under these stock option plans.
          The following summary of certain terms relating to the 2000 Plan and the 1986 is qualified in its entirety by the specific language of such plans, copies of which are available free of charge by writing to the Corporate Secretary of the Company. See “Information Concerning the Company”.
Terms Relating to 1986 Plan (pre-May 15, 2000)
          If a 1986 Plan participant whose options were granted prior to May 15, 2000 is terminated prior to the expiration of the normal term of an option, options then held by the participant will be treated as follows, unless the CHRC determines otherwise.
•	Retirement. If a participant’s active employment terminates due to his or her retirement (as defined in the 1986 Plan), the participant’s unvested options will become vested on the later of (i) the date of the participant’s retirement and (ii) the first anniversary of the effective date of grant of such options. To the extent vested, the participant will have 36 months following the date of retirement to exercise his or her options.

•	Death. If a participant’s active employment terminates due to his or her death, all of the participant’s unvested options will become immediately vested and will remain exercisable for 24 months following the date of the participant’s death.

•	Involuntary Termination Other than for Cause. If a participant’s active employment is terminated other than for cause (as defined in the 1986 Plan) and the participant receives severance benefits, including pay in lieu of notice, the participant’s unvested options will continue to vest during a period generally corresponding to the period following the participant’s termination for which he or she receives salary replacement payments. During such extended vesting period, the participant will be permitted to exercise vested options. A participant whose active employment is terminated by Nortel other than for cause and who does not receive severance benefits must exercise unvested options before his or her termination date or his or her unvested options will be cancelled.

•	Termination for Cause. If a participant’s active employment is terminated for cause (as defined in the 1986 Plan), all outstanding options will be immediately forfeited and cancelled.

•	Resignation by a Participant. If a participant resigns from his or her employment, the participant’s unvested options will be cancelled.

Terms Relating to 1986 Plan (post May 15, 2000) and 2000 Plan
          If a 2000 Plan participant or a 1986 Plan participant whose options were granted after May 15, 2000 is terminated prior to the expiration of the normal term of an option, options then held by the participant will be treated as follows, unless the CHRC determines otherwise.
•	Retirement. If a participant’s active employment terminates due to his or her retirement (as defined in the 1986 Plan and 2000 Plan, as applicable), the participant’s unvested options will become vested on the later of (i) the date of the participant’s retirement and (ii) the first anniversary of the effective date of grant of such options. To the extent vested, the participant will have 36 months following the date of retirement to exercise his or her options.

•	Death. If a participant’s active employment terminates due to his or her death, all of the participant’s unvested options will become immediately vested and will remain exercisable for 24 months following the date of the participant’s death.

•	Involuntary Termination Other than for Cause. If a participant’s active employment is terminated other than for cause (as defined in the 1986 Plan and 2000 Plan, as applicable) and the participant receives severance benefits, including pay in lieu of notice, the participant’s unvested options will continue to vest during a period generally corresponding to the period following the participant’s termination for which he or she receives salary replacement payments. During such extended vesting period and for 90 days thereafter, the participant will be permitted to exercise vested options. A participant whose active employment is terminated by Nortel other than for cause and who does not receive severance benefits will have 90 days following termination to exercise vested options and his or her unvested options will be cancelled.

•	Termination for Cause. If a participant’s active employment is terminated for cause (as defined in the 1986 Plan and the 2000 Plan), all outstanding options will be immediately forfeited and cancelled.

•	Resignation by a Participant. If a participant resigns from his or her employment, the participant’s unvested options will be cancelled. Options vested on termination may be exercised during the 90 day period following termination.
Assumed Plans
          As part of the acquisition of certain businesses between 1998 and 2000, the Company assumed the stock option plans of several entities that it acquired. As a result, the exercise of stock options previously granted under these assumed plans will be satisfied through the issuance of common shares of the Company. No additional stock options have been or will be granted under these assumed plans, and as the last of the options granted under each assumed plan are exercised, terminate or expire, the assumed plan expires as well. The last of these assumed plans are expected to expire in 2010.

TRANSACTIONS WITH RELATED PERSONS AND INDEBTEDNESS
Transactions with Related Persons
          On January 19, 2007, the CHRC adopted a written policy regarding related party transactions and related procedures. The related party policy imposes a duty on directors and senior executives of the Company to disclose any interests they have or their related parties have in certain interested transactions. The term “senior executives” as used in the related party policy means board appointed officers. The compliance committee, comprised of members of management, will review all material facts of all interested transactions and approve or disapprove of the entry into such transactions (except transactions where related party is a director). The compliance committee will report quarterly to the audit committee and to the nominating and governance committee on such approvals and disapprovals. Interested transactions involving directors will be reviewed by the audit committee. If the interested transaction could materially affect the Company, the audit committee must review and approve the interested transaction. The related party policy contains standing approval for a list of certain transactions, which can be revised by the audit committee at any time. Violations of the related party policy can lead to disciplinary action up to and including termination of employment.
Indebtedness of Directors, Executive Officers and Employees
          None of the current, former or nominee directors or current or former executive officers of the Company or NNL nor any associate of any such director or executive officer, is, or has been at any time since the beginning of the fiscal year ending December 31, 2007, indebted to the Company or any of its subsidiaries, or has indebtedness to another entity that is, or has been at any time since the beginning of the fiscal year ending December 31, 2007, the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Company or any of its subsidiaries.
          The following table shows the aggregate indebtedness as of February 19, 2008 owing to the Company and its subsidiaries by current and former employees of the Company and its subsidiaries, including certain routine indebtedness such as ordinary travel and expense advances which will be repaid in accordance with corporate policy and procedure.

	To the Corporation and its Subsidiaries	To Another Entity
Purpose	($)	($)
Share purchases	—	—
Other	$8,531,000	—

DIRECTORS’ AND OFFICERS’ LIABILITY INSURANCE
          The Company maintains $100 million of group liability insurance for the directors and officers of the Company and its subsidiaries in respect of claims made against the insurer after December 1, 2007. In 2007, the Company paid $3,780,000 in premiums for the directors and officers as a group for the 12-month period commencing December 1, 2007 and ending December 1, 2008. The maximum deductible under the insurance policy is $10 million, but there is no deductible for claims which the Company is not permitted by law to pay. However, except for remedial actions, the policy does not cover claims based upon, directly or indirectly resulting from, or in any way involving, matters referred to in the Company’s Current Report on Form 8-K dated October 24, 2003 announcing the initial restatement of the Company’s financial results.
          Any claims made against the insurer prior to November 1, 2003 in respect of matters that occurred prior to November 1, 2003 are governed by $250 million of group liability insurance protection.
          For the period November 1, 2003 to November 1, 2004, the Company maintained $175 million of group liability insurance for its directors and officers, and for the period November 1, 2004 to November 1, 2005 the Company maintained $100 million of group liability insurance for its directors and officers. For the period November 1, 2003 to November 1, 2004, the Company paid $13,589,319 in premiums, and for the period November 1, 2004 to November 1, 2005 the Company paid $13,836,075 in premiums. For the period November 1, 2005 to December 1, 2006, the Company maintained $100 million of group liability insurance for its directors and officers. For the 13-month period November 1, 2005 to December 1, 2006 the Company paid $8,275,200 in premiums. For the period December 1, 2006 to December 1, 2007, the Company maintained $100 million of group liability insurance for the directors and officers. In 2006, the Company paid $5,795,250 in premiums for the directors and officers as a group.
          Chubb Insurance Company of Canada (Chubb) commenced legal proceedings in an effort to rescind a portion of its coverage for claims first filed during the November 1, 2003 to November 1, 2004 period. Chubb wishes to limit its rescission claim under the policy to certain individuals whose employment was terminated for cause in connection with financial reporting matters of the Company. Chubb has tendered $545,651 to the Company purportedly as a return of premiums paid by the Company for coverage of such individuals. The Company has not accepted this tender and has placed these funds in a trust account pending resolution of the rescission claims.
INDEMNIFICATION
          During the fiscal year ended December 31, 2007, NNL paid a total of $402,032 for legal fees and disbursements incurred on behalf of one current officer of NNI, seven former officers of the Company and NNL and four former officers of NNL’s subsidiaries relating to certain investigations by United States and Canadian securities regulatory authorities arising out of public revenue and earnings statements and guidance provided by Nortel during 2003 and early 2004. During 2007, NNL paid $85,057 on behalf of Karen E. Sledge, Finance Leader, Enterprise Solutions. The names and most recent titles of the seven former officers of the Company and NNL (with amounts paid by NNL during 2007 indicated in parentheses) are: Malcolm K. Collins, President, Enterprise Networks ($17,919); Pascal Debon, Senior Advisor ($2,654); Nicholas J. DeRoma, Chief Legal Officer ($39,442); Terry G. Hungle, Chief Financial Officer ($20,124); Brian W. McFadden, Chief Research Officer ($4,027); Linda F. Mezon, Assistant Controller ($68,687); and Susan L. Spradley, President, Global Services and Operations ($5,440). The names and most recent titles of the four former officers of NNL’s subsidiaries (with amounts paid by NNL during 2007 indicated in parentheses) are: Mary M. Cross, President of multiple subsidiaries of NNL ($67,444); Peter Dans, Chief Financial Officer, LG-Nortel Co. Ltd ($13,397); Brian T. Harrison, Vice-President, Finance, Nortel Networks Technology Corporation ($61,831) and Monica L. Lester, Treasurer of multiple subsidiaries of NNL ($16,010).
          Further details on the status of the civil and regulatory matters are contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 under “Legal Matters” and under “Contingencies” in the notes to the financial statements contained therein.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES
Governance Materials
          Copies of the written mandates adopted by the boards of directors of the Company and NNL are attached as Exhibit I to this proxy circular and proxy statement. A copy of our standards for director independence (Independence Standards) is attached as Exhibit II to this proxy circular and proxy statement.
          Copies of the board mandates, the mandates of each of our board committees, our Statement of Governance Guidelines (Governance Guidelines), which include the Independence Standards, and our Code of Business Conduct, as well as any future amendments to any such document, are available free of charge on our website at www.nortel.com or by writing to our Corporate Secretary at Nortel Networks Corporation, 195 The West Mall, Toronto, Ontario, Canada, M9C 5K1.
Board Composition
          Each of the Nortel boards has the same non-executive chair and is currently comprised of the same 11 directors. Our Governance Guidelines limit the size of our boards to a maximum of 15 directors and limit the number of directors who may also be members of management to no more than three directors. It is also required that any person who is invited to stand for election or appointment to the boards to commit to serve for at least five years, provided that a director’s tenure generally may not exceed ten years and that a director who has reached the age of 70 years old will generally not be permitted to stand for re-election. Further, a former chief executive officer of Nortel may not stand for re-election as a director unless the Nortel boards determine that it would otherwise be in the best interests of Nortel at the relevant time. Governor Hunt turned 70 years of age during 2007. On May 31, 2007, the nominating and governance committee determined that, as a result of, among other things, his strong leadership qualities, Governor Hunt will be permitted to continue to serve on the Nortel boards for at least five years from the date of his first election. Governor Hunt abstained from the assessment and determination of his continued service.
Public Board Membership Policy
          Under our public board membership policy, non-management directors are prohibited from sitting on more than four other public boards and the president and chief executive officer is prohibited from sitting on more than two other public boards, unless the nominating and governance committee exercises its discretion to permit public board membership in excess of these limits.
Interlocking Directorships
          Mrs. Bennett and Mr. Manley also each sit on the board of directors of Canadian Imperial Bank of Commerce. The Board does not believe these interlocking board relationships impact on the ability of these directors to act in the best interests of Nortel.
Independence of Directors
          Our Governance Guidelines require that a majority of our directors be “independent” as defined under the requirements of applicable stock exchanges and securities regulatory authorities and as determined in accordance with the Independence Standards which form part of our Governance Guidelines. They also require that the composition of committees comply with the applicable requirements of the Canada Business Corporations Act, the stock exchanges on which the Company and NNL list their securities and securities regulatory authorities, as adopted or amended and in force from time to time, including the requirements that the nominating and governance committee and the CHRC be composed solely of “independent” directors and that the audit committee be composed solely of “independent” and “financially literate” directors.
          In accordance with our Independence Standards, the NYSE listing standards, and applicable SEC and CSA rules and policies, our boards have determined, based on information provided by each director as to their personal and professional circumstances, that except for Mr. Zafirovski, our President and Chief Executive Officer, each nominee director/each person who served as a director during 2007 is independent.
          In particular, the Nortel boards have determined that Mr. Manley’s association with the Canadian law firm of McCarthy Tétrault LLP, as an independent consultant with the title “Counsel”, does not constitute a material relationship with Nortel. McCarthy Tétrault LLP represents a former Nortel executive in connection with certain civil proceedings relating to such individual’s association with Nortel. In making this determination, the boards considered that Mr. Manley is not serving in a managerial position with such firm, Mr. Manley’s compensation will not be related in any way to fees paid in respect of the civil proceedings, and the Company and such firm have each adopted procedures to protect against potential conflicts of interest in connection with such representation, among other factors.
Board and Committee Meetings and Director Attendance
          The following minimum number of board and committee meetings are required annually, with ad hoc meetings being held as required:
Boards — 6*
Audit committees — 4
CHRC — 1
Nominating and governance committee — 1
Pension fund policy committee — 1

*	Effective January 18, 2008, prior to which at least eight meetings were required.
For information regarding the actual number of board and committee meetings held during 2007 and individual director attendance at such meetings, see “Summary of Director Attendance”. Pursuant to our Governance Guidelines, directors are generally expected to attend meetings of shareholders in person. At the 2007 annual meeting of shareholders held on May 2, 2007, all of the nominees for election to the board of the Company were in attendance.
Executive Sessions
          Executive sessions of the board of directors of the Company and NNL, without members of management present (including management directors), must be held at every board and committee meeting, whether such meeting is conducted in-person or telephonically. An executive session was held at every board and committee meeting during 2007. Executive sessions are chaired by the non-executive chair or, in his or her absence, by another outside or non-management director selected by the boards. The Nortel board and committees also regularly call upon individual members of management to join a portion of the executive sessions.
Forward Agenda
          An annual forward agenda is created for each of the Nortel boards and board committees for the year. The annual forward agendas identify the decisions and actions to be presented to the boards or committees for the ensuing year. Such forward agendas are prepared in accordance with the applicable board or committee mandate.
Board Committees
          In accordance with our Governance Guidelines, the Nortel boards have established a joint compensation and human resources committee and each of the Nortel boards has established an audit committee. The Company’s board has also established a nominating and governance committee and NNL’s board has established a pension fund policy committee. The Company has established the litigation committee on an ad hoc basis.

          Our Governance Guidelines describe generally the responsibilities of our board committees and the role of each committee chair while written committee mandates adopted by Nortel more specifically set out the duties, responsibilities and expectations of each committee. The following is a brief summary of the mandate of each committee of the Nortel boards:
Audit Committees of the Company and NNL
Members:

John A. MacNaughton (Chair)	Independent*

The Hon. James Baxter Hunt, Jr.	Independent*

Claude Mongeau	Independent*

John D. Watson	Independent*

*	The Nortel boards have also determined that at least one member of the audit committees meets the NYSE standard of having “accounting or related financial management expertise”, and that Messrs. Watson and Mongeau each meet the criteria required by applicable SEC rules for an “audit committee financial expert” (U.S. GAAP).
Key Responsibilities
The audit committees assist the Nortel boards in the oversight of:
•	the reliability and integrity of the accounting principles and practices, financial statements and other financial reporting, and disclosure principles and practices followed by management of Nortel;
•	the establishment by management of an adequate system of internal controls and procedures;
•	the effectiveness of the internal controls and procedures; and
•	the compliance by the Company with legal and regulatory requirements.
The audit committees also assist the Nortel boards in monitoring and reviewing the balance sheet strategy and financial structure of Nortel, including the incurrence of long-term indebtedness and the issuance of additional equity or equity-related securities.
Independent Auditors
Nortel’s independent auditors report directly to Nortel’s audit committees and are ultimately accountable to the audit committees and the Nortel boards as representatives of the shareholders. The audit committees have direct access to the internal auditors and independent auditors to discuss and review specific issues as appropriate. The audit committees have established complaint procedures, through our compliance group, as well as a hiring policy for current and former employees of the independent auditors. Separate executive sessions are held by the audit committees on a periodic basis with the independent auditors, the internal auditor, the controller and other members of senior management.
Report of the Audit Committee
The report of the audit committee of the Company’s board of directors is provided below under “Report of the Audit Committee of Nortel Networks Corporation”.

Joint Compensation and Human Resources Committee of the Company and NNL
Members:

Richard D. McCormick. (Chair)	Independent

Jalynn H. Bennett	Independent

Dr. Manfred Bischoff	Independent

Dr. Kristina M. Johnson	Independent

The Hon. John P. Manley	Independent
Key Responsibilities
The CHRC oversees Nortel’s executive compensation programs and is responsible for:
•	the strategic direction and overall effectiveness of the management of human resources and compensation and advising and providing direction to the Nortel boards with respect to such matters;
•	senior management succession planning;
•	the appointment, responsibilities and compensation of key members of senior management, including executive officers;
•	assessing Nortel’s senior management leadership team, including key members of senior management;
•	administrative duties specifically delegated to, or required to be performed by, the CHRC under any compensation or benefit plan;
•	recommending to the Nortel boards the appointment of officers, corporate performance targets, achievement factors and aggregate award amounts under various incentive plans and the creation, amendment and termination of cash compensation, incentive and benefits plans where approval of the Nortel boards is required under the terms of such plans; and
•	preparing the compensation committee report for inclusion in Nortel’s proxy circular and proxy statement.
Executive Compensation
As the Company’s executive officers are also executive officers of NNL, the CHRC assesses executive compensation on a combined basis. In accordance with NYSE requirements, the Nortel boards have directed that the chief executive officer’s compensation is to be determined by the independent directors of the Nortel boards, together with the CHRC, based on the CHRC’s assessment of the performance of the chief executive officer.
Authority
In accordance with its mandate, the CHRC may delegate such authority and responsibilities it considers appropriate, provided that it reports all such delegation to the Nortel boards and provided further that it may not delegate any matters related to the responsibilities, appointment or remuneration of key members of senior management, including the chief executive officer.
The CHRC has sole authority over the engagement of compensation consultants, including over the terms and conditions of such engagements. The CHRC may also request management to undertake studies and report on areas of interest, which may occasionally involve the retention of additional consultants by management. See “— Compensation Consultants”.
Compensation Committee Report
The report of the CHRC is provided below under “Compensation Committee Report”.

Nominating and Governance Committee of the Company
Members:

The Hon. James Baxter Hunt, Jr. (Chair)	Independent

John A. MacNaughton	Independent

Richard D. McCormick	Independent

John D. Watson	Independent
Key Responsibilities
Responsible for annually establishing a formal, comprehensive and written director nomination process which includes:
•	establishing a methodology or process for director succession planning and reviewing succession plans for directors to ensure qualified persons are or will be available when necessary or desirable and reporting findings and recommendations to the board;
•	establishing a director evaluation process, including an assessment of the board, its committees, individual directors and the chair; and
•	recommending candidates for election or appointment to the board, consistent with the criteria approved by the board.
NNL Board
The NNL board is informed of nominating and governance committee deliberations and makes all corporate governance determinations on behalf of NNL.
Pension Fund Policy Committee of NNL
Members:

The Hon. John P. Manley (Chair)	Independent

Jalynn H. Bennett	Independent

Dr. Manfred Bischoff	Independent

Dr. Kristina M. Johnson	Independent

Claude Mongeau	Independent
Key Responsibilities
The pension fund policy committee is primarily responsible for the general oversight of the financial administration of certain pension plans maintained by NNL and certain of its subsidiaries. Such oversight includes reviewing and recommending the governance structure and process, reviewing and approving fund actuaries, funding policy and assumptions, asset mix and investment management structure, as well as the appointment and removal of consultants, custodians and trustees.
Ad Hoc Committees
     Our boards generally do not establish ad hoc committees, except in limited circumstances. In July 2004, the Company established the litigation committee, which continues to investigate, review and evaluate the facts and circumstances relating to allegations that certain current and former directors and officers of the Company breached their fiduciary duties. Mr. Pearce (Chair), Dr. Bischoff and Mr. McCormick are members of the litigation committee.

Position Descriptions for Board Chair and Committee Chairs
          The role of the chair of the Nortel boards and the committee chairs are described in the Governance Guidelines. On an annual basis, the Nortel boards appoint a chair of the board from the outside or non-management directors, and the chair serves in a non-executive capacity unless otherwise determined by the boards to be in the best interest of the Company and/or NNL due to circumstances existing at the time. The chair of the Nortel boards is responsible for ensuring that the boards function in a manner that is independent of management, managing meeting schedules and, with the assistance of the secretary to the boards and in consultation with the appropriate members of senior management, setting agendas, chairing meetings of the boards and providing advice to senior management. Our Governance Guidelines ensure that the chair of the Nortel boards has access to adequate support staff to carry out his or her responsibilities.
          The role of the committee chairs is described in our Governance Guidelines. The chair of a committee is responsible for ensuring that the committee functions in a manner that is independent of management, including managing meeting schedules, chairing meetings of the committee, acting as a liaison between senior management and the committee and providing advice to senior management on various matters. The committee chair, with the assistance of the secretary to the committee and in consultation with the appropriate members of senior management, sets the agendas for meetings of a committee. The chair of each committee also reports on the significant matters considered at a committee meeting at the next board of directors’ meeting and minutes of committee meetings are circulated to the board of directors for review.
Position Description for the Chief Executive Officer
          A written position description for Nortel’s president and chief executive officer is prepared by the CHRC, in conjunction with the president and chief executive officer, and reviewed not less than annually by the Nortel boards. The current chief executive officer description is available on our website at www.nortel.com/corporate/investor/governance.
Board Evaluation
          Our Governance Guidelines require the nominating and governance committee to conduct an annual evaluation of the effectiveness of our boards, our board committees and individual directors, and to report the results to the Nortel boards. In addition, the mandates of each of the audit committees, CHRC and nominating and governance committee require such committees to conduct annual performance evaluations assessing performance in light of the responsibilities contained in the applicable mandate. The 2007/2008 board evaluation process included the following questionnaires and interviews. Nortel automated the director evaluation process during 2007 by having the directors complete the previously written version of the director effectiveness questionnaire online and by having the members of the audit committees complete the previously written version of the audit committee self-evaluation online.
          Director Effectiveness Questionnaire
Each director completed the online director effectiveness questionnaire, which included an annual assessment of the performance and effectiveness of the boards and each of the committees on which the director serves. The effectiveness of the board chair and the committee chairs was also assessed. The questionnaire also included peer review, as well as a request for recommendations for internal or external director education programs and included open-ended questions to provide an opportunity for suggesting improvements. The results of the director effectiveness questionnaire were reported to the Nortel boards by the board chair.
          Audit Committee Self-Evaluation
Each member of the audit committees completed the online audit committee self-evaluation, which included an assessment of each of the audit committees and their chair. The audit committee self-evaluation was in the form recommended by KPMG and also utilized open-ended questions. The results of the audit committee self-evaluation were reported to the audit committees and the Nortel boards by the chair of the audit committees.
          Director Interviews
One-on-one interviews were conducted by the chair of the nominating and governance committee with each individual director of the Nortel boards. Open-ended questions were included in the director interviews. Each director was asked to rate his or her overall effectiveness as a board/committee member, as well as the overall effectiveness of each other board member. The directors were also asked about the relationship between the Nortel boards and management. The results of the director interviews were reported to the Nortel boards by the chair of the nominating and governance committee.
The results of the director effectiveness questionnaire, audit committee self-evaluation and director interviews were positive, and the directors determined to continue with the online evaluation for the next annual board evaluation.
          Following the reports by the chair of each of the Nortel boards, the audit committees and the nominating and governance committee, the Nortel boards assessed the results of the director evaluations against the qualifications and experience of the directors outlined in the skills matrix and the position descriptions, and determined not to recommend any new nominees as directors at the Meeting. The Nortel boards established a post-evaluation action plan, which included the following:
•	to update the evergreen list of potential board candidates in advance of the next annual board evaluation, with a focus on specified technological and geographic expertise;

•	to continue to improve the timely delivery, format and substance of presentations from management to the Nortel boards and committees to ensure clear issue identification; and

•	to provide further technology-related director education programs.
          As a result of the audit committee self-evaluation, the audit committees determined to institute a practice of having an executive session with the chief financial officer at the beginning of every regularly scheduled meeting to assist in the focus on key items on the agenda for the meeting and to encourage more free flow discussion on certain topics. The executive session at the beginning will be in addition to the executive session held at the end of every meeting of the audit committees without members of management present.
Nomination of Directors
          As indicated above, the nominating and governance committee is primarily responsible for identifying candidates for election or appointment to the board of directors of the Company. The NNL board is informed of nominating and governance committee deliberations and makes determinations on behalf of NNL.
          The Company’s board of directors has directed the nominating and governance committee to seek candidates who, by virtue of their differing skills, areas of expertise, professional and personal backgrounds, industry knowledge, geographic location, and geographic or industry contacts, are best able to contribute to the direction of Nortel’s business and affairs. The committee maintains a skills matrix which outlines the competencies and skills of members of the boards, and identifies any gaps. In identifying candidates for election or appointment to the boards, the nominating and governance committee also considers the interplay of a candidate’s skills, expertise, experience and personality with those of other directors on the boards, and the extent to which a candidate would contribute to building boards that are effective, collegial and responsive to the needs of Nortel. Along with a broad range of experience (particularly with respect to organizations of similar size and complexity), business acumen and sound judgment, directors are also expected to have integrity, a strong character and reputation and to be committed to Nortel and its business plans and to building shareholder value over the long term.

Re-Election of Directors
          The nominating and governance committee annually reviews the credentials of its members for re-election to the Nortel boards. The committee also considers the following factors:
•	skills and competencies under the skills matrix

•	attendance at regularly scheduled board and committee meetings

•	public board membership

•	age

•	outside interests, including any change in employment

•	length of service on the Nortel boards
Nomination of New Directors
          The nominating and governance committee maintains an evergreen list of potential candidates, which it updates from time to time. In identifying potential director nominees, the nominating and governance committee considers board candidates identified through a variety of methods and sources. These include suggestions from committee members, other directors, senior management, shareholders and other interested parties in anticipation of director elections and other potential board vacancies. The committee has sole authority to retain director search firms, as well as other advisors, to assist in identifying and evaluating possible director nominees. The nominating and governance committee also considers board candidates recommended by shareholders of the Company. Shareholders who wish to recommend a person for election to the Company’s board may submit such person’s name, background, qualifications, and consent to be named in the proxy circular and proxy statement and to serve as a director if elected, in writing to our Corporate Secretary for consideration by the nominating and governance committee. The nominating and governance committee will consider and evaluate such person as a possible nominee in the same manner as it considers all other potential candidates. To permit sufficient time for such consideration and evaluation, shareholders should make board candidate submissions by December 31 in each year, prior to the holding of the next shareholders’ meeting.
          Prior to recommending a new director candidate for election or appointment, the chair and certain members of the nominating and governance committee meet with the candidate to discuss the candidate’s interest and ability to devote the time and commitment required to serve on the Nortel boards. The committee conducts a background check on the candidate and reviews any potential conflicts, independence concerns or disclosure issues the candidate might have.
Director Orientation and Continuing Education
          New directors receive an in-depth induction package and attend executive briefing sessions to orient them to Nortel, including the role of the directors, the boards and the committees, as well as the nature and operation of Nortel’s business. In addition, new directors are required to attend formal meetings with our president and chief executive officer, other members of management and the compliance department. It is also recommended that new directors attend all committee meetings in order to familiarize themselves with our boards and their responsibilities.
          At regularly scheduled meetings of the Nortel boards, directors receive presentations from senior management on various aspects of Nortel’s business, including the industry and competitive environment in which Nortel operates. Directors also attend an annual tour of Nortel’s research and development facilities.
          In early 2006, the Nortel boards engaged Deloitte & Touche LLP in connection with the development of a formal director education program. A total of 20 director education modules, broken up into two groups, containing high-level overviews of significant accounting and financial topics affecting Nortel were prepared by Deloitte & Touche LLP during 2006 and 2007 for our directors to complete.
Director and Officer Compensation
          The boards and the nominating and governance committee periodically review the adequacy and form of director compensation (cash and/or share-based) to ensure that such compensation is competitive, reflects market practice and accurately reflects the risks and responsibilities of being an effective director. Director compensation is reviewed on a combined basis in light of Nortel’s overall governance structure. In considering matters associated with director compensation, the nominating and governance committee uses information from various independent sources, including compensation surveys of comparator companies and professional associations. At the direction of the nominating and governance committee, the secretary of the committee obtains compensation surveys of comparator companies and professional associations with respect to director compensation from independent consultants and presents them to the nominating and governance committee for consideration. All compensation for directors must be approved by the nominating and governance committee and the Nortel boards. Director compensation and share ownership guidelines are described under “Executive Compensation — Director Compensation for Fiscal Year 2007”.
          For a description of the process by which executive officer compensation is determined, see “Executive Compensation — Compensation Discussion and Analysis”.
Compensation Consultants
The CHRC’s Independent Compensation Consultant
          From January 1, 2007 to June 30, 2007, the CHRC engaged Hewitt as an independent consulting firm to assist in connection with the review of current and future executive compensation and benefit programs. Hewitt’s consulting services division advised on a number of executive compensation matters, including the review and analysis of the effectiveness of Nortel’s executive compensation philosophies, the executive compensation and benefits programs (including base salary, short-term cash compensation, long-term incentive programs, certain executive retention programs and termination agreements) and governance matters. Hewitt reviewed substantially all presentations and proposals on executive compensation matters prepared by management and provided related analysis, advice and recommendations to the CHRC consistent with best practice, market trends and the latest legal and regulatory considerations. During 2007, Hewitt’s human resources outsourcing services division was engaged by the Company to provide various services with respect to the administration of the Investment Plan. Additionally, Hewitt’s investment group provided investment consulting services to the Company during 2007.
          Effective July 1, 2007, the CHRC retained HCI to assist the CHRC in connection with the review of current and future executive compensation and benefit programs of Nortel, including analyzing management proposals and providing related advice and recommendations to the CHRC, consistent with best practices, market trends and the latest legal and regulatory considerations. Since being engaged by the CHRC, HCI has advised the CHRC on various matters including president and chief executive officer compensation, executive compensation and benefits programs and the design of the long-term incentive component and compensation levels of executive officer candidates. HCI also reviewed the “Compensation Discussion and Analysis” contained above. HCI has not been engaged by Nortel to provide any services other than the services performed as the independent compensation consultant to the CHRC.
          The CHRC’s independent compensation consultant attended all CHRC meetings during their respective terms in 2007. At the direction of the chair of the CHRC, management provided Hewitt and HCI, respectively, with various presentations related to their mandates in advance of CHRC meetings. While both Hewitt and HCI took directions from the CHRC on performing such services, the CHRC did not direct either Hewitt or HCI on the manner or method undertaken by them to reach their independent opinions. Prior to the CHRC meetings, management and the respective consultant met, where required, in order to address any questions or issues raised by management, Hewitt or HCI. From time to time, both Hewitt and HCI conferred with Mr. Zafirovski as directed by the chair of the CHRC concerning material compensation matters. Mr. Zafirovski did not provide input in regards to his own compensation to the CHRC, Hewitt or HCI. At the ultimate presentation by management at the CHRC meeting, Hewitt and HCI reported the results of their work and provided their independent opinions, respectively, to the CHRC notwithstanding any prior consultation with management before such meeting. Final determinations made by the CHRC have reflected information and consideration in addition to the information and recommendations provided by the independent compensation consultants.

          The table below summarizes the fees paid to the CHRC’s independent compensation consultants during the 2007 fiscal year:

	Executive Compensation
	Related Work	Other
Consultant	($)	($)
Hewitt	$69,951	$1,209,982 *
HCI	$207,876	—

*	A portion of this amount represents administration fees with respect to the Investment Plan paid directly to Hewitt by the participants in the Investment Plan.
Management’s Compensation Consultant
          Mercer is engaged by the Company to provide consulting services to senior management on executive and employee compensation matters. During 2007, Mercer advised management on matters such as market competitive levels of executive remuneration as well as trends in program strategy and design. Specifically, Mercer: conducted a competitiveness assessment of total direct compensation for Nortel executive officers relative to our comparator companies; analyzed industry trends in compensation program design and structure; reviewed the competitiveness of compensation programs, including the short-term and long-term incentive programs; reviewed the share ownership guidelines with respect to the market; conducted a competitive assessment of the CIC Plan; worked with management in developing the request for additional shares for issuance under the SIP and for purchase under the Global Plan, the U.S. Plan and the SRP; and provided ongoing support to the management team in areas related to the administration and design of the compensation program. Mercer did not have contact with any members of the Nortel boards or the CHRC over the course of its work. Additionally, Mercer did not make any recommendations regarding compensation decisions made by management. Mercer earned $353,121 in 2007 for its work related to the executive compensation program. In addition, Mercer was engaged by Nortel to provide various services in the areas of employee compensation, retirement and benefits consulting and administration. Further, the nominating and governance committee retained a separate Mercer team to assist in the review of independent director compensation.
Code of Ethics
          Nortel’s Code of Business Conduct, which is our code of ethical business conduct, provides detailed guidelines on Nortel’s approach to competition in the marketplace, the standards of conduct expected of all Nortel directors, officers and employees and the central role integrity must play in daily conduct at Nortel, with an emphasis on honesty and compliance with all applicable laws. Nortel’s directors, officers and employees, except as of December 31, 2007, those on leave, transitioning to retirement, or who have been notified that their employment with Nortel is ending and, due to legal requirements, those in France and Germany, are requested to read the Code of Business Conduct and electronically certify, except in the case of directors who certify on paper, that they have read, understood and will comply with the terms of the Code of Business Conduct. Members of the Executive Leadership Team have an additional certification, which was added in 2007. 2007 certification of the Code of Business Conduct has been completed by 99.9% of Nortel employees (exclusive of those on leave, transitioning to retirement, or who have been notified, and those in France and Germany). All of the director nominees and executive officers have completed certification of the Code of Business Conduct. In addition to the certification process, Nortel has various processes for ensuring its ethics requirements are being met, including training on the provisions of the Code of Business Conduct and communications on the need to report violations and suspected violations. In 2007, Nortel made various amendments to its Code of Business Conduct, including requiring employees who report an allegation to escalate the complaint if they are uncomfortable with its resolution.
          Any future amendments to our Code of Business Conduct will be posted on our website at www.nortel.com. Any waiver of a requirement of our Code of Business Conduct, if granted by the Nortel boards or any board committee, will be posted on our website at www.nortel.com as required by law.

          Our Chief Compliance Officer, Robert J. Bartzokas, is responsible for internal audit, security, business ethics and compliance, which includes: examining and evaluating the adequacy and effectiveness of Nortel’s system of management and financial controls; execution of the annual audit plan; periodically reporting to the Nortel boards regarding ethics matters; preparing periodic communications to our employees regarding ethical business practices; and developing and monitoring policies and procedures relating to business ethics. The chief compliance officer reports to our president and chief executive officer and the chair of the audit committees.
Use of Material Non Public Information and Equity Monetization Policy
          All employees, officers, and members of the boards of directors are subject to insider trading laws generally. In accordance with applicable corporate policy, there are certain individuals who, by virtue of their role, are “deemed insiders”. Because they may have knowledge of, or access to, material information, the trading activities of these individuals are restricted by Nortel. Such individuals may not engage in any trading activity for specified periods of time throughout the year, known as “black out periods”. These deemed insiders can only trade during prescribed “window periods”, and even then, only if they do not have knowledge of any Nortel material non-public information at that time. Generally, deemed insiders are officers, directors, senior executives and other leaders, and employees who frequently have access to material information. In addition, applicable corporate policy generally prohibits deemed insiders from participating in any equity monetization program with respect to securities of the Company and NNL.
Shareholder Communication
          Nortel communicates regularly with shareholders through press releases, as well as annual and quarterly reports. Our investor relations department and Corporate Secretary address investor concerns on an on-going basis. The Company may also address such concerns through our website at www.nortel.com.
          Interested parties, including shareholders and other security holders, may communicate directly with our boards or with individual directors by writing to the Corporate Secretary as described in this proxy circular and proxy statement under the heading “Communication with Directors”.
Report on Corporate Governance
          This corporate governance report has been reviewed by the nominating and governance committee and approved by the boards of directors of the Company and NNL.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          The members of the compensation and human resources committee of the Nortel boards are Mr. McCormick (Chair), who was appointed to the committee effective January 18, 2005, Mrs. Bennett and Mr. Manley each of whom was appointed to the committee effective June 29, 2005, Dr. Bischoff who was appointed to the committee effective June 29, 2006 and Dr. Johnson who was appointed to the committee effective November 30, 2006. No changes to the membership of the compensation and human resources committee occurred during 2007. No member of the compensation and human resources committee was an officer (within the meaning of applicable United States securities laws) or employee of Nortel or any of its subsidiaries at any time during 2007.
          No executive officer of Nortel serves on the board of directors or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Nortel boards.

COMPENSATION COMMITTEE REPORT
          The compensation and human resources committee of the boards of directors of the Company and NNL has reviewed and discussed with management the “Compensation Discussion and Analysis” required by Regulation S-K Item 402(b). Based on such review and discussion, the compensation and human resources committee recommended to the boards of directors that the “Compensation Discussion and Analysis” be included in this proxy circular and proxy statement and in NNL’s Annual Report on Form 10-K for the year ended December 31, 2007.
          This report has been submitted by J.H. Bennett, Dr. M. Bischoff, J.P. Manley, R.D. McCormick and Dr. K.M. Johnson as members of the compensation and human resources committee of the board of directors of the Company and NNL.
AUDITOR INDEPENDENCE
          KPMG was appointed as the independent public accountants for the Company and NNL commencing with fiscal year 2007. Prior to fiscal year 2007, Deloitte & Touche LLP (Deloitte & Touche) were the independent public accountants for the Company and NNL.
          In accordance with applicable laws and the requirements of stock exchanges and securities regulatory authorities, the audit committees of the Company and NNL must pre-approve all audit and non-audit services to be provided by the independent auditors. In addition, it is the policy of the Company and NNL to retain auditors solely to provide audit and audit-related services and advice with respect to tax matters, but not to provide consulting services, such as information technology services.
Audit Fees
          The Company and NNL prepare financial statements in accordance with U.S. GAAP. KPMG billed the Company and its subsidiaries $26.8 million for the following audit services related to fiscal year 2007: (i) the audits of the annual consolidated financial statements of the Company and of NNL for the fiscal year ended December 31, 2007, included in the Form 10-K; (ii) reviews of the financial statements of the Company and of NNL in Forms 10-Q for the periods ended March 31, June 30 and September 30, 2007; (iii) the audit of internal controls over financial reporting as required under the United States Sarbanes Oxley Act of 2002 for the fiscal year ended December 31, 2007; (iv) audits of individual subsidiary and other investments statutory financial statements; and (v) procedures with respect to securities regulatory filing matters. During 2007, Deloitte & Touche, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, Deloitte) billed the Company and its subsidiaries $4.2 million for the following audit services related to fiscal year 2006: (i) completion of audits of the annual consolidated financial statements of the Company and of NNL for the fiscal year ended December 31, 2006, including audits of the restated consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 and reviews of the restated quarterly information for the periods ended March 31, June 30, and September 30, 2006 included in the 2006 Form 10-K; (ii) audit procedures performed to provide updated audit opinions on the annual consolidated financial statements of the Company and of NNL for the fiscal year ended December 31, 2006 to reflect the Company’s and NNL’s change in reportable segments and the addition of supplemental condensed consolidated financial information; and (iii) audits of individual statutory financial statements. Deloitte billed the Company and its subsidiaries $53.9 million for 2006 for the following audit services: (i) the audits of the annual consolidated financial statements of the Company and of NNL for the fiscal year ended December 31, 2006, including audits of the restated consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 and reviews of the restated quarterly information for the periods ended March 31, June 30, and September 30, 2006 included in the Form 10-K; (ii) reviews of the financial statements of the Company and of NNL in Forms 10-Q for the periods ended March 31, June 30 and September 30, 2006; (iii) the audit of internal controls over financial reporting as required under the United States Sarbanes-Oxley Act of 2002 for the fiscal year ended December 31, 2006; (iv) audits of individual subsidiary and other investments statutory financial statements; and (v) comfort letters, attest services, statutory and regulatory audits, consents and other services related to SEC matters.

Audit-Related Fees
          KPMG billed the Company and its subsidiaries $1.0 million for the following audit-related services related to fiscal year 2007: (i) audit of pension plan financial statements; (ii) finance transformation project; and (iii) other systems applications testing. Deloitte billed the Company and its subsidiaries $5.0 million for 2006 for the following audit-related services: (i) audit of pension plan financial statements; (ii) financial accounting and reporting consultations; (iii) finance transformation project; and (iv) director education.
Tax Fees
          KPMG billed the Company and its subsidiaries $2.4 million for tax compliance services related to fiscal year 2007. Deloitte billed the Company and its subsidiaries $1.8 million for 2006 for tax compliance services. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of: (i) assistance in filing tax returns in various jurisdictions; (ii) sales and use, property and other tax return assistance; (iii) research and development tax credit documentation and analysis for purposes of filing amended returns; (iv) transfer pricing documentation; (v) requests for technical advice from taxing authorities; (vi) assistance with tax audits and appeals; and (vii) preparation of expatriate tax returns.
All Other Fees
          KPMG has not provided the Company and its subsidiaries any other services in 2007. Deloitte did not bill the Company and its subsidiaries for any other services in 2006.
REPORT OF THE AUDIT COMMITTEE OF NORTEL NETWORKS CORPORATION
          The audit committee of the Company’s board of directors is comprised entirely of independent directors as determined in accordance with our Independence Standards, the NYSE listing standards and applicable SEC and CSA rules and policies. The audit committee operates under a written mandate adopted by the Company’s board of directors.
          The audit committee of the Company’s board of directors meets privately on a periodic basis with both the independent auditors and the internal auditors, each of whom has had unrestricted access to the audit committee.
          The audit committee of the Company’s board of directors has reviewed and discussed with senior management the audited financial statements of the Company for the fiscal year ended December 31, 2007. The audit committee has discussed with KPMG, the independent auditors of the Company for the 2007 fiscal year, the matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications). The audit committee has received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with KPMG their independence as auditors of the Company. Based on the foregoing, the audit committee of the Company has recommended to the board of directors that the audited financial statements of the Company for the fiscal year ended December 31, 2007 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the United States Securities and Exchange Commission.
          This report is dated as of February 27, 2008 and has been submitted by J.A. MacNaughton (Chair), The Hon. J.B. Hunt, Jr., C. Mongeau and J.D. Watson.
REPORTS NOT INCORPORATED BY REFERENCE
          Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the United States Securities Act of 1933 or the United States Securities Exchange Act of 1934 that might incorporate this document or future filings with the SEC, in whole or in part, the foregoing reports of the compensation and human resources committee and the audit committee included in this proxy circular and proxy statement shall not be deemed to be incorporated by reference into any such filing.

APPOINTMENT OF AUDITORS
          At the Meeting, you will be asked to appoint KPMG as the Company’s independent auditors until the Company’s next annual meeting. KPMG will be appointed if a majority of the votes cast by shareholders, in person or by proxy, at the Meeting are in favour of this appointment. As a result, withholding your vote or abstaining on this resolution will have no effect on the outcome of the vote on this resolution.
          We recommend that you vote FOR the appointment of KPMG.
          IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE APPOINTMENT OF KPMG, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.
          Arrangements have been made for one or more representatives of KPMG to attend the Meeting. Representatives of KPMG will be given an opportunity to make a statement and to answer appropriate questions.
Change in Independent Public Accountants
          Deloitte & Touche were the independent public accountants for the registrant and NNL, its principal operating subsidiary, for the fiscal year 2006.
          Following an evaluation conducted by the Company as part of its corporate renewal process, on December 1, 2006, the board of directors of the Company proposed that KPMG serve as the Company’s independent public accountants commencing with fiscal year 2007, subject to shareholder approval of such appointment. KPMG’s appointment was approved by shareholders of the Company and KPMG were also appointed as NNL’s independent public accountants commencing with fiscal year 2007. The change in independent public accountants did not result from any disagreement or dissatisfaction between the Company and Deloitte & Touche.
          The audit reports of Deloitte & Touche on the Company’s and NNL’s financial statements for the fiscal years ended December 31, 2006, and December 31, 2005, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.
          As disclosed in the “Controls and Procedures” section of both the Company’s and NNL’s 2006 Form 10-K, management of the Company and of NNL concluded that a material weakness in internal control over financial reporting existed as of December 31, 2006. As a result, Deloitte & Touche expressed an unqualified opinion on management’s assessment of the effectiveness of internal control over financial reporting and an adverse opinion on the effectiveness of internal control over financial reporting as of December 31, 2006.
          During the two fiscal years ended December 31, 2006 and December 31, 2005 and through March 16, 2007, there were no (1) disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, would have caused Deloitte & Touche to make reference to the subject matter of the disagreement in connection with their report, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K under the United States Securities Exchange Act of 1934 (Regulation S-K).
          The Company furnished this disclosure to Deloitte & Touche for their review and provided them an opportunity to comment.
          During the fiscal years ended December 31, 2006 and 2005, and through March 16, 2007, the Company did not consult with KPMG on the application of accounting principles to a specified transaction, either complete or contemplated, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, except that during the period prior to January 1, 2007, and as part of the Company’s process of consultation on complex accounting issues, the Company consulted with KPMG on issues arising in the Company’s analysis prior to reaching conclusions on accounting issues related to: revenue recognition, including the application of the criteria for separation of multiple element arrangements under Emerging Issues Task Force Issue 00-21 and American Institute of Certified Public Accountants Statement of Position (SOP) 97-2 and of the appropriate application of revenue recognition literature under one or more of SOPs 81-1 or 97-2 or Staff Accounting Bulletin No. 104 to certain contract arrangements; the measurement, evaluation and documentation of hedge effectiveness on interest rate swaps based on Statement of Financial Accounting Standard (SFAS) No. 133; the accounting for certain grants of performance stock units under the Company’s Stock Incentive Plan based on SFAS 123 (revised 2004); and the evaluation of recognition criteria arising from interpretations of variable interest entities and other investments pursuant to Financial Accounting Standards Board Interpretation No. 46 (revised December 2003) and other relevant accounting guidance.
          During the fiscal years ended December 31, 2006 and 2005, and through March 16, 2007, the Company did not consult with KPMG on any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K) or reportable event (as defined in paragraph 304(a)(1)(v) of Regulation S-K).
          The Company furnished this disclosure to KPMG for their review and provided them an opportunity to comment.
APPROVAL OF AMENDMENTS TO THE NORTEL 2005 STOCK INCENTIVE PLAN
Executive Summary
          Management is requesting to increase the number of common shares available under the SIP to 26.2 million shares, representing approximately 12% dilution on the 497,388,177 sharecount, which includes the 2,646,967 shares already issued and the 60,219,808 remaining to be issued as a result of the Global Class Action Settlement.
          Grants of equity-based awards are a critical component of Nortel’s strategy for recruiting and retaining world-class talent, particularly in the intensely competitive environment in which we operate. Management is therefore asking shareholders to support this resolution as providing competitive compensation, including equity-based compensation, allows Nortel to continue to attract and retain employees.
Key Details
•	With modest equity usage to date, Nortel’s three year average burn rate of 1.5% places us below the 25th percentile three year average burn rate of our comparator companies.

•	If the share increase is approved by our shareholders, the dilution rate will be 12.2%, which would be the second lowest dilution rate among our comparator companies. The median dilution rate of our comparator companies is 21.7%.

•	The SIP includes stock options, restricted stock units and performance stock units.

•	As part of the 2008 long-term incentive strategy, we intend to increase the “at risk” portion of executive officer equity compensation through the decreased use of restricted stock units and the increased use of performance based stock units.

•	The SIP does not allow the granting of discounted stock options or repricing of stock options.

•	The SIP is broad-based — over 85% of the long-term incentives granted in both 2006 and 2007 were awarded to employees other than the named executive officers.

•	Under the Amending Amendments, certain additional types of amendments to the SIP or awards under it will require the prior approval of shareholders.
Background
          The SIP was approved by the board of directors of the Company on April 27, 2005, and approved by shareholders of the Company at our combined 2004 and 2005 annual meeting. On January 1, 2006, the number of Nortel shares available for grants under the 2000 Plan and the 1986 Plan, and the number of Nortel shares subject to options outstanding under the 2000 Plan and the 1986 Plan, to the extent such options thereafter expire or terminate for any reason without issuance of shares, were transferred to the SIP in accordance with the terms of the SIP as approved by shareholders. No new awards were made under either the 2000 Plan or the 1986 Plan after December 31, 2005. On November 6, 2006, the SIP was amended and restated in accordance with its terms in connection with the 1-for-10 consolidation of the Company’s common shares effective as of December 1, 2006. The 409A Amendments and the 2008 Amendments were approved by the CHRC and the board of directors of the Company on January 18, 2008 and February 22, 2008, respectively. The material features of the SIP, as well as the 409A Amendments and certain of the 2008 Amendments are described under “Equity-Based Compensation Plans — Nortel 2005 Stock Incentive Plan”. The 2008 Amendments that are subject to approval by shareholders at the Meeting are discussed below.
Increase in the Number of Common Shares Issuable
     The table below provides information with respect to the number of common shares issuable under the SIP and the increase under the Share Increase Amendments:

Total
			Total Limit			Available for
			for Issuance			Issuance
			Following	Available		Following
	Originally		Shareholder	for Issuance		Shareholder
	Approved	Additional	Approval of	as of	Additional	Approval of
	under the	Share	Share Increase	February 19,	Share	Share Increase
	SIP(1)	Request	Amendments	2008(2)	Request	Amendments
Total Number of Common Shares Available for Issuance(1)	12,200,000	14,000,000	26,200,000	14,026,588	14,000,000	28,026,588
Number of Common Shares Available for Issuance as RSUs and/or PSUs(3)(4)	9,500,000	14,000,000	23,500,000	5,384,631	14,000,000	19,384,631
Number of Common Shares Available for Issuance as Incentive Stock Options(4)	12,200,000	14,000,000	26,200,000	12,200,000	14,000,000	26,200,000

(1)	Adjusted to reflect the 1-for-10 consolidation of the Company’s issued and outstanding common shares effective December 1, 2006 excluding the shares described in footnote (2) below.

(2)	Includes common shares previously available for issuance under the 1986 Plan and the 2000 Plan, which became available for issuance under the SIP as of January 1, 2006, and those common shares that have again become available for issuance under the SIP as they expire or are surrendered, cancelled or otherwise terminated.

(3)	RSUs means restricted stock units issued under the SIP and PSUs means performance stock units issued under the SIP.

(4)	Limit applied within total common shares available for issuance.
          Under the Share Increase Amendments, we are requesting an increase in the total number of new common shares of the Company authorized for issuance under the SIP from 12.2 million to 26.2 million (14 million increase). If approved, the total number of new common shares of the Company available under the SIP, as of February 19, 2008, together with the common shares of the Company not subject to existing awards under the SIP (including shares available for award under the SIP from the 2000 Plan and the 1986 Plan, respectively) would be 28,026,588, representing 4.8% of our shares on a fully diluted basis and 5.6% of our shares on a non-diluted basis.
          The maximum number of Nortel shares available for grant of awards under the SIP is subject to certain additional limitations. Under the SIP, the current maximum aggregate number of Nortel shares available for awards of restricted stock units and/or performance stock units is limited to 9.5 million shares and the maximum aggregate number of Nortel shares available for awards of incentive stock options (within the meaning of the Code is limited to 12.2 million shares. We are requesting increases to these limits to allow for the maximum aggregate number of common shares of the Company available for awards of restricted stock units and/or performance stock units to increase from 9.5 million to 23.5 million and the maximum aggregate number of common shares of the Company available for awards of incentive stock options (within the meaning of the Code) to increase from 12.2 million to 26.2 million.
          On February 19, 2008, the closing market price for the Company’s common shares on the TSX was Cdn$11.78 and on the NYSE was $11.59.
Rationale for Share Increase Amendments
          We expect that the number of new shares authorized under the amended SIP, together with shares currently available under current SIP, will be sufficient for long-term incentive awards for 2008 and the following two years, based on our current strategy.
          If the Share Increase Amendments are not approved, the current SIP maximum aggregate number of common shares of the Company available for awards of restricted stock units and/or performance stock units is expected to be fully depleted after the grant of Nortel’s annual 2008 long-term incentive awards currently targeted for March 2008, placing Nortel at a significant disadvantage to competitors in attracting and retaining top talent.
          Adoption of the Share Increase Amendments is an important part of our efforts to build sustainable long term shareholder value. The Share Increase Amendments reflect our commitment to a long-term incentive award plan that aligns the interests of our employees with the interests of our shareholders, and responds to shareholder concerns regarding responsible equity usage and design, as discussed below under “— Burn Rate and Dilution”.
Broad-Based Participation
          We encourage employee equity ownership at broad-based levels. As of February 19, 2008, approximately 25,200 employees were eligible to receive awards under the SIP. In 2006 and 2007, we granted approximately 90% and 86%, respectively, of our annual equity pool to employees other than the named executive officers. Further, approximately 55% and 60% of our annual equity pool was awarded to non-executive level employees in 2006 and 2007, respectively.
Competitiveness
          Grants of long-term incentives are a critical component of our strategy for recruiting and retaining a world-class team, particularly in the intensely competitive environment in which we operate, and for providing appropriate incentives for superior performance. Most of our competitors are headquartered outside of Canada, primarily in the United States. Because our head office is located in Canada, however, we continue to be evaluated against a group comprised solely of Canadian companies under the current policy of RiskMetrics Group — ISS Governance Services, the leading North American proxy advisor . Given the size of these Canadian companies and other market-driven factors, we do not believe it is appropriate for Nortel to be evaluated against this group.
Emphasis on Performance Based Awards
          We grant a combination of stock options, restricted stock units and performance stock units to our executive officers. In 2007, approximately 66% of the target long-term compensation for executive officers was delivered through performance share units and stock options, each of which having value only if the share price appreciates. Performance stock units are awarded in order to further link compensation with Nortel’s performance as measured by the rTSR. Performance stock units vest at the end of a three year performance subject to the CHRC determining the percentage, which may be greater or less than 100%, of the performance stock units that will become vested depending on the extent of satisfaction of the performance criteria as described above under “Executive Compensation — Compensation Discussion and Analysis”. In 2008, Nortel intends to further decrease its reliance on time-based restricted stock units and increase the “at risk” portion of an executive officer’s total compensation by delivering a larger percentage of target long-term incentive value in the form of performance share units. In 2008, Nortel intends to introduce an additional performance stock unit award based on internal performance metrics, with a one year performance period and a further two years vesting condition for a total three year cliff vesting period. We also intend to award approximately 50% of the long-term incentive value delivered to executive officers in the form of performance stock units.
Burn Rate and Dilution
     We have been diligent in managing our dilution. The total number of common shares of the Company available to grant (including the 14 million of newly authorized shares requested through the Share Increase Amendments to the SIP) plus total shares under outstanding equity awards represents 10.08% of our shares on a fully diluted basis and 12.17% of our shares on a non-diluted basis. We will refer to these calculations as Potential Dilution in this document as follows:

Non-diluted =	Shares available to grant + newly authorized shares + total number of shares under outstanding equity awards

Shares outstanding (including the 2,646,967 shares already issued and the 60,219,808 remaining to be issued as a result of the Global Class Action Settlement)

Fully diluted =	Shares available to grant + newly authorized shares + total number of shares under outstanding equity awards

Shares outstanding (including 2,646,967 shares already issued and the 60,219,808 remaining to be issued as a result of the Global Class Action Settlement) + shares underlying all outstanding equity and all equity available for issuance, including newly authorized shares + shares underlying convertible debt
For further information on the number of common shares outstanding, including the shares issued and to be issued as a result of the Global Class Action Settlement, see also “Voting Shares”.
     We believe that it is appropriate to compare the Company’s Potential Dilution with that of the comparator companies. Please refer to the “Executive Compensation – Compensation Discussion and Analysis – Objectives of Named Executive Officer Compensation Program – Competitive Compensation” for a list of the comparator companies. The median potential dilution in this group of comparator companies on a non-diluted basis is 21.7%. Our Potential Dilution, after giving effect to the Share Increase Amendments, inclusive of the settlement shares, will be the second lowest among our comparator companies. Please see the table on the next page under “– Comparator Companies Share-Based Run Rate and Potential Dilution” for details.
          In our proxy circular and proxy statement dated April 29, 2005, we indicated that the number of new shares authorized under the SIP would be sufficient for equity incentive awards for 2005 and the following three years. We have successfully managed the pool in accordance with this expectation. Nortel’s three-year average share-based run rate has been slightly below 1.5% of our issued and outstanding shares. Our modest equity usage places us below the 25th percentile burn rate of our comparator companies, which are our direct competitors for executive talent.
          The median share-based run rate for our comparator companies for the last three fiscal years has been 2.0%. A three year average share-based run rate of 1.5% places Nortel at the 19th percentile of the comparator companies.

Comparator Companies Share-Based Run Rate and Potential Dilution
     The following table shows our share-based run rate and potential dilution compared to our comparator companies.

Company Name	Share-Based Run Rate(1)(2)	Potential Dilution(1)(3)
Accenture	3.4%	37.4%
Qualcomm	2.2%	36.6%
Texas Instruments	1.5%	33.7%
Cisco Systems	3.7%	29.7%
Juniper	5.5%	25.1%
Sun Microsystems	2.9%	23.6%
EMC	2.3%	23.5%
Applied Materials	1.8%	23.1%
Agilent Technologies	1.7%	22.5%
Avaya	2.2%	21.9%
Unisys	1.6%	21.7%
Intel	1.7%	19.9%
Lexmark	1.8%	18.2%
Seagate Technology	2.6%	18.1%
Electronic Data Systems	3.5%	18.0%
Microsoft	0.5%	15.6%
Oracle	2.4%	15.4%
Motorola	2.0%	14.6%
Corning	0.9%	14.1%
Xerox	1.0%	12.3%
NNC	1.5%	12.2%
NCR	1.2%	11.6%

75th Percentile	2.6%	23.6%
Median	2.0%	21.7%
25th Percentile	1.6%	15.6%
NNC Percentile Rank	19%	4%

(1)	Based on publicly available information obtained in consultation with Mercer.

(2)	Share-based run rate = total number of options and full value shares granted / weighted average basic common shares outstanding. Share-based run-rate is calculated on a three-year average basis.

(3)	Potential dilution = (shares available to grant + newly authorized shares + total number of shares outstanding) / fiscal year end basic common shares. Potential dilution is calculated as of the most recent fiscal year.

Prohibition on Grants of Discounted Stock Options and Stock Appreciation Rights and On Repricing
          The SIP prohibits granting stock options and stock appreciation rights with a subscription price less than market value on the date of grant. The SIP also prohibits the repricing of outstanding stock options or stock appreciation rights, including through the exchange or adjustment of outstanding awards in any manner that would be considered repricing. Nortel’s equity-based compensation policy described in the “Executive Compensation — Compensation Discussion and Analysis — Policies and Guidelines” outlines the additional governance practices we have established with a view to enhancing appropriate grant practices.
Inclusion of Minimum Vesting Provisions
          Under the SIP, vesting for awards can only commence after one year (except in the event of death). Furthermore, awards of restricted stock only fully vest after three years. We continue to grant stock options in which vesting occurs over a multi-year period. In certain situations, where it was necessary to award time based restricted stock units to attract a key executive, the full vesting period has been greater than three years to ensure the retention value of the award.
Amendment Procedures
          In 2006, the TSX introduced new rules, and published notices, affecting securities-based compensation plans. The 2008 Amendments in part reflect these new TSX rules, and TSX notices, as described below. Also in 2006, the TSX strongly advised that stock option plans provide for detailed provisions that outlined the types of amendments that required shareholder approval and those a TSX-listed company could make without shareholder approval. Before the TSX changed its rules, shareholder approval was required for a plan or option amendment if the TSX considered the amendment to be material, in addition to the matters, if any, specified in the plan as requiring shareholder approval. The objective of the new rules is to allow shareholders to determine the types of plan or option amendments that require shareholder approval.
          The SIP approved by shareholders at our 2004 and 2005 annual meeting already contained detailed provisions setting out the types of amendments to the SIP or awards under it that required shareholder approval, and those we could make without shareholder approval, as contemplated by the TSX. Accordingly, it was not necessary for us to amend the SIP for this purpose. However, since the adoption of the SIP, having regard to the amendment provisions adopted in 2006 and 2007 by other issuers, and to current practices, the board of directors of the Company determined, as part of the Amending Amendments, to amend the amendment provisions of the SIP to add three additional types of amendments to the SIP or the terms of any outstanding award granted under the SIP, which would become effective only upon shareholder approval.
          Accordingly, pursuant to the Amending Amendments, shareholder approval is required for the following amendments to the SIP or awards under the SIP, in addition to the other types of amendments which require such shareholder approval under the SIP as described above under “Nortel 2005 Stock Incentive Plan”. The additional types of amendments which require shareholder approval under the Amending Amendments are:
(a)	extending the maximum term that any options granted under the SIP may have;

(b)	amending the restrictions on transfers of awards under the SIP to provide additional rights to a participant to transfer and assign an award; and

(c)	amending the amendment provisions to delete any of the matters for which shareholder approval is required under the SIP.
          In addition, the Amending Amendments clarify that shareholder approval is required for extending the maximum term of any options granted under the SIP.

Blackout Period
          The TSX recognizes that many public companies have policies prohibiting certain employees from buying or selling the company’s securities and, in some cases, from exercising stock options, during a specified period. The times that such employees are not permitted to trade in a company’s securities are often called “blackout periods”. The TSX in 2006 published a notice which indicated that such policies were an example of good corporate governance and that such policies assisted in fostering compliance with legal requirements that prohibit trading in a public company’s securities when individuals have material information about the company that has not been released to the public. For example, a blackout period typically occurs during a specified period before and after the day that a company announces its quarterly or annual earnings.
          The TSX recognizes that this may result in an unintended penalty to employees who are prohibited from exercising expiring options during a blackout period because of their company’s internal trading policies. As a result, the TSX now permits companies to extend the term of options that would expire during a blackout period.
          We have had, for some time, such an insider trading policy, which provides for blackout periods of the types described above.
          As part of the Additional Amendments, the board of directors of the Company amended the SIP to reflect the greater flexibility permitted by the TSX in this regard, so that if options or stand-alone SARs granted under the SIP would otherwise expire during a blackout period (other than if a cease trade order has been issued for the Company’s common shares by a securities regulatory authority) or within ten days subsequent to a blackout period, the options or stand alone SARs may be exercised by the participant (other than participants subject to Section 409A of the Code) during the period ending ten days subsequent to the blackout period.
          Under TSX rules and the terms of the SIP, shareholder approval of the foregoing amendments is required for the amendments to be effective.
Vote Required and Recommendation of the Board of Directors
          We recommend that you vote for approval of the foregoing amendments to the SIP.
          At the meeting, the shareholders will be asked to consider and, if deemed appropriate, to adopt, with or without variation, an ordinary resolution in the form attached hereto as Schedule A approving the foregoing amendments to the SIP. To be effective, the resolution must be approved by a majority of the votes cast by shareholders, in person or by proxy, at the Meeting provided that the total votes cast on the resolution represent over 50% of the Company’s outstanding common shares entitled to vote on the resolution. For this purpose, shares represented by proxies marked “WITHHOLD/ABSTAIN” will be counted in the total number of votes cast on the resolution. As a result, withholding your vote/abstaining on this resolution will have the same effect as voting against the resolution. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be cast on the resolution.
          IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE RESOLUTION RELATING TO APPROVAL OF THE AMENDMENTS SET FORTH ABOVE TO THE NORTEL 2005 STOCK INCENTIVE PLAN, AS AMENDED AND RESTATED UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

APPROVAL OF AMENDMENTS TO THE NORTEL STOCK PURCHASE PLANS
Background
          The Company adopted the Global Plan, the U.S. Plan and the SRP (together, the Plans) to encourage share ownership and enhance employee motivation. The Plans permit employees of the Company, its participating subsidiaries and designated affiliate companies to acquire common shares of the Company through payroll deductions. The Company approved a separate Global Plan and U.S. Plan in order to provide the future flexibility to operate a plan that would qualify for special tax treatment under Section 423 of the Code, as discussed below. The SRP is available to eligible Canadian employees who are represented by a collective bargaining agreement (and as a result are ineligible to participate in the Global Plan). On June 25, 2005, the shareholders of the Company approved each of the Global Plan, U.S. Plan and the SRP.
          On February 22, 2008, the independent members of the Nortel boards unanimously approved the adoption of an amendment increasing the number of shares available under the Plans by 5.5 million from 4.5 million to 10 million common shares of the Company (the Stock Plans Share Increase Amendment), subject to shareholder approval. The Stock Plans Share Increase Amendment is being proposed for shareholder approval as required under the NYSE listing requirements.
          On January 18, 2008, the Nortel boards unanimously approved the adoption of amendments to the Plans to permit participation in the Plans by certain employees of the Company, its participating subsidiaries and designated affiliate companies who previously were excluded from participating in the Plans (Participation Amendment). With respect to the U.S. Plan, as amended by the Participation Amendment, all employees of NNI and its U.S. subsidiaries that have adopted the U.S. Plan who meet certain service requirements are eligible to participate. The U.S. Plan as amended by the Participation Amendment is being proposed for shareholder approval in order to qualify for special tax treatment under Section 423 of the Code.
Increase in Number of Shares Available Under the Plans
          Upon initial shareholder approval of the Plans in 2005, there was a total of 4.5 million common shares of the Company available for purchase under the Plans. Of this initial amount, 2.8 million common shares of the Company remain available for purchase under the Plans as of February 19, 2008. If the Stock Plans Share Increase Amendment is approved, there will be a total of 8.3 million common shares of Company available for purchase by participants in the Plans (an increase of 5.5 million shares). Any common shares purchased under one of the Plans reduce, on a share-for-share basis, the number of common shares available for purchase under all of the other Plans.
          Common shares of the Company are purchased under the Plans on behalf of the participants in the open market on either the NYSE or TSX for delivery to participating employees. Since common shares are not originally issued or issued from treasury for purchase under the Plans, the number of the Company’s outstanding shares is not diluted as a result of the Plans.
Rationale for Stock Plans Share Increase Amendment
          Adoption of the Stock Plans Share Increase Amendment is an important part of our efforts to encourage share ownership and enhance employee motivation. We expect the annual share requirements under the Plans for 2008 and beyond to be significantly higher than past years due to increased eligibility and participation under the Plans. We expect that the number of new shares authorized for sale under the amended Plans, together with shares currently available under the current Plans, will be sufficient for plan participation for 2008 and the following three years.
          If the Stock Plans Share Increase Amendment is not approved, the additional common shares will not be made available for purchase under the Plans. The Company estimates that the currently available common shares will run out in approximately 13 months (April 2009). Once all of the common shares available under the Plans have been purchased, the Plans will terminate by their terms.
          On February 19, 2008, the closing market price for the Company’s common shares on the TSX was Cdn$11.78 and on the NYSE was $11.59.

Broad-based Participation
          We strongly believe that encouraging ownership at every level of the company will help align the interests of our employees with the interests of our shareholders.
Competitiveness
          The Plans are competitive with the stock purchase plans of our comparator companies. We offer a 15% discount consistent with the majority of our comparator companies. In 2005, we eliminated the “look back” feature, which removes any opportunity for an employee to purchase shares at the lesser of the period beginning or ending price. Approximately one-half of our comparator companies continue to have a “look back” feature.
Dilution
          The design of the Plans only allows for open market purchase of shares. There is therefore no impact to shareholder dilution.
Section 423 of the US Internal Revenue Code
          Prior to the Participation Amendment, all regular full-time or part-time employees of NNL and its participating subsidiaries and affiliates were eligible to participate in the Plans, except for Canadian and U.S. employees who had elected to continue membership in the applicable “traditional” pension programs under the CARP or employees in France who participate in the Nortel Networks Company Savings Plan. As a result of freezing the accrual of future defined benefit pension benefits under CARP, for most U.S. and Canadian employees (except certain “grandfathered” Canadian employees), the boards decided to extend participation in the Plans to the previously excluded employees and adopted the amendment effective as of January 1, 2008. With respect to the U.S. Plan, all employees of NNI and its U.S. subsidiaries that have adopted the U.S. Plan who meet certain service requirements are now eligible to participate. As amended by the Participation Amendment, the U.S. Plan should meet the employee participation requirement under Section 423 of the Code.
          If the shareholders of the Company approve the U.S. Plan as amended by the Participation Amendment, the U.S. Plan should meet all the requirements for qualification under Section 423 of the Code. If qualified under Section 423, no taxable income is recognized by a participant, and no deduction is allowable to NNI or the participating companies, upon the purchase of common shares under the U.S. Plan. Generally, taxable income is recognized by the employee at the time the employee sells or otherwise disposes of the common shares acquired under the Plan and, provided certain holding periods are satisfied, a portion of the amount that must be recognized is treated as a capital gain. See “— U.S. Plan and United States Federal Income Tax Consequences” below for further detail.
          If the U.S. Plan as amended by the Participation Amendment is not approved by the shareholders of the Company, the U.S. Plan as amended by the Participation Amendment will continue to operate but will not qualify under Section 423 of the Code and the favorable tax benefits provided to employees under Section 423 will not be available.
Description of The Plans
          The following is a summary of the Plans, including the Stock Plans Share Increase Amendment and the Participation Amendment. This description is qualified in its entirety by the specific language of the Global Plan, U.S. Plan, and SRP, copies of which are available free of charge on our website at www.nortel.com/shareholders or by writing the Corporate Secretary of the Company.

Administration
          The Plans are administered by the CHRC. The CHRC has full responsibility for the administration of the Plans and has the authority to delegate to officers or employees of NNL or its subsidiaries or to third parties all or a portion of the administration of the Plans. All costs and expenses of administering the Plans are paid by NNL and participating companies.
Common Shares of the Company Subject to the Plans
          Common shares of the Company are purchased on behalf of the participants in the open market on either the NYSE or TSX for delivery to participating employees. Since common shares are not originally issued or issued from treasury for purchase under the Plans, the number of the Company’s outstanding shares is not diluted as a result of the Plans.
Shares Available
          Upon initial shareholder approval of the Plans, there was a total of 4.5 million common shares of the Company available for purchase under the Plans. Of this initial amount, 2.8 million common shares of the Company remain available for purchase under the Plans as of February 19, 2008. If the Stock Plans Share Increase Amendment is approved, there will be a total of 8.3 million common shares of Company available for purchase (an increase of 5.5 million shares). Any common shares purchased under one of the Plans reduce, on a share-for-share basis, the number of common shares available for subsequent purchase under all of the other Plans.
Eligibility
          All regular full-time or part-time employees of NNL or its participating subsidiaries and affiliates who meet applicable service requirements are eligible to participate in the Plans, except for employees in France who participate in the Nortel Networks Company Savings Plan and employees in Canada who were grandfathered to continue their coverage under the “traditional” CARP pension plan and thus are ineligible to participate in the Global Plan.
          As of February 19, 2008, approximately 19,711 employees, including executive officers, were eligible to participate in the Plans. Of those 19,711 employees, approximately 11,011 are eligible to participate in the U.S. Plan, 8,664 in the Global Plan and 36 in the SRP.
Participation and Payroll Deductions
          Employee contributions to the Plans are made through payroll deduction. Such payroll deductions must be at least 1% but may not exceed 10% of an eligible employee’s compensation. An eligible employee’s compensation for purposes of the Plans includes base salary, bonuses, sales commission and overtime pay.
Limit on Purchase of Shares
          Each Plan limits the number of common shares any person may purchase annually to a number having an aggregate fair market value (determined at the time of purchase) of $25,000 and prohibits any person from participating if such person owns or holds options to purchase 5% or more of the total combined voting power or value of all classes of shares of the Company.
          In the event cash dividends are declared on common shares held under one or more of the Plans, those dividends will be used to purchase additional common shares of the Company on the NYSE or TSX. Any purchases made in this manner will not involve any further contribution by NNL, NNI or any participating affiliated companies.

Offering Periods and Purchase Dates
          Each offering of common shares under the Plans has been and will continue to be for a period of three months starting on the first day of the applicable fiscal quarter. Common shares are purchased on the last trading day of each offering period, currently in March, June, September and December.
Purchase Price
          The purchase price per common share to participating employees is, effectively, equal to 85% of the prices at which common shares are purchased on the TSX for Canadian participants and on the NYSE for all other participants on the purchase date.
Withdrawals
          A participant in any of the Plans may, on giving notice and instructions to the plan custodian in accordance with applicable plan rules, withdraw all or a portion of the common shares held in the participant’s account at any time. The plan custodian will complete the withdrawal as soon as is practicable following receipt of such notice and instructions by the plan custodian from a participant (or the beneficiary or legal representative of a deceased participant).
Termination of Employment
     Upon termination of employment for any reason, common shares held in a participant’s account will be distributed to the participant (or, in the case of the death, to the beneficiary or legal representative of the participant). To the extent not used by the time of termination to purchase common shares, all employee contributions will be returned to the participant (or, in the case of the death, to the beneficiary or legal representative of the participant) without interest.
Shareholder Rights
          A participant will have no shareholder rights with respect to common shares purchased under the Plans until such shares are allocated to the participant’s account. No adjustment will be made for any dividends, distributions or other rights for which the record date is prior to the allocation of such shares to such participant’s account.
Amendment or Termination of the Plans
          The Plans will terminate upon the earlier of: (i) September 30, 2015; or (ii) the date on which all common shares available for purchase under the Plans are purchased. The board of directors of NNL may at any time amend or terminate the Plans, except that the approval of the shareholders of the Company is required to increase the number of common shares authorized for purchase under the Plans, to extend the term of the Plans or to make any other material amendments to the Plans.
Certain Tax Consequences
U.S. Plan and United States Federal Income Tax Consequences
Current Treatment
          If the U.S. Plan does not qualify under Section 423, the purchase of common shares under the U.S. Plan is a taxable event to a participant since the market price of common shares purchased for the participant’s account will be greater than the price paid by the participant for such shares. Each participant will recognize ordinary compensation income at the time of the purchase of common shares under the U.S. Plan equal to the difference between the average cost to NNL of purchasing the shares and the average per-share price actually paid for the common shares purchased for such participant, multiplied by the number of common shares purchased. At the time the common shares are purchased for a participant under the U.S. Plan, NNI or its applicable subsidiary will be entitled to a tax deduction equal to the amount of taxable ordinary compensation income recognized by the participant.
          If a participant sells common shares that were purchased on such participant’s behalf under the U.S. Plan, any gain or loss will be taxable as capital gain or loss. If a participant held such common shares for less than one year, the capital gain will be a short-term capital gain. Otherwise, long-term capital gain treatment applies.
Impact of Section 423 Qualification
          If the U.S. Plan qualifies under Section 423 of the Code, the purchase of common shares under the U.S. Plan will not be a taxable event to a participant and any taxable income will be recognized only at the time of sale of the underlying shares purchased. At the date of sale, the taxable amount is calculated in one of two ways, depending on whether a qualifying or a disqualifying disposition occurs. A qualifying disposition is one where the shares are held for more than two years after being acquired pursuant to the U.S. Plan. Otherwise, the disposition is disqualifying. In both cases, the gain at sale is composed of two parts: ordinary compensation income and capital gain.
          For a qualifying disposition, the ordinary compensation income portion is the lesser of: (i) the excess of the fair market value of the shares at the time of sale by the participant over the price paid for the shares (i.e., the participant’s purchase price); or (ii) the excess of the fair market value of the shares at the time of acquisition by the participant under the U.S. Plan over the participant’s purchase price (i.e., the 15% discount). The balance of the gain is taxed as a long-term capital gain.
          For a disqualifying disposition, the ordinary compensation income portion is equal to the excess of the fair market value of the shares at the time of acquisition by the participant under the U.S. Plan over the participant’s purchase price (i.e., the 15% discount). The balance of the gain is taxed as a capital gain. If the shares were held for less than one year, the capital gain will be a short-term capital gain. Otherwise, long-term capital gain treatment applies.
          Corporate tax deductibility is driven by whether a participant has a qualifying disposition. No deduction is allowed for the ordinary compensation income portion of a qualifying disposition. For a disqualifying disposition, a corporate tax deduction is generally allowed for the ordinary compensation income portion reported on the timely filed Forms W-2 for the related tax year.
Global Plan and SRP and Canadian Income Tax Consequences
          The purchase of common shares under the Global Plan and SRP is a taxable event to a participant since the market price of the common shares purchased for a participant’s account will be greater than the price paid by the participant for such shares. The difference between the average cost to NNL of purchasing the shares and the average per-share price actually paid by the participant for the common shares, multiplied by the number of common shares purchased by a participant is taxable to a participant as employment income for the year of purchase. At the time common shares are purchased for a participant under the Global Plan or SRP, NNL or its applicable subsidiary or affiliate will be entitled to a tax deduction equal to the amount of taxable employment income recognized by the participant.
          If a participant sells common shares that were purchased on such participant’s behalf under the Global Plan or SRP, any gain or loss will be taxable as a capital gain or as a capital loss.
Non-U.S./Canadian Income Tax Consequences
          The income tax consequences for participants vary by country. Generally, participants are subject to taxation at the time of purchase and NNL or participating companies may be entitled to a deduction in tax when a participant recognizes the taxable income.

Plan Benefits
          The benefits to be received in the future by participants in the Plans are not currently determinable since the number of common shares purchased under the Plans is based on the number of eligible employees electing to participate in the Plans and the amounts such participants elect to contribute.
Vote Required and Recommendation of the Board of Directors
          At the meeting, the shareholders will be asked to consider and, if deemed appropriate, to adopt, with or without variation, an ordinary resolution in the form attached hereto as Schedule B approving the Stock Plans Share Increase Amendment and an ordinary resolution in the form attached hereto as Schedule C approving the U.S. Plan as amended by the Participation Amendment. To be effective, a resolution must be approved by a majority of the votes cast by shareholders, in person or by proxy, at the Meeting provided that the total votes cast on the resolution represent over 50% of the Company’s outstanding common shares entitled to vote on the resolution. For this purpose, shares represented by proxies marked “WITHHOLD/ABSTAIN” will be counted in the total number of votes cast on the resolution. As a result, withholding your vote/abstaining on either of these resolutions will have the same effect as voting against the resolution. If you own shares through a broker, you must instruct your broker how to vote in order for your vote to be cast on the resolution.
          The board of directors and management of the Company believe that each of the resolutions would benefit the Company by providing eligible employees of NNL and participating companies and affiliates with a continued opportunity to acquire a personal interest in the Company’s success and enhance employee’s motivation and, in the case of the U.S. Plan, in an employee tax-favorable manner. Accordingly, we recommend that you vote FOR the resolution approving the Stock Plans Share Increase Amendment and FOR the resolution approving the U.S. Plan as amended by the Participation Amendment.
          IF YOU PROPERLY COMPLETE AND RETURN THE ENCLOSED FORM OF PROXY, YOUR SHARES WILL BE VOTED FOR THE RESOLUTION APPROVING THE STOCK PLANS SHARE INCREASE AMENDMENT AND FOR THE RESOLUTION APPROVING THE U.S. PLAN AS AMENDED BY THE PARTICIPATION AMENDMENT, UNLESS YOU SPECIFICALLY INDICATE OTHERWISE ON THE FORM OF PROXY.

INFORMATION CONCERNING THE COMPANY
          You can obtain the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, the Company’s 2007 audited consolidated comparative financial statements and related management’s discussion and analysis which contain financial information about the Company, which documents are not incorporated by reference into this proxy circular and proxy statement, and additional copies of this document as follows:
•	on our website at www.nortel.com/shareholders;

•	on the SEDAR website maintained by the Canadian securities regulators at www.sedar.com;

•	on the EDGAR website maintained by the SEC at www.sec.gov; or

•	by writing to or calling the Corporate Secretary, Nortel Networks Corporation, 195 The West Mall, Toronto, Ontario, Canada, M9C 5K1, (905) 863-7000.
COMMUNICATION WITH DIRECTORS
          Interested parties, including shareholders and other security holders, may communicate directly with the boards of the Company and NNL, non-management directors, the chair of the boards of the Company and NNL or any other individual directors by writing care of the Corporate Secretary, Nortel Networks Corporation, 195 The West Mall, Toronto, Ontario, Canada, M9C 5K1. All correspondence, with the exception of solicitations for the purchase or sale of products and services and similar types of communications or communications of an inappropriate nature, will be forwarded to the directors to whom such correspondence is addressed. In addition, any such communication that relates to accounting, internal accounting controls or auditing matters will also be referred to the chair of the audit committees of the Company and NNL, if not already addressed to him or her.
DIRECTORS’ APPROVAL
          The contents and the sending of this proxy circular and proxy statement have been approved by the board of directors of the Company.
February 27, 2008

/s/ GORDON A. DAVIES
Gordon A. Davies
Corporate Secretary Nortel Networks Corporation

Nortel Networks and the Nortel Networks Globemark
are trademarks of Nortel Networks Limited

EXHIBIT I — MANDATES OF THE NORTEL BOARDS
Mandate of the Board of Directors of Nortel Networks Corporation
The Board of Directors of Nortel Networks Corporation is responsible for supervising the management of the business and affairs of the Corporation. The Board of Directors shall review, discuss and approve various matters related to the strategic direction, business and operations, and organizational structure of the Corporation with a view to the best interests of the Corporation and its shareholders generally.
The Board of Directors shall be composed of Directors elected by the shareholders of the Corporation at the annual meeting of shareholders and Directors appointed by the Board of Directors between shareholders’ meetings in accordance with applicable law. The Board of Directors shall be composed of a majority of “independent” directors as defined under the applicable requirements of all stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time. The composition of the Board of Directors, including the qualifications of its members, shall comply with the other applicable requirements of the Canada Business Corporations Act, the stock exchanges on which the Corporation lists its securities and securities regulatory authorities, as adopted or amended and in force from time to time.
Regularly scheduled meetings of the Board of Directors may be held at such time or times as the Board of Directors or the Chairman of the Board may determine and special meetings of the Board of Directors may be called by, or by the order of, the Chairman of the Board, the Chief Executive Officer, the President or any two Directors of the Corporation. Meetings may be held in person, or by means of telephonic, electronic or other communications facilities. At every meeting of the Board of Directors, whether such meeting is conducted in-person or telephonically, the Board of Directors shall meet in executive session without members of management present (including management directors). Minutes of the meetings of the Board of Directors shall be prepared and circulated to the Directors. The Board of Directors shall annually elect the Chairman of the Board, constitute the Committees of the Board of Directors, and appoint Directors to serve as members and chairpersons of each Committee of the Board of Directors. The Board of Directors shall adopt written mandates for Committees of the Board of Directors, setting out the responsibilities of the Board of Directors that are delegated to the Committees of the Board of Directors and requiring Committees of the Board of Directors to meet at least once a year.
The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders of the Corporation or in some other manner.
In carrying out its supervisory or oversight responsibilities, the Board of Directors (or the Committees of the Board of Directors duly constituted by the Board of Directors to the extent such delegation is permitted by law) shall have the following specific responsibilities:
1.	the submission of matters or questions requiring the approval of shareholders to the shareholders for approval;

2.	the approval of the submission to the shareholders of any amendment to the articles of the Corporation or the approval of any adoption, amendment or repeal of any by-laws of the Corporation;

3.	the recommendation of candidates for election or appointment to the Board of Directors, including the review of nominations recommended by shareholders;

4.	the adoption of corporate governance guidelines or principles applicable to the Corporation, including with respect to the size and composition of the Board of Directors, the criteria to be utilized for the identification of individuals qualified to be selected as Directors of the Corporation, the responsibilities, compensation and tenure of Directors;

5.	the determination of the “independence” of Directors and the categorical standards to be used in making such determinations, the determination of the “financial literacy” of Audit Committee members and the determination as to whether one or more members of the Audit Committee has “accounting or related financial management expertise” as such qualifications are interpreted by the Board of Directors in its business judgment, and/or whether one or more members of the Audit Committee is an “audit committee financial expert”, each as defined under the applicable requirements of all stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time;

6.	if any Director serves on the audit committee of more than two other public companies, such Director may only serve on the Audit Committee of the Board of Directors of the Corporation if the Board of Directors determines that simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee;

7.	the adoption of a process for shareholders and other interested parties to communicate directly with the Board of Directors and with individual Directors, as appropriate;

8.	the adoption of processes for succession planning, the periodic review of succession plans for key members of senior management (including the Chief Executive Officer), and the appointment and monitoring the performance and compensation of senior management, including officers, of the Corporation;

9.	the approval of the annual or semi-annual goals and objectives of the Corporation and the Chief Executive Officer, and the assessment of the performance of the Corporation and the Chief Executive Officer against the approved objectives;

10.	the adoption of a strategic planning process that includes the periodic (not less than annually) review and approval of strategic business plans;

11.	the approval of an annual operating budget for the Corporation and its subsidiaries on a consolidated basis;

12.	the approval of financings, customer financings, acquisitions, dispositions, investments and other transactions not in the ordinary course of business and/or in excess of the limits prescribed from time to time by the Board of Directors;

13.	the authorization of the issuance of securities of the Corporation as required in accordance with applicable laws;

14.	the declaration of dividends on shares of the Corporation or the approval of the purchase, redemption or other acquisition of shares issued by the Corporation as required in accordance with applicable laws;

15.	the review of the processes utilized by management with respect to risk assessment and risk management, the identification by management of the principal risks of the business of the Corporation, including the financial risks, and the implementation by management of appropriate systems to manage such risks;

16.	the oversight of the reliability and integrity of accounting principles and practices followed by management, financial statements and other financial reporting, and disclosure principles and practices followed by management;

17.	the oversight of the qualifications and independence of the independent auditors of the Corporation and the approval of the terms of their audit and non-audit service engagements as required in accordance with applicable laws and the requirements of any stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time, and the assessment of the performance of the independent auditors, the filling of a vacancy in the office of the independent auditor between shareholders’ meetings, and the recommendation of the annual appointment or, if appropriate, the removal, of the independent auditors of the Corporation to the shareholders of the Corporation for their approval in accordance with applicable laws;

18.	the oversight of the establishment by management of an adequate system of internal audit controls and procedures and management information systems, and the effectiveness of the internal controls and procedures;

19.	the oversight of the maintenance by management of practices and processes to assure compliance with applicable laws and appropriate ethical standards, including the adoption by management of corporate policies and procedures and a code of business conduct;

20.	the approval of the annual audited consolidated financial statements of the Corporation and its pension plans and, as required in accordance with applicable laws, the approval of the quarterly unaudited consolidated financial statements of the Corporation;

21.	the approval of prospectuses, annual reports on Form 10-K, and proxy circulars and proxy statements sent to shareholders of the Corporation and the review and/or approval of managements’ discussion and analyses of financial condition and results of operations, and other material disclosure documents in accordance with applicable law and as determined by the Board of Directors from time to time;

22.	the oversight of the administration and governance responsibilities of the pension plans maintained by the Corporation and certain of its subsidiaries in accordance with applicable laws, including the receipt annually of an annual governance report with respect to the financial status of the Nortel Networks Limited and Nortel Networks Inc. pension plans, the discharge of responsibilities under the plan governance structure and material claims or possible claims relating to the retirement plans;

23.	the periodic review of the communications or disclosure policies, controls and procedures adopted by management;

24.	the oversight of the management of environmental risks and practices, charitable activities and other social responsibility matters;

25.	the adoption and monitoring of compliance with the code of business conduct adopted by the Corporation from time to time and the granting of any waivers in respect of compliance with the code of ethics in accordance with the applicable requirements of the stock exchanges on which the Corporation lists its securities and securities regulatory authorities, as adopted or amended and in force from time to time; and

26.	the annual assessment of the Board of Directors, each Committee of the Board of Directors, each individual Director and the Chairman and the reporting of the results of the assessments to the Board of Directors.
In discharging its duties and responsibilities, the Board of Directors may conduct such examinations, investigations or inquiries, and engage such special legal, accounting or other advisors, at the expense of the Corporation, at such time or times and on such terms and conditions, including fees, as the Board of Directors considers appropriate. The Board of Directors shall review and assess the adequacy of the mandate of the Board of Directors annually.
Effective March 15, 2007

Mandate of the Board of Directors of Nortel Networks Limited
The Board of Directors of Nortel Networks Limited is responsible for supervising the management of the business and affairs of the Corporation. The Board of Directors shall review, discuss and approve various matters related to the strategic direction, business and operations, and organizational structure of the Corporation with a view to the best interests of the Corporation and its shareholders generally.
The Board of Directors shall be composed of Directors elected by the shareholders of the Corporation at the annual meeting of shareholders and Directors appointed by the Board of Directors between shareholders’ meetings in accordance with applicable law. The Board of Directors shall be composed of a majority of “independent” directors as defined under the applicable requirements of all stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time. The composition of the Board of Directors, including the qualifications of its members, shall comply with the other applicable requirements of the Canada Business Corporations Act, the stock exchanges on which the Corporation lists its securities and securities regulatory authorities, as adopted or amended and in force from time to time.
Regularly scheduled meetings of the Board of Directors may be held at such time or times as the Board of Directors or the Chairman of the Board may determine and special meetings of the Board of Directors may be called by, or by the order of, the Chairman of the Board, the Chief Executive Officer, the President or any two Directors of the Corporation. Meetings may be held in person, or by means of telephonic, electronic or other communications facilities. At every meeting of the Board of Directors, whether such meeting is conducted in-person or telephonically, the Board of Directors shall meet in executive session without members of management present (including management directors). Minutes of the meetings of the Board of Directors shall be prepared and circulated to the Directors. The Board of Directors shall annually elect the Chairman of the Board, constitute the Committees of the Board of Directors, and appoint Directors to serve as members and chairpersons of each Committee of the Board of Directors. The Board of Directors shall adopt written mandates for Committees of the Board of Directors, setting out the responsibilities of the Board of Directors that are delegated to the Committees of the Board of Directors and requiring Committees of the Board of Directors to meet at least once a year.
The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the shareholders of the Corporation or in some other manner. In carrying out its supervisory or oversight responsibilities, the Board of Directors (or the Committees of the Board of Directors duly constituted by the Board of Directors to the extent such delegation is permitted by law) shall have the following specific responsibilities:
1.	the submission of matters or questions requiring the approval of shareholders to the shareholders for approval;

2.	the approval of the submission to the shareholders of any amendment to the articles of the Corporation or the approval of any adoption, amendment or repeal of any by-laws of the Corporation;

3.	the recommendation of candidates for election or appointment to the Board of Directors, including the review of nominations recommended by shareholders;

4.	the adoption of corporate governance guidelines or principles applicable to the Corporation, including with respect to the size and composition of the Board of Directors, the criteria to be utilized for the identification of individuals qualified to be selected as Directors of the Corporation, the responsibilities, compensation and tenure of Directors;

5.	the determination of the “independence” of Directors and the categorical standards to be used in making such determinations, the determination of the “financial literacy” of Audit Committee members and the determination as to whether one or more members of the Audit Committee has “accounting or related financial management expertise” as such qualifications are interpreted by the Board of Directors in its business judgment, and/or whether one or more members of the Audit Committee is an “audit committee financial expert”, each as defined under the applicable requirements of all stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time;

6.	if any Director serves on the audit committee of more than two other public companies, such Director may only serve on the Audit Committee of the Board of Directors of the Corporation if the Board of Directors determines that simultaneous service would not impair the ability of such Director to effectively serve on the Audit Committee;

7.	the adoption of a process for shareholders and other interested parties to communicate directly with the Board of Directors and with individual Directors, as appropriate;

8.	the adoption of processes for succession planning, the periodic review of succession plans for key members of senior management (including the Chief Executive Officer), and the appointment and monitoring the performance and compensation of senior management, including officers, of the Corporation;

9.	the approval of the annual or semi-annual goals and objectives of the Corporation and the Chief Executive Officer, and the assessment of the performance of the Corporation and the Chief Executive Officer against the approved objectives;

10.	the adoption of a strategic planning process that includes the periodic (not less than annually) review and approval of strategic business plans;

11.	the approval of an annual operating budget for the Corporation and its subsidiaries on a consolidated basis;

12.	the approval of financings, customer financings, acquisitions, dispositions, investments and other transactions not in the ordinary course of business and/or in excess of the limits prescribed from time to time by the Board of Directors;

13.	the authorization of the issuance of securities of the Corporation as required in accordance with applicable laws;

14.	the declaration of dividends on shares of the Corporation or the approval of the purchase, redemption or other acquisition of shares issued by the Corporation as required in accordance with applicable laws;

15.	the review of the processes utilized by management with respect to risk assessment and risk management, the identification by management of the principal risks of the business of the Corporation, including the financial risks, and the implementation by management of appropriate systems to manage such risks;

16.	the oversight of the reliability and integrity of accounting principles and practices followed by management, financial statements and other financial reporting, and disclosure principles and practices followed by management;

17.	the oversight of the qualifications and independence of the independent auditors of the Corporation and the approval of the terms of their audit and non-audit service engagements as required in accordance with applicable laws and the requirements of any stock exchanges on which the Corporation lists its securities and of securities regulatory authorities, as adopted or amended and in force from time to time, and the assessment of the performance of the independent auditors, the filling of a vacancy in the office of the independent auditor between shareholders’ meetings, and the recommendation of the annual appointment or, if appropriate, the removal, of the independent auditors of the Corporation to the shareholders of the Corporation for their approval in accordance with applicable laws;

18.	the oversight of the establishment by management of an adequate system of internal audit controls and procedures and management information systems, and the effectiveness of the internal controls and procedures;

19.	the oversight of the maintenance by management of practices and processes to assure compliance with applicable laws and appropriate ethical standards, including the adoption by management of corporate policies and procedures and a code of business conduct;

20.	the approval of the annual audited consolidated financial statements of the Corporation and its pension plans and, as required in accordance with applicable laws, the approval of the quarterly unaudited consolidated financial statements of the Corporation;

21.	the approval of prospectuses, annual reports on Form 10-K, and proxy circulars and proxy statements sent to shareholders of the Corporation and the review and/or approval of managements’ discussion and analyses of financial condition and results of operations, and other material disclosure documents in accordance with applicable law and as determined by the Board of Directors from time to time;

22.	review and approve the Corporation’s and Nortel Networks Inc.’s (NNI) retirement plan governance structure and processes and any material amendments to such structure and processes and review an annual governance report on the financial status of the Corporation’s and NNI’s plans, including material funding and investment results and the discharge of responsibilities under the plan governance structure, including the activities of committees and material claims or possible claims relating to the retirement plans;

23.	approve the acceptance of the audited plan financial statements for the Corporation’s retirement plans;

24.	review and approve the Corporation’s and NNI’s retirement plan designs and any material amendments and associated cost estimates;

25.	review and approve any of the Corporation’s and NNI’s defined benefit retirement plan funding contributions in excess of statutory requirements and above a $100 million aggregate global annual limit;

26.	the periodic review of the communications or disclosure policies, controls and procedures adopted by management;

27.	the oversight of the management of environmental risks and practices, charitable activities and other social responsibility matters;

28.	the adoption and monitoring of compliance with the code of business conduct adopted by the Corporation from time to time and the granting of any waivers in respect of compliance with the code of ethics in accordance with the applicable requirements of the stock exchanges on which the Corporation lists its securities and securities regulatory authorities, as adopted or amended and in force from time to time; and

29.	the annual assessment of the Board of Directors, each Committee of the Board of Directors, each individual Director and the Chairman and the reporting of the results of the assessments to the Board of Directors.
In discharging its duties and responsibilities, the Board of Directors may conduct such examinations, investigations or inquiries, and engage such special legal, accounting or other advisors, at the expense of the Corporation, at such time or times and on such terms and conditions, including fees, as the Board of Directors considers appropriate. The Board of Directors shall review and assess the adequacy of the mandate of the Board of Directors annually.
Effective March 15, 2007

EXHIBIT II — NORTEL NETWORKS CORPORATION AND NORTEL NETWORKS LIMITED
STANDARDS FOR DIRECTOR INDEPENDENCE
The following standards shall be applied by the Board of Directors of the Company for determining whether a Director is “independent” within the meaning of the applicable rules and policies under the United States Securities Exchange Act of 1934, as amended, and of the New York Stock Exchange and the Canadian Securities Administrators for purposes of service on the Board and its Committees.
A Director will be considered to be “independent” only if the Board of Directors of the Company has affirmatively determined that:
1.	the Director has no material relationship with the Company or its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company; and

2.	the Director is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the Director’s ability to act with a view to the best interests of the Company (other than interests and relationships arising solely from the Director’s shareholdings in the Company).
Independent Determinations. Determinations will be made on an annual basis at the time the Board approves director nominees for inclusion in the information circular and, if a director joins the Board between annual meetings, at such time. If at any time a Director notifies the Company of a change in his relationships with the Company that could impact on such Director’s status as an independent and director, the Board of Directors will make a further determination.
For purposes of these determinations, a director will be considered not to be independent:
(a)	the Director is an employee, including an executive officer, of the Company, or has an immediate family member who is an executive officer of the Company, and such Director shall not be considered to be independent until three years after the end of such employment relationship; provided, however, that employment or service as an interim executive Chairman of the Board or an interim Chief Executive Officer, shall not disqualify a Director from being considered independent immediately following that employment or service;

(b)	the Director, or an immediate family member of the Director, receives more than US$100,000 per year in direct compensation (provided that compensation received by an immediate family member of a Director for service as a non-executive employee and compensation received by a Director for former service as an interim executive Chairman of the Board or an interim Chief Executive Officer need not be considered) from the Company, other than Director (including chairman) and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service) and such Director shall not be considered to be independent until three years after he or she, or his or her immediate family member, ceases to receive more than US$100,000 per year in such compensation;

(c)	the Director is affiliated with, a partner of or employed by a present or former internal or external auditor of the Company (or has an immediate family member who is affiliated with or employed in a professional capacity by such firm) and such Director shall not be considered to be independent until three years after the end of the affiliation of the employment or auditing relationship;

(d)	the Director is, or has an immediate family member who is, employed as an executive officer of an entity in which any executive of the Company serves on that other entity’s compensation committee and such Director shall not be considered to be independent until three years after the end of such service or the employment relationship;

(e)	the Director is a current executive officer or employee, or has an immediate family member who is a current executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds (i) the greater of US$1 million, or two percent of such other companies consolidated gross revenues or (ii) five percent of the consolidated gross revenues of the Company, and such Director shall not be considered to be independent until three years after falling below such threshold;

(f)	the direct or indirect acceptance by a Director of any consulting, advisory or other compensatory fee from the Company, other than Director (including chairman) and committee fees and pension or other deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service). Indirect acceptance includes acceptance of such a fee by an immediate family member of the Director or by an entity in which such Director is a partner, a member, or an officer such as a managing director occupying a comparable position or executive officer, or a person who occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company;

(g)	a Director is an “Affiliated Person” of the Company; or

(h)	the Company beneficially owns five percent or more of any class of equity securities of an entity that is controlled by the Director or for which the Director is an executive officer.
For purposes of these determinations, the following relationships are presumed not to affect whether a Director will be considered to be independent:
(i)	the direct or indirect beneficial ownership by a Director of equity or other securities of the Company; provided that the Director does not have beneficial ownership, either directly or indirectly, of greater than five percent of any class of equity or other type of securities issued by the Company;

(j)	where the Director has a relationship of the type described in paragraphs (b), (e) and (h) above but is not deemed not to be independent in accordance with such paragraphs;

(k)	absent the specific application of any other independence standard, any relationship between the Company and an entity will be deemed not relevant to a Director who is a non-management director, advisor, consultant or a retired officer of such entity unless the Board determines otherwise;

(l)	where the Director is a director (including chairman of the board) of an entity that sells products and/or services that compete with the products and/or services sold by the Company and the competitive sales of the Company are less than five percent of the revenue of the Company in the most recently completed fiscal year;

(m)	the payment by the Company or the agreement by the Company to make payments, either directly or indirectly, to a charitable organization or educational organization of which the Director is an executive officer or director, if such payments do not exceed the greater of 2 percent of the charity or educational organization’s gross revenues and US$1 million in any of the past three fiscal years.
Transition Rules
With respect to independence determinations made prior to November 4, 2004, the Board of Directors will apply the independence standards listed above by referring to the prior year, as opposed to the prior three year periods referred to above. After November 4, 2004, the Board of Directors will apply the independence standards with reference to the full three year periods referred to above.
Definitions
For purposes of these independence standards:

“Company” means Nortel Networks Corporation (or Nortel Networks Limited, as applicable), and its subsidiaries, and its parents, if any, that are required under United States generally accepted accounting principles to be consolidated with the financial statements of Nortel Networks Corporation (or Nortel Networks Limited, as applicable).
“affiliated person” of the Company mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company; where control is the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise. A person will not be deemed to be in control of a specified person if the person is not the beneficial owner, directly or indirectly, of more than 10 percent of any class of equity voting securities of the specified person and is not an executive officer of the specified person. An executive officer, general partner and managing member of an affiliate, as well as a director who is also an employee of an affiliate will also be deemed to be affiliates. Directors of Nortel Networks Corporation and Nortel Networks Limited, who have no other affiliation with the corporations other than their directorships, are deemed not to be affiliated persons by virtue of their directorships with both companies.
“executive officer” of an entity means a chair or vice-chair (where the person performs the function on a full-time basis), president, vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer of the entity or any of its subsidiaries performing a policy making function in respect of the entity and any other person who performs a similar function in respect of the entity.
“immediate family member” means a person’s spouse, parents, children, siblings, mothers, fathers, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than a domestic employee) who shares such person’s home.
Effective February 22, 2008

SCHEDULE A — APPROVAL OF AMENDMENTS TO NORTEL 2005
STOCK INCENTIVE PLAN RESOLUTION
RESOLVED:
1.	The amendments to the Nortel 2005 Stock Incentive Plan, As Amended and Restated, as described in this Proxy Circular and Proxy Statement, are hereby approved; and

2.	Any officer of Nortel Networks Corporation is hereby authorized to sign and deliver for and on behalf of Nortel Networks Corporation all such documents and to do all such other acts as such officer may consider necessary or desirable to give effect to the foregoing.

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SCHEDULE B — APPROVAL OF INCREASE IN NUMBER OF SHARES
AVAILABLE UNDER THE STOCK PURCHASE PLANS
RESOLVED:
1.	The Stock Plans Share Increase Amendment, as described in this Proxy Circular and Proxy Statement, are hereby approved; and

2.	Any officer of Nortel Networks Corporation is hereby authorized to sign and deliver for and on behalf of Nortel Networks Corporation all such documents and to do all such other acts as such officer may consider necessary or desirable to give effect to the foregoing.

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SCHEDULE C — APPROVAL OF THE NORTEL U.S. STOCK PURCHASE PLAN
RESOLVED:
1.	The U.S. Plan as amended by the Participation Plan Amendment, as described in this Proxy Circular and Proxy Statement, is hereby approved; and

2.	Any officer of Nortel Networks Corporation is hereby authorized to sign and deliver for and on behalf of Nortel Networks Corporation all such documents and to do all such other acts as such officer may consider necessary or desirable to give effect to the foregoing.

C-1

YOU ARE A REGISTERED SHAREHOLDER FOR THESE SHARES
Computershare Trust Company of Canada 9th Floor, 100 University Avenue Toronto Ontario M5J 2Y1 Telephone 1-800-834-9814 514-982-7555 Facsimile 416-263-9524 1-866-249-7775 Nortel@computershare.com 123 (Eastern Daylight Time) Security Class Holder Account Number Please print in ink inside the area as shown in this example. Fold
This proxy is solicited by the management and the board of directors of Nortel Networks Corporation (“Nortel”) for use at the annual meeting of shareholders (the “Meeting”) to be held at the Nortel Carling Campus, Lab 6, 3500 Carling Avenue, Nepean, Ontario on Wednesday May 7, 2008, at 10:00 a.m. (local time), or any postponements or adjournments of the Meeting. Notes to form of proxy
1. You may appoint a different person or company (with appropriate documentation), who need not be a shareholder, to attend and act on your behalf at the Meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). The common shares represented by this form of proxy may be voted or withheld/abstained from voting in the discretion of the proxyholder with respect to amendments or variations to the matters identified in the notice of meeting and with respect to other matters that may properly be brought before the Meeting.
2. If the common shares represented by this form of proxy are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered owners should sign this form of proxy. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this form of proxy with signing capacity stated.
3. This form of proxy should be signed in the exact manner as the name appears above.
4. If this form of proxy is not dated, it will b be vote deemed to bear the date on which it was mailed to you.
5. The common shares represented by this form of proxy will be voted or withheld/abstained from voting as you direct; however, if you do not direct your vote in respect of any matter, this form of proxy willed as recommended by management of Nortel in respect of such matter.
6. This proxy should be read in conjunction with the accompanying documentation provided by management and the board of directors of Nortel.
VOTE USING THE INTERNET OR BY FACSIMILE 24 HOURS A DAY, 7 DAYS A WEEK! Voting by mail or by facsimile are the only voting methods for common shares held in the name of a corporation or common shares being voted on behalf of another individual. Fold Voting by mail, by facsimile or by Internet are the only voting methods by which a holder may appoint a person as proxy other than the nominees named on the reverse of this form of proxy. View documents electronically. You can enroll to view future shareholder communications electronically after you vote using the Internet. Even if you don’t vote online, you can still enroll by following the instructions below. www.nortel.com/shareholders, or communications electronically, after you and the U.S. There is NO CHARGE for this call. www.investorvote.com/nortel. vote using the Internet. If you do not vote • Fax to 416-263-9524 for calls outside Canada • Enter your Holder Account Number and Access online, you can still enroll by visiting and the U.S. Number and follow the instructions on the screen. www.nortel.com/shareholders, or by going directly to www.computershare.com (click “Enroll for e-delivery” under the Shareholder Services menu). If you choose to vote using the Internet or by facsimile, do not mail back this form of proxy. CONTROL NUMBER HOLDER ACCOUNT NUMBER ACCESS NUMBER 00J2KC Your proxy must be received by Computershare Trust Company of Canada by 10:00 a.m., Eastern Daylight Time, on Monday, May 5, 2008 or the last business day prior to any postponed or adjourned Meeting or otherwise received by our Corporate Secretary prior to the commencement of the Meeting or any postponed or adjourned Meeting. THANK YOU
Your proxy must be received by Computershare Trust Company of Canada by 10:00 a.m., Eastern Daylight Time, on Monday, May 5, 2008 or the last business day prior to any postponed or adjourned Meeting or otherwise received by our Corporate Secretary prior to the commencement of the Meeting or any postponed or adjourned Meeting as described in the accompanying documentation.

Appointment of Proxy I/We being shareholder(s) of Nortel Networks Print the name of the person you are appointing Corporation hereby appoint:as your proxyholder if this person is someone Harry J. Pearce, or failing him Mike S. Zafirovski, or failing him OR other than Harry J. Pearce, Mike S. Zafirovski or Gordon A. Davies Gordon A. Davies. as my/our proxy with full power of substitution and to vote or withhold/abstain from voting in accordance with the following directions (or if no directions have been given, as the proxyholder sees fit) and in his/her discretion on all other matters that may come before the Meeting.
1. Election of Directors -The board of directors recommends that you vote FOR the following nominees proposed by management: Withhold /Withhold /Withhold /For Abstain For Abstain For Abstain Fold 01. Jalynn H. Bennett 05. John A. MacNaughton 09. Harry J. Pearce 02. Dr. Manfred Bischoff 06. The Hon. John P. Manley 10. John D. Watson 03. The Hon. James B. Hunt, Jr. 07. Richard D. McCormick 11. Mike S. Zafirovski 04. Dr. Kristina M. Johnson 08. Claude Mongeau Withhold / 2. Appointment of Independent Auditors For Abstain The board of directors recommends that you vote FOR the appointment of KPMG LLP as independent auditors. Withhold /For Against Abstain 3. Nortel 2005 Stock Incentive Plan The board of directors recommends that you vote FOR the amendments to the Nortel 2005 Stock Incentive Plan, As Amended and Restated. 4. Nortel Stock Purchase Plans The board of directors recommends that you vote FOR the amendments to the Nortel Global Stock Purchase Plan, As Amended and Restated, the Nortel Fold As Amended. U.S. Stock Purchase Plan, As Amended and Restated and the Nortel Stock Purchase Plan for Members of the Nortel Savings and Retirement Program,
5. Nortel U.S. Stock Purchase Plan The board of directors recommends that you vote FOR the adoption of the Nortel U.S. Stock Purchase Plan, As Amended and Restated. Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed. I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any form of proxy previously given with respect to the meeting. If no voting preferences are indicated above, this form of proxy will be voted as recommended by management of Nortel. Signature(s) Date — Day Month Year Interim Financial Statements Mark this box if you would like to receive interim financial statements and accompanying Mark this box if you plan to attend the meeting. Management’s Discussion and Analysis by mail. 5 Form of Proxy english.pdf AR6 NTEQ 00J2LC

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